As filed with the Securities and Exchange Commission on August 18, 2023

Registration Nos. 333-           and

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD CORPORATION	BROOKFIELD REINSURANCE LTD.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Not Applicable (Translation of Registrant’s name into English)	Not Applicable (Translation of Registrant’s name into English)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Bermuda (State or other jurisdiction of incorporation or organization)

6512 (Primary Standard Industrial Classification Code Numbers)	6399 (Primary Standard Industrial Classification Code Numbers)

Not Applicable (IRS Employer Identification Numbers)	Not Applicable (IRS Employer Identification Numbers)

Swati Mandava Brookfield Corporation Brookfield Place 181 Bay Street, Suite 100 Toronto, Ontario, Canada M5J 2T3 Telephone: (416) 363-9491	Anna Knapman-Scott Ideation House, First Floor 94 Pitts Bay Road, Pembroke, Bermuda HM08 Telephone: (416) 956-5141
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brookfield Asset Management LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281-1023

(212) 417-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service of the Registrants)

Copies to:

Mile T. Kurta Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Karrin Powys-Lybbe Torys LLP 79 Wellington Street West 30th Floor Toronto, Ontario, Canada M5K 1N2 (416) 865-0400

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☒

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP (as defined below), indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this document may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document is not an offer to sell these securities, and no person is soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This document is important and requires your immediate attention. If you are in doubt as to any aspect of the document, you should consult your investment dealer, broker, lawyer or other professional adviser. The Offer has not been approved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer, upon the securities offered pursuant to the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is a criminal offence.

PRELIMINARY AND SUBJECT TO CHANGE, DATED AUGUST 18, 2023

August 18, 2023

BROOKFIELD REINSURANCE LTD.

OFFER TO EXCHANGE

up to 40,000,000 of issued and outstanding Class A Limited Voting Shares of

BROOKFIELD CORPORATION

for up to 40,000,000 of class A-1 exchangeable non-voting shares of Brookfield Reinsurance Ltd.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (EASTERN TIME) ON ●, 2023 UNLESS THE OFFER IS EXTENDED (the “Expiration Time”) OR WITHDRAWN.

Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”, “company”, “we”, “our” or “us”) hereby offers (the “Offer”) to exchange, upon the terms and subject to the conditions described herein, up to 40,000,000 Class A Limited Voting Shares of Brookfield Corporation (“Brookfield Class A Shares”, and each, a “Brookfield Class A Share”), including the Brookfield Class A Shares that may become issued and outstanding after the date of the Offer and prior to the Expiration Time upon the exercise of options or any other rights to acquire the Brookfield Class A Shares (such options or rights, the “Other Securities”) for newly-issued class A-1 exchangeable non-voting shares of Brookfield Reinsurance (“class A-1 exchangeable shares”, and each, a “class A-1 exchangeable share”). Under U.S. securities laws, Brookfield Corporation may also be deemed an offeror with respect to the Offer.

Under the Offer, each holder of Brookfield Class A Shares (each, a “Brookfield Shareholder”, and collectively, “Brookfield Shareholders”) who has properly tendered Brookfield Class A Shares, and who has not properly withdrawn such Brookfield Class A Shares, will receive one class A-1 exchangeable share for each Brookfield Class A Share tendered, on the terms and subject to the conditions of the Offer, including the provisions relating to pro-ration described in this document.

The class A-1 exchangeable shares will be: (i) exchangeable into Brookfield Class A Shares; and (ii) convertible into class A exchangeable limited voting shares of Brookfield Reinsurance (“class A exchangeable shares”, and together with the class A-1 exchangeable shares, the “exchangeable shares”), in each case on a one-for-one basis and on the terms described in this document. Each class A exchangeable share of our company is also exchangeable with Brookfield Corporation at the option of the holder for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Corporation), subject to certain limitations. See Section 1 of the Circular (as defined herein), “Information with respect to Brookfield Reinsurance”.

The Offer is subject to a number of conditions, including the Listing Condition (as defined herein). Brookfield Reinsurance, subject to applicable law, including Rule 14e-1(c) under the United States Securities Exchange Act of 1934 (the “Exchange Act”), reserves the right to terminate the Offer and not take up and exchange any Brookfield Class A Shares tendered in the Offer if the conditions to the Offer are not satisfied or, where permitted, waived. See Section 8 of the Offer to Exchange (as defined herein), “Conditions to the Offer”.

The purpose of the Offer is to increase the equity base and market capitalization of Brookfield Reinsurance, which operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions, and which in turn will position Brookfield Reinsurance for future growth. Brookfield Reinsurance is a “paired entity” to Brookfield Corporation by virtue of (i) the exchangeable shares (A) being exchangeable into Brookfield Class A Shares on a one-for-one basis and (B) receiving distributions at the same time and in the same amounts as dividends on the Brookfield Class A Shares, and (ii) Brookfield Corporation owning 100% of the class C shares (as defined herein). These features enable the Offer to be structured so that the equity base and market capitalization of Brookfield Reinsurance can be enhanced without any dilution to Brookfield Shareholders. The Offer also provides Brookfield Shareholders with an alternative, efficient means through which to hold an interest in overall Brookfield. While each class A-1 exchangeable share is exchangeable for a Brookfield Class A Share on a one-for-one basis, Brookfield Class A Shares are not by their terms exchangeable for class A-1 exchangeable shares. The Offer therefore provides an important opportunity for holders of Brookfield Class A Shares that would prefer to hold more of their interest in overall Brookfield through the ownership of exchangeable shares of Brookfield Reinsurance, which represents an alternative security through which to hold an interest in Brookfield Corporation. Following the completion of the Offer, it is expected that the Brookfield Class A Shares tendered in the Offer will either be returned to Brookfield Corporation for cancellation or, subject to applicable law and regulatory requirements, retained by Brookfield Reinsurance. The class A-1 exchangeable shares being offered are non-voting in order to address, among other things, certain insurance regulations applicable to Brookfield Reinsurance, which generally prohibit any person from owning more than 10% of the voting shares of our company without having received the requisite regulatory approvals. Following the Offer, investors who desire to do so will have the right to convert their class A-1 exchangeable shares into class A exchangeable shares on a one-for-one basis, subject to the conditions described in more detail in this document. See Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital”, Section 5 of the Circular, “Purpose of and Background to the Offer” and Section 10 of the Offer, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

At its annual general and special meeting of shareholders held on August 17, 2023 (the “Brookfield Reinsurance Meeting”), Brookfield Reinsurance received shareholder approval to issue up to a maximum of 101,899,808 exchangeable shares, during the twelve-month period from the date of the Brookfield Reinsurance Meeting, in connection with one or more exchange transactions whereby Brookfield Shareholders would have the option to exchange their Brookfield Class A Shares for newly-issued class A exchangeable shares and/or class A-1 exchangeable shares of Brookfield Reinsurance on a one-for-one basis (the “Share Issuance”).

The Brookfield Class A Shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BN”. On August 14, 2023, the closing price of the Brookfield Class A

Shares on the NYSE and the TSX was $34.65 and C$46.75, respectively. The class A exchangeable shares are listed on the NYSE and the TSX under the symbol “BNRE”. On August 14, 2023, the closing price of the class A exchangeable shares on the NYSE and the TSX was $34.34 and C$46.21, respectively.

There is currently no public market for our class A-1 exchangeable shares. We intend to apply to list our class A-1 exchangeable shares on the NYSE under the symbol “BNRE.A”. We expect that trading of our class A-1 exchangeable shares will commence on ●, 2023. The listing of our class A-1 exchangeable shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE. The NYSE has not authorized our listing application and there is no assurance that the NYSE will authorize the listing application. The TSX has conditionally approved the listing of our class A-1 exchangeable shares on the TSX under the symbol “BNRE.A”. The listing of our class A-1 exchangeable shares on the TSX is subject to our company fulfilling all of the requirements of the TSX on or before October 31, 2023. The Offer is subject to a number of conditions, including the Listing Condition.

As of August 15, 2023, there were 10,450,952 class A exchangeable shares and 1,638,077,866 Brookfield Class A Shares issued and outstanding. The maximum of 40,000,000 Brookfield Class A Shares that Brookfield Reinsurance is offering to exchange pursuant to the Offer represents 2.44% of the total number of 1,638,077,866 Brookfield Class A Shares issued and outstanding as of August 15, 2023. Assuming the Offer is fully subscribed and assuming that the Brookfield Class A Shares tendered for exchange will be returned by Brookfield Reinsurance to Brookfield Corporation, and subsequently cancelled by Brookfield Corporation, after giving effect to the Offer, there will be 10,450,952 class A exchangeable shares, 40,000,000 class A-1 exchangeable shares and 1,598,077,866 Brookfield Class A Shares issued and outstanding. See Section 3 of the Offer to Exchange, “Number of Brookfield Class A Shares and Pro-Ration of Tenders”.

The securities offered in the Offer involve certain risks. For a discussion of risk factors that you should consider in evaluating the Offer, see the section entitled “Risk Factors” beginning on page 21.

Neither the SEC nor any state securities commission has approved or disapproved of the transaction or the securities to be delivered in connection with the Offer, passed upon the merits or fairness of transaction, or passed upon the adequacy or accuracy of the disclosure in the document. Any representation to the contrary is a criminal offense.

Shareholders should carefully consider the income tax consequences of the Offer. See the sections entitled “Certain Material Canadian Federal Income Tax Considerations” beginning on page 88 and “Certain Material United States Federal Income Tax Considerations” beginning on page 72.

CURRENCY OF INFORMATION AND MEANING OF CERTAIN REFERENCES

Unless otherwise indicated, information in this document is given as of August 18, 2023.

Unless the context requires otherwise, the terms “we”, “us”, “our”, “Brookfield Reinsurance” or the “company” means Brookfield Reinsurance Ltd. together with all of its subsidiaries and the term “Brookfield” means Brookfield Corporation (formerly Brookfield Asset Management Inc.), its subsidiaries and controlled companies, including, unless the context otherwise requires, BAM (as defined herein), and any investment fund sponsored, managed or controlled by Brookfield Corporation or its subsidiaries, and does not, for greater certainty, include us or Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC and its subsidiaries.

HISTORICAL PERFORMANCE AND MARKET DATA

This document contains information relating to our business as well as historical performance and market data. When considering this data, you should bear in mind that historical results and market data may not be indicative of the future results that you should expect from us or Brookfield.

FINANCIAL INFORMATION

The financial information contained in this document is presented in United States dollars. In this document, all references to “$” are to United States dollars and references to “C$” are to Canadian dollars.

The financial statements of Brookfield Reinsurance incorporated by reference herein have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The financial statements of Brookfield Corporation incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) as permitted by securities regulators in Canada, as well as in the United States under the status of a “foreign private issuer” under the Exchange Act.

MARKET DATA AND INDUSTRY DATA

Market and industry data presented throughout, or incorporated by reference in, this document was obtained from third party sources, industry publications and publicly available information, as well as industry and other data prepared by us and Brookfield on the basis of our collective knowledge of the Canadian, U.S. and international markets and economies (including estimates and assumptions relating to these markets and economies based on that knowledge). We believe that the market and economic data is accurate and that the estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data used throughout this document, or incorporated by reference herein, are not guaranteed and we do not make any representation as to the accuracy of such information. Although we believe it to be reliable, we have not independently verified any of the data from third party sources referred to or incorporated by reference in this document, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources.

FORWARD LOOKING STATEMENTS

In addition to historical information, this document contains “forward-looking information” and “forward looking statements” within the meaning of applicable securities laws, including those described under the heading “Risk Factors” in this document and under the headings “Risk Relating to Our Operating Subsidiaries and Industry” and “Risks Relating to Regulation” in Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A (as defined herein), under the heading “Risk Factors” in Brookfield Reinsurance’s Annual Report (as defined herein) and under the heading “Business Environment and Risks” in Brookfield Corporation’s Annual Report (as defined herein), each incorporated by reference herein. Forward-looking information may relate to Brookfield Reinsurance’s and Brookfield’s outlook and anticipated events or results and may include information regarding the financial position, business strategy, growth strategy, budgets, operations, financial results, taxes, dividends, distributions, plans and objectives of the company. Particularly, information regarding future results, performance, achievements, prospects or opportunities of Brookfield Reinsurance, Brookfield Corporation or the Canadian, U.S. or international markets is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or

“does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. Forward-looking information contained in this document includes, but is not limited to, the expected timetable for the Offer; statements relating to the results, effects and timing of the Offer; statements relating to the AEL Acquisition (as defined herein), including the expected timing of closing of the AEL Acquisition; the expected timing of the dividend or distribution on the class C shares or the Preferred Shares (as defined herein), or other similar transaction, by Brookfield Reinsurance to Brookfield Corporation; the tax treatment of Brookfield Shareholders; the anticipated effects of the Offer; and expected benefits of tendering to the Offer, both to Brookfield Reinsurance and to Brookfield Shareholders.

The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

Brookfield Reinsurance cautions that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this document and should not be relied upon as representing our views as of any date subsequent to the date of this document. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law.

For further information, see also the section entitled “Risk Factors” beginning on page 21 and the sections entitled “Risk Relating to Our Operating Subsidiaries and Industry” and “Risks Relating to Regulation” in Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A, the section entitled “Risk Factors” in Brookfield Reinsurance’s Annual Report and the section entitled “Business Environment and Risks” in Brookfield Corporation’s Annual Report, each of which is incorporated by reference in this document, for a discussion of the risk factors applicable to Brookfield Reinsurance’s business and an investment in our exchangeable shares and the risk factors applicable to Brookfield Corporation’s business and an investment in Brookfield Class A Shares. Copies of our and Brookfield Corporation’s continuous disclosure filings are available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR+ at www.sedarplus.ca. Readers are cautioned not to put undue reliance on forward-looking statements. Brookfield Reinsurance and Brookfield Corporation disclaim any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

NOTICE TO BROOKFIELD SHAREHOLDERS IN THE UNITED STATES

In connection with the Offer, Brookfield Reinsurance and Brookfield Corporation have filed with the SEC a registration statement on Form F-4. This document, which forms a part of the Form F-4, constitutes a prospectus and offer to exchange with respect to the Offer. BROOKFIELD SHAREHOLDERS ARE URGED TO READ SUCH REGISTRATION STATEMENT, AS AMENDED, AND THIS DOCUMENT AND ANY AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE OFFER, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS, AS EACH BECOMES AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT BROOKFIELD REINSURANCE, BROOKFIELD CORPORATION AND THE OFFER. The financial statements of Brookfield Corporation incorporated by reference herein have been prepared in accordance with IFRS, and thus may not be comparable to financial statements of U.S. companies.

v

Brookfield Shareholders in the United States should be aware that the disposition of their Brookfield Class A Shares and the acquisition of class A-1 exchangeable shares by them as described in this document may have tax consequences both in the United States and in Canada. Brookfield Shareholders should be aware that owning class A-1 exchangeable shares may subject them to tax consequences both in the United States and in Canada. Such consequences for Brookfield Shareholders who are resident in, or citizens of, the United States may not be described fully in this document. Brookfield Shareholders are encouraged to consult their tax advisers. See Section 14 of the Circular, “Certain Material United States Federal Income Tax Considerations” and Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations”.

The enforcement by Brookfield Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of Brookfield Reinsurance and Brookfield Corporation is formed under the laws of a non-U.S. jurisdiction, that some of their respective officers and directors may reside outside of the United States, that some or all of the experts named in this document may reside outside of the United States and that a substantial portion of the assets of Brookfield Reinsurance and Brookfield Corporation and such persons may be located outside the United States. Shareholders in the United States may not be able to sue Brookfield Reinsurance and Brookfield Corporation or their respective officers or directors in a non-U.S. court for violation of United States federal securities laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.

The Offer is not subject to Section 14(d) of the Exchange Act, or Regulation 14D promulgated by the SEC thereunder. However, under U.S. securities laws, Brookfield Corporation may be deemed an offeror with respect to the Offer and therefore Brookfield Corporation has filed with the SEC an Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”), which contains additional information with respect to the Offer. The Schedule TO, including the exhibits and any amendments and supplements to that document, may be examined, and copies may be obtained, at the same places and in the same manner set forth under Section 1 of the Circular, “Information with respect to Brookfield Reinsurance.” The Schedule TO will be amended to report any material changes in the terms of the Offer and to report the final results of the Offer as required by Rules 13e-4(c)(3) and 13e-4(c)(4) under the Exchange Act.

Brookfield Reinsurance, Brookfield Corporation or their respective affiliates and any adviser, broker or other person acting as the agent for, or on behalf of, or in concert with such persons, directly or indirectly, may bid for, make purchases of or make arrangements to purchase Brookfield Class A Shares outside the Offer pursuant to open market transactions at prevailing prices. Such bids, purchases or arrangements to purchase may be made during the period of the Offer or after expiration of the Offer.

ABOUT THIS DOCUMENT

Any statement contained in this document will be deemed to be modified or superseded for the purposes of this document to the extent that a statement contained herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, in its unmodified or non-superseded form, to constitute a part of this document.

(continued)

QUESTIONS AND ANSWERS ABOUT THE OFFER

This summary term sheet is solely for the convenience of Brookfield Shareholders and is qualified in its entirety by references to the full text and more specific details of the Offer described elsewhere in this document. We urge you to read this entire document, the related Letter of Transmittal and Notice of Guaranteed Delivery carefully and in their entirety as they contain a complete discussion of the Offer. Brookfield Shareholders are also urged to discuss their decisions with their financial, tax and legal advisers.

Who is offering to exchange my Brookfield Class A Shares?	Brookfield Reinsurance is offering to exchange one class A-1 exchangeable share for each Brookfield Class A Share tendered in the Offer, subject to pro-ration in the event that the total number of Brookfield Class A Shares tendered exceeds the maximum number of class A-1 exchangeable shares offered. Under U.S. securities laws, Brookfield Corporation may also be deemed an offeror with respect to the Offer. See Section 1 of the Offer to Exchange, “The Offer”.

Why is Brookfield Reinsurance making the Offer?	The purpose of the Offer is to increase the equity base and market capitalization of Brookfield Reinsurance, which operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions, and which in turn will position Brookfield Reinsurance for future growth. Brookfield Reinsurance is a “paired entity” to Brookfield Corporation by virtue of (i) the exchangeable shares (A) being exchangeable into Brookfield Class A Shares on a one-for-one basis and (B) receiving distributions at the same time and in the same amounts as dividends on the Brookfield Class A Shares, and (ii) Brookfield Corporation owning 100% of the class C shares. These features enable the Offer to be structured so that the equity base and market capitalization of Brookfield Reinsurance can be enhanced without any dilution to Brookfield Shareholders. The Offer also provides Brookfield Shareholders with an alternative, efficient means through which to hold an interest in overall Brookfield. While each class A-1 exchangeable share is exchangeable for a Brookfield Class A Share on a one-for-one basis, Brookfield Class A Shares are not by their terms exchangeable for class A-1 exchangeable shares. The Offer therefore provides an important opportunity for holders of Brookfield Class A Shares that would prefer to hold more of their interest in overall Brookfield through the ownership of exchangeable shares of Brookfield Reinsurance, which represents an alternative security through which to hold an interest in Brookfield Corporation. The class A-1 exchangeable shares being offered are non-voting in order to address, among other things, certain insurance regulations applicable to Brookfield Reinsurance, which generally prohibit any person from owning more than 10% of the voting shares of our company without having received the requisite regulatory approvals. Following the Offer, investors who desire to do so will have the right to convert their class A-1 exchangeable shares into class A exchangeable shares on a one-for-one basis, provided that no holder will be permitted to convert their class A-1 exchangeable shares, and our company will not effect any conversions of class A-1 exchangeable shares, into class A exchangeable shares unless the requesting holder has provided evidence satisfactory to the company that such holder or its affiliate either (i) will not, after giving effect to the conversion, have control or direction over more than 9.9% of the outstanding class A exchangeable shares or (ii) has received all necessary regulatory approval to obtain more than 9.9% of the class A exchangeable shares, as determined by our company acting reasonably. See Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital” and Section 5 of the Circular, “Purpose of and Background to the Offer”.

In the event that there is sufficient interest in the Offer from Brookfield Shareholders, our company may from time to time provide Brookfield Shareholders with other opportunities to increase their ownership of our exchangeable shares by way of further exchange offers, or private reverse exchange transactions or other similar transactions.

Who are Brookfield Reinsurance’s significant shareholders?

Brookfield Corporation owns all of the issued and outstanding class C shares, which are non-voting and entitle Brookfield Corporation to the residual value in our company after payment in full of the amount due to holders of exchangeable shares and class B shares and subject to the prior rights of holders of our Preferred Shares. This residual economic interest, together with the mechanisms to create economic equivalence between the class A exchangeable shares and Brookfield Class A Shares, creates alignment between the interests of Brookfield Corporation, our company and the holders of our exchangeable shares.

All of our class B shares are held in a voting trust, which we refer to as the BNRE Partnership. The class B shares entitle the BNRE Partnership to elect one-half of our board. The beneficial interests in the BNRE Partnership, and the voting interests in its trustee, are held as follows: (i) Bruce Flatt (48%), (ii) Brian W. Kingston (19%), and (iii) Sachin G. Shah, Anuj Ranjan, Connor Teskey, Cyrus Madon and Sam J. B. Pollock (33% in equal parts). As such, no single individual or entity controls the BNRE Partnership. See Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation”.

How will owning a class A-1 exchangeable share be different from owning a Brookfield Class A Share?

The class A-1 exchangeable shares are non-voting in order to address, among other things, certain insurance regulatory restrictions on ownership or control of our company but are otherwise intended to be economically equivalent in all respects to our class A exchangeable shares and the Brookfield Class A Shares.

Each class A-1 exchangeable share will be: (a) exchangeable for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form and payment to be determined at the election of Brookfield Corporation); and (b) convertible into one class A exchangeable share. No holder will be permitted to convert their class A-1 exchangeable shares into class A exchangeable shares unless the requesting holder has provided evidence satisfactory to our company that such holder, or its affiliate, either (i) will not, after giving effect to the conversion, have control or direction over more than 9.9% of the outstanding class A exchangeable shares or (ii) has received all necessary regulatory approval to obtain more than 9.9% of the class A exchangeable shares, as determined by our company acting reasonably.

Each class A exchangeable share is, at the option of the holder, exchangeable for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form and payment to be determined at the election of Brookfield Corporation).

Brookfield Shareholders exchanging their Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer will have different rights once they become shareholders of Brookfield Reinsurance. These material differences are described in Section 20 of the Circular, “Comparison of Shareholder Rights”.

Are there any conditions to the Offer?	Yes. The Offer is subject to a number of conditions, including the Listing Condition. Brookfield Reinsurance, subject to applicable law, including Rule 14e-1(c) under the Exchange Act, reserves the right to terminate the Offer and not take up and exchange any Brookfield Class A Shares tendered in the Offer if the conditions to the Offer are not satisfied or, where permitted, waived. See Section 8 of the Offer to Exchange, “Conditions to the Offer”.

Where will I be able to trade the class A-1 exchangeable shares?

There is currently no public market for our class A-1 exchangeable shares. We intend to apply to list our class A-1 exchangeable shares on the NYSE under the symbol “BNRE.A”. The listing of our class A-1 exchangeable shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE. The NYSE has not authorized our listing application and there is no assurance that the NYSE will authorize the listing application. The TSX has conditionally approved the listing of our class A-1 exchangeable shares on the TSX under the symbol “BNRE.A”. Listing is subject to our company fulfilling all of the requirements of the TSX on or before October 31, 2023. The Offer is subject to a number of conditions, including the Listing Condition.

We expect that trading of our class A-1 exchangeable shares will commence on ●, 2023.

How many class A-1 exchangeable shares will Brookfield Shareholders be entitled to receive per Brookfield Class A Share tendered?	Brookfield Shareholders will be entitled to receive one class A-1 exchangeable share for each Brookfield Class A Share tendered, upon the terms and subject to the conditions of the Offer, provided that the number of class A-1 exchangeable shares exchanged pursuant to the Offer will be pro-rated in the event that the total number of Brookfield Class A Shares tendered exceeds 40,000,000.

How many Brookfield Class A Shares will Brookfield Reinsurance exchange in the Offer?

Brookfield Reinsurance is offering to exchange up to 40,000,000 Brookfield Class A Shares, which represents approximately 2.44% of Brookfield Class A Shares. Since we will not know the number of Brookfield Class A Shares tendered in the Offer until after the Expiration Time (as defined herein), we will not determine the exact number of Brookfield Class A Shares that we will exchange until after the Expiration Time.

See Section 3 of the Offer to Exchange, “Number of Brookfield Class A Shares and Pro-Ration of Tenders”.

What will happen if more than 40,000,000 Brookfield Class A Shares are tendered in the Offer?

If the number of Brookfield Class A Shares properly tendered and not properly withdrawn pursuant to the Offer exceeds 40,000,000 Brookfield Class A Shares, then we will exchange the Brookfield Class A Shares on a pro rata basis according to the total number of Brookfield Class A Shares tendered by Brookfield Shareholders (with adjustments to avoid the exchange of fractional Brookfield Class A Shares).

See Section 3 of the Offer to Exchange, “Number of Brookfield Class A Shares and Pro-Ration of Tenders”.

What will happen to the Brookfield Class A Shares that are exchanged in the Offer?	Following the completion of the Offer, it is expected that the Brookfield Class A Shares tendered in the Offer will either be returned to Brookfield Corporation for cancellation or, subject to applicable law and regulatory requirements, retained by Brookfield Reinsurance. In either case, given that Brookfield Reinsurance is a “paired entity” with Brookfield Corporation, the Offer is not dilutive to Brookfield Reinsurance or Brookfield Corporation. See Section 10 of the Offer, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

Will I receive distributions as a shareholder of Brookfield Reinsurance?

Yes. The Brookfield Reinsurance Board of Directors may declare distributions, at its discretion, in the form of a dividend or a distribution made pursuant to a capital reduction resulting in a dividend or a combination, each of which we refer to as a distribution. Distributions on our class A exchangeable shares and our class A-1 exchangeable shares will be paid at the same time and in the same amount as cash dividends are paid on the Brookfield Class A Shares to provide holders of exchangeable shares with an economic return equivalent to holders of Brookfield Class A Shares.

Subject to completion of the Offer, we expect to commence paying distributions on our class A-1 exchangeable shares on or about December 29, 2023.

Are there risks associated with owning the class A exchangeable shares or class A-1 exchangeable shares?	Yes, the Offer, our business and the ownership of exchangeable shares are subject to both general and specific risks and uncertainties. Owning Brookfield Class A Shares is also subject to risks. For a discussion of the factors that you should consider, see “Risk Factors” in this document as well as the risks described under the heading “Risk Factors” in Brookfield Reinsurance’s Annual Report and under the heading “Business Environment and Risks” in Brookfield Corporation’s Annual Report, each of which is incorporated by reference herein.

Will I be entitled to fractional shares?	No. Brookfield Reinsurance will not take up or deliver any fractional shares in connection with the Offer. If necessary to avoid the creation of a fractional share, the number of Brookfield Class A Shares to be acquired from a Brookfield Shareholder will be rounded down to the closest whole number, and the remaining whole number of Brookfield Class A Shares not acquired will be returned to the tendering Brookfield Shareholders.

How long do I have to tender my Brookfield Class A Shares?

You may tender your Brookfield Class A Shares prior to the Expiration Time. The Offer will expire on ●, 2023 at 5:00 p.m. (Eastern time), unless Brookfield Reinsurance extends or terminates the Offer prior to such time. Brookfield Reinsurance may choose to extend or vary the terms and conditions of the Offer by giving notice, at any time and for any reason, subject to applicable laws. See Section 9 of the Offer to Exchange, “Extension of the Expiration Time, Variation or Change of the Offer”.

If your Brookfield Class A Shares are held through a broker, dealer, commercial bank, trust company or other nominee, you must request that your broker, dealer, commercial bank, trust company or other nominee tender your Brookfield Class A Shares for you. If your Brookfield Class A Shares are so held, you should immediately contact such nominee in order to take the necessary steps to be able to tender such Brookfield Class A Shares under the Offer. In addition, it is likely that such broker, dealer, commercial bank, trust company or other nominee has an earlier deadline, for administrative reasons, for you to act to instruct such nominee to tender Brookfield Class A Shares on your behalf. We urge you to contact your broker, dealer, commercial bank, trust company or other nominee to confirm any earlier deadline. See Section 9 of the Offer to Exchange, “Extension of the Expiration Time, Variation or Change of the Offer”.

How do I tender my Brookfield Class A Shares?

To tender Brookfield Class A Shares pursuant to the Offer, you must (i) deliver prior to the Expiration Time the certificates or DRS position for all tendered Brookfield Class A Shares in proper form for transfer, together with a properly completed and duly executed related Letter of Transmittal (with signatures that are guaranteed if so required in accordance with the related Letter of Transmittal), and any other documents required by the related Letter of Transmittal, to the Depositary, at the address listed in the related Letter of Transmittal, (ii) follow the procedure for guaranteed delivery described under Section 5 of the Offer to Exchange, “Procedure for Tendering Brookfield Class A Shares”, or (iii) transfer all tendered Brookfield Class A Shares pursuant to the procedures for book-entry transfer described under Section 5 of the Offer to Exchange, “Procedure for Tendering Brookfield Class A Shares”, in each case prior to the Expiration Time. If your Brookfield Class A Shares are held through a broker, dealer, commercial bank, trust company or other nominee, you must request that your broker, dealer, commercial bank, trust company or other nominee tender your Brookfield Class A Shares for you. See Section 5 of the Offer to Exchange, “Procedure for Tendering Brookfield Class A Shares” and the instructions to the related Letter of Transmittal.

Participants of CDS and DTC should contact CDS or DTC, as applicable, to obtain instructions with respect to the tender of Brookfield Class A Shares under the Offer. All CDS and DTC participants should tender Brookfield Class A Shares at the beneficial shareholder level. For example, a CDS or DTC participant tendering Brookfield Class A Shares on behalf of three beneficial shareholders should complete three separate tenders, one for each beneficial shareholder.

May I tender only a portion of the Brookfield Class A Shares I own?	Yes. Your participation in the Offer is voluntary, and you do not have to tender all of the Brookfield Class A Shares you own to participate in the Offer.

Do I have dissent rights and/or appraisal rights?	The Offer does not create any right of a Brookfield Shareholder to dissent in respect of any transaction or to make an application to receive the fair value of the Brookfield Class A Shares. See Section 2 of the Offer to Exchange, “Dissent/Appraisal Rights”.

Once I have tendered Brookfield Class A Shares in the Offer, can I withdraw my tender?	Yes. You may withdraw any Brookfield Class A Shares you have tendered (i) at any time prior to the Expiration Time, (ii) at any time before the Brookfield Class A Shares have been taken up by us, (iii) if we have not exchanged the Brookfield Class A Shares for class A-1 exchangeable shares within three business days of being taken up, (iv) at any time before the expiration of 10 days from the date that a notice of change or notice of variation has been given in accordance with the

Offer to Exchange other than a variation that consists solely of the waiver of a condition of the Offer (which 10-day period may be extended to 10 business days where required under U.S. securities laws), or (v) if we have not accepted tendered Brookfield Class A Shares for exchange by ●, 2023, which is 40 business days after commencement of the Offer. See Section 7 of the Offer to Exchange, “Withdrawal Rights”.

How do I withdraw Brookfield Class A Shares I previously tendered?	You must deliver, on a timely basis, a written or printed notice of your withdrawal to the Depositary at the address appearing on the back cover page of this document. A notice of withdrawal must specify your name, the number of Brookfield Class A Shares to be withdrawn and the name of the registered holder of the withdrawn Brookfield Class A Shares. Some additional requirements apply if the Brookfield Class A Share certificates to be withdrawn have been delivered to the Depositary or if your Brookfield Class A Shares have been tendered under the procedure for book-entry transfer. See Section 7 of the Offer to Exchange, “Withdrawal Rights” If you have tendered your Brookfield Class A Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct your nominee to arrange for the withdrawal of your Brookfield Class A Shares. Please be advised that such nominees may have their own deadlines relating to the withdrawal of your Brookfield Class A Shares that differ from those set out in the Offer to Exchange. Brookfield Reinsurance recommends that you contact your nominee to find out its deadline.

Can the Offer be terminated, extended, changed or varied?	Yes. Brookfield Reinsurance may extend the Expiration Time, vary or change the Offer in its sole discretion, subject to applicable law. See Section 9 of the Offer to Exchange, “Extension of the Expiration Time, Variation or Change of the Offer”. We may also terminate the Offer under certain circumstances. See Section 8 of the Offer to Exchange, “Conditions to the Offer”.

How will I be notified if the Offer is extended, varied or terminated?	We will issue a press release announcing the extension and the new Expiration Time by 9:00 a.m. (Eastern time) on the business day after the previously scheduled Expiration Time if Brookfield Reinsurance decides to extend the Offer. Brookfield Reinsurance will announce any other variation to or termination of the Offer by issuing a press release announcing such variation or termination. See Section 9 of the Offer to Exchange, “Extension of the Expiration Time, Variation or Change of the Offer”.

Have the Brookfield Reinsurance Board of Directors or the Brookfield Corporation Board of Directors adopted a position on the Offer?	Each of the Brookfield Reinsurance Board of Directors (and the Governance and Nominating Committee of the Brookfield Reinsurance Board of Directors) and the Brookfield Corporation Board of Directors have approved the Offer. While both Brookfield Reinsurance and Brookfield Corporation believe that exchanges under the Offer by holders who prefer to invest in Brookfield overall through the ownership of exchangeable shares will be beneficial to Brookfield Reinsurance and Brookfield, neither of Brookfield Reinsurance, Brookfield Corporation or their respective affiliates, the Brookfield Reinsurance Board of Directors, the Brookfield Corporation Board of Directors or the Depositary makes any recommendation to you or to any other Brookfield Shareholders as to whether to tender or refrain from tendering Brookfield Class A Shares under the Offer.

Because the Offer relates to approximately 2.44% of the Brookfield Class A Shares, and Brookfield Reinsurance currently does not beneficially own any Brookfield Class A Shares, no directors’ circular or Schedule 14D-9 from the Brookfield Corporation Board of Directors with respect to the Offer will be sent to Brookfield Shareholders. Although supportive of the Offer, Brookfield Corporation is not making any recommendation to Brookfield Shareholders because each class A-1 exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and because there are a number of factors specific to each Brookfield Shareholder that will affect a shareholder’s decision as to whether to tender their Brookfield Class A Shares pursuant to the Offer. You must make your own decisions as to whether to tender Brookfield Class A Shares under the Offer, and, if so, how many Brookfield Class A Shares to tender.

Although Brookfield Corporation is not making a recommendation to Brookfield Shareholders, it believes that the Offer is attractive to Brookfield Shareholders given that the Offer provides shareholders with an opportunity, at their option, to increase their ownership of exchangeable shares of Brookfield Reinsurance, which operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions, and which represents an alternative security through which to hold an interest in Brookfield Corporation.

What is the relationship between Brookfield Reinsurance and Brookfield Corporation?

Brookfield Corporation holds, directly or indirectly, all of our class C shares, which are non-voting and entitle Brookfield Corporation to all of the residual value in our company after payment in full of the amount due to holders of exchangeable shares and class B shares and subject to the prior rights of holders of our Preferred Shares. This residual economic interest, together with the mechanisms to create economic equivalence between the class A exchangeable shares, the class A-1 exchangeable shares and Brookfield Class A Shares, creates alignment between the interests of Brookfield Corporation and the holders of our exchangeable shares. Brookfield Reinsurance was formed, among other things, to achieve the following objectives:

•  provide investors with alternative form for holding an interest in Brookfield Corporation;

•  provide access to new capital pools through a publicly traded company and the creation of a new insurance and reinsurance platform under Brookfield Reinsurance;

•  provide Canadian and U.S. investors with the opportunity to receive returns of capital instead of taxable dividends and provide non-Canadian investors with the ability to receive distributions without the imposition of withholding tax, which we believe will attract new investors who will benefit from investing in our business; and

•  establish a publicly traded company that owns and operates a leading financial services business focused on providing capital-based solutions to the insurance industry. Through our operating subsidiaries, we offer a broad range of insurance products and services to individuals and institutions, including life insurance and annuities and personal and commercial property and casualty insurance.

A number of important agreements have been entered into between our company and Brookfield to support Brookfield Reinsurance. See Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation — Relationship with Brookfield” for further information.

Does Brookfield Corporation have any consent rights under the Offer?	Yes. Under the Support Agreement, Brookfield Corporation has the right to consent to any issuance of exchangeable shares. Brookfield Corporation has consented to the issuance of class A-1 exchangeable shares (which are convertible into class A exchangeable shares and exchangeable into Brookfield Class A Shares), and has approved the making of the Offer, and has no further consent rights relating to the making or conduct of the Offer. Brookfield Corporation has also approved the creation and issuance of the Brookfield Class A Shares issuable on exchange of the class A-1 exchangeable shares (including any exchange of class A exchangeable shares issuable on conversion of the class A-1 exchangeable shares).

Will any of Brookfield Corporation’s or Brookfield Reinsurance’s directors, officers or affiliates participate in the Offer?	The Offer is open to all holders of Brookfield Class A Shares. Therefore, any officer, director or affiliate of Brookfield that is a holder of Brookfield Class A Shares may participate in the Offer on the same terms as all other holders of Brookfield Class A Shares. To the knowledge of Brookfield Reinsurance and Brookfield Corporation, none of the Disclosable Persons (as such term is defined in Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation”) have indicated any present intention to tender Brookfield Class A Shares pursuant to the Offer. The intentions of the Disclosable Persons as described above may change during the period of the Offer depending on the change in circumstance of such parties.

When will Brookfield Reinsurance exchange the Brookfield Class A Shares I tender?	Brookfield Reinsurance will provide the applicable number of class A-1 exchangeable shares to Brookfield Shareholders for the Brookfield Class A Shares we take up promptly after the Expiration Time, but in any event, not later than three business days after the Brookfield Class A Shares are taken up. See Section 10 of the Offer to Exchange, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

How will I receive the Brookfield Class A Shares pursuant to the Offer?	If you are a registered Brookfield Shareholder, you will receive a book-entry DRS account statement reflecting your ownership of the class A-1 exchangeable shares pursuant to the Offer in the mail. If you hold Brookfield Class A Shares through a broker, dealer, commercial bank, trust company or other nominee, your brokerage account will be credited for your ownership of the class A-1 exchangeable shares pursuant to the Offer.

Will I have to pay brokerage commissions if I tender my Brookfield Class A Shares?	If you are a registered Brookfield Shareholder and you tender your Brookfield Class A Shares directly to the Depositary, you will not incur any brokerage commissions. If you hold Brookfield Class A Shares through a broker, dealer, commercial bank, trust company or other nominee, we urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether transaction costs are applicable. See Section 10 of the Offer to Exchange, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

What are the income tax consequences if I tender my Brookfield Class A Shares?	You should carefully consider the income tax consequences to you of tendering Brookfield Class A Shares pursuant to the Offer. We urge you to seek advice from your own tax advisers with respect to your particular circumstances as to the tax consequences you may incur as a result of the exchange of your Brookfield Class A Shares under the Offer. For more information, see Section 14 of the Circular, “Certain Material United States Federal Income Tax Considerations” and Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations”.

What are the U.S. federal income tax consequences if I tender my Brookfield Class A Shares?	We intend to treat the class A-1 exchangeable shares as stock of our company for all U.S. federal income tax purposes, in which case a U.S. Holder (as defined herein) that tenders Brookfield Class A Shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the fair market value of the class A-1 exchangeable shares received pursuant to the Offer and the holder’s adjusted tax basis in the Brookfield Class A Shares exchanged therefor. However, the characterization of the class A-1 exchangeable shares and related rights for U.S. federal income tax purposes is uncertain. It is possible for the class A-1 exchangeable shares to be treated as stock of Brookfield Corporation for U.S. federal income tax purposes, in which case a U.S. Holder that tenders Brookfield Class A Shares pursuant to the Offer generally should not recognize gain or loss for U.S. federal income tax purposes upon the receipt of the class A-1 exchangeable shares. It is also possible for the class A-1 exchangeable shares and related rights to be treated as a derivative financial instrument, in which case the exchange by a U.S. Holder of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer may be treated as a sale of the Brookfield Class A Shares or as a taxable distribution on Brookfield Class A Shares, depending on the circumstances. These uncertain U.S. federal income tax consequences are described in greater detail in Section 14 of the Circular under the heading “Certain Material United States Federal Income Tax Considerations — Consequences to U.S. Holders — Exchange of Brookfield Class A Shares Pursuant to the Offer”. U.S. Holders are urged to consult their tax advisers regarding the proper U.S. federal income tax treatment of the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer.

What are the Canadian federal income tax consequences if I tender my Brookfield Class A Shares?	The exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer will result in a disposition of the Brookfield Class A Shares for Canadian federal income tax purposes. Resident Holders (as defined herein) generally will be subject to Canadian federal income tax on any resulting capital gain as further described in Section 15 of the Circular under the heading “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders Resident in Canada”. Non-Resident Holders (as defined herein) generally will not be subject to Canadian federal income tax on any resulting capital gain unless the Brookfield Class A Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder as further described in greater detail in Section 15 of the Circular under the heading “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders not Resident in Canada”.

How do I get my Brookfield Class A Shares back if I have tendered them pursuant to the Offer, but they are not taken up?	All Brookfield Class A Shares tendered but not taken up, including Brookfield Class A Shares not taken up due to pro-ration, improper tenders or Brookfield Class A Shares not taken up due to the termination of the Offer, will be returned promptly after the Expiration Time or termination of the Offer without expense to the tendering Brookfield Shareholder. See Section 1 of the Offer to Exchange, “The Offer”.

Who can I call with questions about the Offer or for more information?	You can call the Depositary if you have any questions regarding how to tender your Brookfield Class A Shares, if you need assistance regarding the Offer or if you require additional copies of this document, the Letter of Transmittal or the Notice of Guaranteed Delivery (which documents will be provided without charge on request and are also available on SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca).

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF BROOKFIELD REINSURANCE, BROOKFIELD CORPORATION, OR THEIR RESPECTIVE AFFILIATES, THE BROOKFIELD REINSURANCE BOARD OF DIRECTORS OR THE BROOKFIELD CORPORATION BOARD OF DIRECTORS AS TO WHETHER BROOKFIELD SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING BROOKFIELD CLASS A SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN AS SET FORTH IN THE OFFER. IF GIVEN OR MADE, ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BROOKFIELD REINSURANCE BOARD OF DIRECTORS, THE BROOKFIELD CORPORATION BOARD OF DIRECTORS OR THE DEPOSITARY.

SUMMARY

This section summarizes material information presented in greater detail elsewhere in this document. However, this summary does not contain all of the information that may be important to Brookfield Shareholders. You are urged to carefully read the remainder of this document and the related letter of transmittal and the other information referred to or incorporated by reference in this document because the information in this section and in the section entitled “Questions and Answers About the Offer” is not complete. See Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”. Certain capitalized and other terms used in this Summary are defined in the Glossary.

The Offer (page 32)

Brookfield Reinsurance invites Brookfield Shareholders to tender for exchange some or all of their Brookfield Class A Shares for newly-issued class A-1 exchangeable shares of Brookfield Reinsurance on the terms and subject to the conditions set forth in the Offer to Exchange, the Circular and the related Letter of Transmittal and the Notice of Guaranteed Delivery.

The Offer is subject to a number of conditions, including that the class A-1 exchangeable shares to be issued pursuant to the Offer will have been authorized for listing on the NYSE and approved for listing on the TSX, subject to official notice or bulletin of issuance. Brookfield Reinsurance, subject to applicable law, reserves the right to terminate the Offer and not take up and exchange any Brookfield Class A Shares tendered in the Offer if the conditions to the Offer are not satisfied or, where permitted, waived.

See Section 8 of the Offer to Exchange, “Conditions to the Offer”.

Purpose of and Background to the Offer (page 60)

The purpose of the Offer is to increase the equity base and market capitalization of Brookfield Reinsurance, which operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions, and which in turn will position Brookfield Reinsurance for future growth. Brookfield Reinsurance is a “paired entity” to Brookfield Corporation, which enables the Offer to be structured so that the equity base and market capitalization of Brookfield Reinsurance can be enhanced without any dilution to Brookfield Shareholders. The Offer also provides Brookfield Shareholders with an alternative, efficient means through which to hold an interest in overall Brookfield. While each class A-1 exchangeable share is exchangeable for a Brookfield Class A Share on a one-for-one basis, Brookfield Class A Shares are not by their terms exchangeable for class A-1 exchangeable shares. The Offer therefore provides an important opportunity for holders of Brookfield Class A Shares that would prefer to hold more of their interest in overall Brookfield through the ownership of exchangeable shares of Brookfield Reinsurance, which represents an alternative security through which to hold an interest in Brookfield Corporation. The class A-1 exchangeable shares being offered are non-voting in order to address, among other things, certain insurance regulations applicable to Brookfield Reinsurance, which generally prohibit any person from owning more than 10% of the voting shares of our company without having received the requisite regulatory approvals. Following the Offer, investors who desire to do so will have the right to convert their class A-1 exchangeable shares into class A exchangeable shares on a one-for-one basis, provided that no holder will be permitted to convert their class A-1 exchangeable shares, and our company will not effect any conversions of class A-1 exchangeable shares, into class A exchangeable shares unless the requesting holder has provided evidence satisfactory to the company that such holder or its affiliate either (i) will not, after giving effect to the conversion, have control or direction over more than 9.9% of the outstanding class A exchangeable shares or (ii) has received all necessary regulatory approval to obtain more than 9.9% of the class A exchangeable shares, as determined by our company acting reasonably. See Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital” and Section 5 of the Circular, “Purpose of and Background to the Offer”.

Brookfield Reinsurance Ltd. (page 48)

Brookfield Reinsurance was incorporated on December 10, 2020 under the Bermuda Act as an exempted company limited by shares. Our company operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions. Through our operating subsidiaries, we offer a broad range of insurance products and services to individuals and institutions, including life insurance and annuities and personal and commercial property and casualty insurance. In doing so, we seek to match our liabilities with a portfolio of high-quality investments in order to generate attractive, risk-adjusted returns within our business. We leverage our relationship with Brookfield in order to opportunistically source new business and deploy our capital in assets that are tailored to our investment needs. Our relationship with Brookfield provides us with access to a diverse mix of leading alternative investment strategies that we believe are well-suited for this purpose. Brookfield Reinsurance is located at Ideation House, 1st Floor, 94 Pitts Bay Road, Pembroke HM08 Bermuda, (416) 956-5141.

The class A exchangeable shares are listed on the NYSE and the TSX under the symbol “BNRE”.

For more information regarding Brookfield Reinsurance, see Section 1 of the Circular, “Information with respect to Brookfield Reinsurance”, and Brookfield Reinsurance’s Annual Report, which is incorporated by reference in this document.

Brookfield Reinsurance Meeting (page 57)

At the Brookfield Reinsurance Meeting, Brookfield Reinsurance received shareholder approval for the Share Issuance and for certain amendments to Brookfield Reinsurance’s bye-laws. The amendments are, among other things, aligned with the objectives of the Offer and are designed to promote stability in the number of outstanding exchangeable shares, thereby maintaining the equity base and market capitalization of our company and reducing volatility in the trading price of the exchangeable shares relative to the Brookfield Class A Shares. Specific details of the matters put before the Brookfield Reinsurance Meeting are set forth in the Brookfield Reinsurance Meeting Circular, which is incorporated by reference in this document.

Brookfield Corporation (page 57)

Brookfield Corporation is focused on deploying its capital on a value basis and compounding it over the long term. This capital is allocated across its three core pillars of asset management, insurance solutions and its operating businesses. Employing a disciplined investment approach, Brookfield Corporation leverages its deep expertise as an owner and operator of real assets, as well as the scale and flexibility of its capital, to create value and deliver strong risk-adjusted returns across market cycles. Brookfield Corporation is located at 181 Bay Street, Suite 100, Toronto, Ontario M5J 2T3, (416) 359-8647. Under applicable U.S. securities laws, Brookfield Corporation may also be deemed an offeror with respect to the Offer because the class A-1 exchangeable shares are exchangeable for Brookfield Class A Shares and the Brookfield Class A Shares tendered in the Offer may be returned to Brookfield Corporation in certain circumstances. See Section 10 of the Offer, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

The Brookfield Class A Shares are listed on the NYSE and the TSX under the symbol “BN”.

For more information regarding Brookfield Corporation, see Section 3 of the Circular, “Information with respect to Brookfield Corporation” and Brookfield Corporation’s Annual Report, which is incorporated by reference in this document.

Recent Developments

Contribution of Financial Assets from Brookfield Corporation

On August 15, 2023, Brookfield Corporation contributed financial assets with a value of approximately $2.1 billion to our company in exchange for the issuance of 60,741,893 class C shares to Brookfield Corporation.

AEL Acquisition

On July 4, 2023, our company entered into a definitive Agreement and Plan of Merger (the “AEL Merger Agreement”) with Arches Merger Sub, Inc., an Iowa corporation and a wholly owned subsidiary of Brookfield Reinsurance (“Merger Sub”), American Equity Investment Life Holding Company, an Iowa corporation (“AEL”), and solely for the purposes set forth in the AEL Merger Agreement, BAM, whereby our company will acquire the outstanding common equity of AEL that it does not already own for aggregate consideration of $55.00 per AEL share in a transaction that values AEL at approximately $4.3 billion (the “AEL Acquisition”). AEL shareholders will receive a combination of $38.85 in cash consideration and a number of class A limited voting shares of BAM (“BAM Shares”) having a value equal to $16.15 (based on the undisturbed 90-day volume-weighted average share price of the BAM Shares as of June 23, 2023), subject to adjustment in certain circumstances as described in the AEL Merger Agreement (the “BAM Stock Consideration”).

In order to facilitate Brookfield Reinsurance’s obligations to fund the BAM Stock Consideration, Brookfield Reinsurance intends to acquire from Brookfield Corporation the BAM Shares required to satisfy the BAM Stock Consideration. Subject to this occurring, BAM’s public float will increase by approximately 10%, and Brookfield Corporation’s interest in the Asset Management Company will decrease from 75% to approximately 73%.

AEL is an industry leader in the development and sale of fixed index and fixed rate annuity products. The company was founded in 1995 and is headquartered in West Des Moines, Iowa with additional offices in Charlotte, NC, New York, NY and Miami, FL. AEL is licensed to sell insurance products in all 50 states and the District of Columbia, writing over $4 billion of annuity products annually. AEL’s products are sold primarily through independent insurance agents, as well as banks and broker-dealers.

The AEL Acquisition is expected to close in the first half of 2024, subject to approval by AEL shareholders and other closing conditions customary for a transaction of this type, including receipt of insurance regulatory approvals in relevant jurisdictions and the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act.

Risk Factors (page 21)

An investment in the class A-1 exchangeable shares, the class A exchangeable shares and Brookfield Class A Shares underlying the exchangeable shares and the acceptance of the Offer are subject to certain risks. Notwithstanding the foregoing considerations, before making any decision to tender or not tender Brookfield Class A Shares to the Offer, Brookfield Shareholders should carefully consider the risks associated with our company’s business, including the risks described under the heading “Risk Factors” on page 21 of this document as well as the risks described under the heading “Risk Factors” in Brookfield Reinsurance’s Annual Report and under the heading “Business Environment and Risks” in Brookfield Corporation’s Annual Report.

Conditions to the Offer (page 40)

The Offer is subject to a number of conditions, including the Listing Condition. Brookfield Reinsurance, subject to applicable law, including Rule 14e-1(c) under the Exchange Act, reserves the right to terminate the Offer and not take up and exchange any Brookfield Class A Shares tendered in the Offer if the conditions to the Offer are not satisfied or, where permitted, waived.

See Section 8 of the Offer to Exchange, “Conditions to the Offer”.

Take-Up and Payment for Deposited Brookfield Class A Shares (page 44)

If, at the Expiration Time, the Listing Condition has been satisfied and all other conditions described in Section 8 of the Offer to Exchange, “Conditions to the Offer” have been satisfied or waived by Brookfield Reinsurance, Brookfield Reinsurance will promptly take up the Brookfield Class A Shares validly tendered in the Offer and not withdrawn.

Upon the terms and provisions of the Offer (including pro-ration in the event that the Offer is oversubscribed) and subject to and in accordance with applicable Canadian and United States securities laws, Brookfield Reinsurance will exchange Brookfield Class A Shares properly tendered and not withdrawn under the Offer in accordance with the terms thereof promptly, but in any event, not later than three business days after the Brookfield Class A Shares are taken up.

Following the completion of the Offer, it is expected that the Brookfield Class A Shares tendered in the Offer will either be returned to Brookfield Corporation for cancellation or, subject to applicable law and regulatory requirements, retained by Brookfield Reinsurance. In either case, given that Brookfield Reinsurance is a “paired entity” with Brookfield Corporation, the Offer is not dilutive to Brookfield Reinsurance or Brookfield Corporation.

Extension of the Expiration Time, Variation or Change of the Offer (page 43)

The Offer will commence on ●, 2023 and expire at the Expiration Time, unless terminated, extended, varied or changed by Brookfield Reinsurance. Subject to applicable law, Brookfield Reinsurance may, in its sole discretion, extend the period of time during which the Offer will remain open. In the event of an extension, the term “Expiration Time” will refer to the latest time and date at which the Offer, as so extended, will expire.

See Section 10 of the Offer to Exchange, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

Withdrawal Rights (page 39)

Except as otherwise provided in Section 7 of the Offer to Exchange, “Withdrawal Rights”, tenders of Brookfield Class A Shares pursuant to the Offer will be irrevocable. Brookfield Class A Shares tendered in the Offer may be withdrawn by the Brookfield Shareholder:

(a)	at any time prior to the Expiration Time;

(b)	at any time before the Brookfield Class A Shares have been taken up by Brookfield Reinsurance;

(c)	if the Brookfield Class A Shares have not been exchanged for class A-1 exchangeable shares by Brookfield Reinsurance within three business days of being taken up;

(d)

at any time before the expiration of 10 days from the date that a notice of change or notice of variation has been given in accordance with the Offer to Exchange consists solely of the waiver of a condition of the Offer (which 10-day period may be extended to 10 business days where required under U.S. securities laws). See Section 9 of the Offer to Exchange, “Extension of the Expiration Time, Variation or Change of the Offer”; and

(e)	if Brookfield Reinsurance has not accepted tendered Brookfield Class A Shares for exchange by ●, 2023, which is 40 business days after commencement of the Offer.

A withdrawal of Brookfield Class A Shares tendered in the Offer may only be accomplished in accordance with the procedures set out in this document. See Section 7 of the Offer to Exchange, “Withdrawal Rights”.

Material United States Federal Income Tax Consequences of the Offer (page 72)

We intend to treat the class A-1 exchangeable shares as stock of our company for all U.S. federal income tax purposes, in which case a U.S. Holder that tenders Brookfield Class A Shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the fair market value of the class A-1 exchangeable shares received pursuant to the Offer and the holder’s adjusted tax basis in the Brookfield Class A Shares exchanged therefor. However, the characterization of the class A-1 exchangeable shares and related rights for U.S. federal income tax purposes is uncertain. It is possible for the class A-1 exchangeable shares to be treated as stock of Brookfield Corporation for U.S. federal income tax purposes, in which case a U.S. Holder that tenders Brookfield Class A Shares pursuant to the Offer generally should not recognize gain or loss for U.S. federal income tax purposes upon the receipt of the class A-1 exchangeable shares. It is also possible for the class A-1 exchangeable shares and related rights to be treated as a derivative financial instrument, in which case the exchange by a U.S. Holder of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer may be treated as a sale of the Brookfield Class A Shares or as a taxable distribution on Brookfield Class A Shares, depending on the circumstances. These uncertain U.S. federal income tax consequences are described in greater detail in Section 14 of the Circular, “— Certain Material United States Federal Income Tax Considerations — Consequences to U.S. Holders — Exchange of Brookfield Class A Shares Pursuant to the Offer”. U.S. Holders are urged to consult their tax advisers regarding the proper U.S. federal income tax treatment of the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer.

See Section 14 of the Circular, “Certain Material United States Federal Income Tax Considerations” for a summary of certain material United States income tax consequences of the Offer.

Material Canadian Federal Income Tax Consequences of the Offer (page 88)

The exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer and the exchange of class A-1 exchangeable shares or class A exchangeable shares, as applicable, for Brookfield Class A Shares pursuant to the exercise of the exchange right will result in a disposition of the Brookfield Class A Shares, class A-1 exchangeable shares or class A exchangeable shares, as applicable, for Canadian federal income tax purposes. Resident Holders (as defined herein) generally will be subject to Canadian federal income tax on any resulting capital gain as further described in Section 15 of the Circular under the heading “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders Resident in Canada”. Non-Resident Holders (as defined herein) generally will not be subject to Canadian federal income tax on any resulting capital gain unless the Brookfield Class A Shares or class A-1 exchangeable shares or class A exchangeable shares, as applicable, constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder as further described in greater detail in Section 15 of the Circular under the heading “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders not Resident in Canada”.

See Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations” for a summary of certain material Canadian income tax consequences of the Offer.

Accounting Treatment of the Offer (page 72)

The accounting for Brookfield Reinsurance in connection with the issuance of class A-1 exchangeable shares pursuant to the Offer will result in the class A-1 exchangeable shares being classified as equity instruments. See Section 13 of the Circular, “Accounting Treatment of the Offer”.

Dissent/Appraisal Rights (page 34)

The Offer does not create any right of a Brookfield Shareholder to dissent in respect of any transaction or to make an application to receive the fair value of the Brookfield Class A Shares.

Comparison of Shareholder Rights (page 104)

Brookfield Shareholders exchanging their Brookfield Class A Shares for class A-1 exchangeable shares will have different rights once they become shareholders of Brookfield Reinsurance. For a summary description of these material differences, see Section 20 of the Circular, “Comparison of Shareholder Rights”.

Additional Information / Questions about the Offer (page 1)

For more information regarding the Offer, see “Questions and Answers about the Offer” in this document.

Comparative Market Price Information

On August 14, 2023, the closing price of the Brookfield Class A Shares on the NYSE and the TSX was $34.34 and C$46.21, respectively. There is currently no public market for our class A-1 exchangeable shares. On August 14, 2023, the closing price of the class A exchangeable shares on the NYSE and the TSX was $34.65 and C$46.75, respectively.

The exchange ratio for the Offer is fixed and will not change based on the market value of either the class A exchangeable shares or the Brookfield Class A Shares or the potential market value of a class A-1 exchangeable share. Brookfield Shareholders should obtain current market quotations for Brookfield Class A Shares and class A exchangeable shares before deciding whether to tender their shares of Brookfield Class A Shares in the Offer. See “Risk Factors — Risks Relating to the Offer and the Class A-1 Exchangeable Shares — Our class A-1 exchangeable shares have never been publicly traded and an active and liquid trading market for our class A-1 exchangeable shares may not develop”.

Summary Financial Data

Summary Financial Data for Brookfield Reinsurance

The following tables present selected historical consolidated financial data of Brookfield Reinsurance. The selected historical condensed consolidated financial data as at June 30, 2023, and for the six months then ended, is derived from the Brookfield Reinsurance Interim Financial Statements, which are incorporated by reference into this document. The selected historical consolidated financial data as at December 31, 2022 and 2021, and for each of the years then ended, is derived from Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A, which is incorporated by reference into this document.

The information set forth below is only a summary. You should read the following information together with the Brookfield Reinsurance Interim Financial Statements, the Brookfield Reinsurance Interim MD&A and Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A, each of which is incorporated by reference into this document, and in Brookfield Reinsurance’s other reports filed with the SEC or similar authorities in Canada. You should not assume that the results of operations for any past periods are indicative of results for any future period. For more information, see Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”.

Statement of Operating Results Data	Six months ended June 30,	Year ended December 31,
$ MILLIONS (except per share data)	2023	2022	2021
Net premiums and other policy revenue	2,099	3,235	1,016
Net investment income, including funds withheld	976	1,177	105
Investment related gains (losses), net	168	(103)	(80)
Claims and policyholder benefits	(1,875)	(2,852)	(1,065)
Interest sensitive contract benefits	(557)	(357)	(60)
Commissions for acquiring and servicing policies, net of changes in deferred policy acquisition costs	(31)	(74)	30
Change in market risk benefits and other reinsurance expenses	(29)	49	(23)
Operating and interest expenses	(482)	(543)	(36)
Net income (loss) before income taxes	269	532	(113)
Income tax expense	(2)	(31)	1
Net income (loss) for the year	267	501	(112)
Net income per class A exchangeable & class B shareholders	0.14	0.56	0.26
Net income (loss) per class C shareholder	5.04	13.75	(4.92)

Statement of Financial Position Data	June 30, 2023	December 31, 2022	December 31, 2021
$ MILLIONS (except per share data)
Cash and cash equivalents	2,893	2,145	393
Investments	32,358	30,295	5,418
Deferred policy acquisition costs	1,986	1,585	710
Reinsurance funds withheld	6,540	5,812	4,801
Deferred tax asset	489	490	44
Reinsurance recoverables, net of allowance	627	589	174
Other assets	1,956	1,497	37
Separate account assets	1,145	1,045	—
Total assets	47,994	43,458	11,577
Future policy benefits	8,863	8,011	2,330
Policyholders’ account balances	23,018	20,141	4,677
Policy and contract claims	1,868	1,786	—

Statement of Financial Position Data	June 30, 2023	December 31, 2022	December 31, 2021
$ MILLIONS (except per share data)
Deposit liabilities	1,632	1,657	1,682
Unearned premium reserve	1,150	1,086	—
Other policyholder funds	316	322	—
Corporate borrowings	1,740	2,160	693
Subsidiary borrowings	1,494	1,492	—
Other liabilities	2,222	1,493	850
Separate account liabilities	1,145	1,045	—
Total liabilities	43,448	39,193	10,232
Redeemable junior preferred shares	2,635	2,580	—
Total equity	1,911	1,685	1,345
Book value per share	42.90

Summary Financial Data for Brookfield Corporation

The following tables present selected historical consolidated financial data of Brookfield Corporation. The selected historical consolidated financial data as at June 30, 2023, and for the six months then ended, is derived from the Brookfield Corporation Interim Financial Statements, which are incorporated by reference into this document. The selected historical consolidated financial data as at December 31, 2022 and 2021, and for each of the years then ended, is derived from Brookfield Corporation’s audited consolidated financial statements, which were prepared in accordance with IFRS and are contained in Brookfield Corporation’s Annual Report, which is incorporated by reference into this document.

The information set forth below is only a summary. You should read the following information together with the Brookfield Corporation Interim Financial Statements, the Brookfield Corporation Interim MD&A and Brookfield Corporation’s audited comparative consolidated financial statements, accompanying notes and the section entitled “Management’s Discussion and Analysis” contained in Brookfield Corporation’s Annual Report, each of which is incorporated by reference into this document, and in Brookfield Corporation’s other reports filed with the SEC or similar authorities in Canada. You should not assume that the results of operations for any past periods are indicative of results for any future period. For more information, see Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”.

Statement of Operating Results Data	Six months ended June 30,	Year ended December 31,
$ MILLIONS (except per share data)	2023	2022	2021
Revenues	46,965	92,769	75,731
Direct costs(1)	(35,324)	(70,828)	(57,563)
Other income and gains	1,864	1,594	3,099
Expenses	(7,414)	(10,824)	(7,720)
Net income	1,936	5,195	12,388
Net income (loss) attributable to class A	201	2,056	3,966
Net income (loss) attributable to non-controlling interests	1,735	3,139	8,422
Net income (loss) per class A share—basic	0.08	1.22	2.47
Net income (loss) per class A share—diluted	0.08	1.19	2.39

(1)	Direct costs exclude depreciation and amortization expenses.

Statement of Financial Position Data	June 30, 2023	December 31, 2022	December 31, 2021
$ MILLIONS (except per share data)
Cash and cash equivalents	12,427	14,396	12,694
Other financial assets	29,466	26,899	16,546
Accounts receivable and other(1)	29,063	27,378	21,760
Assets held for sale	2,684	2,830	11,958
Equity accounted investments	52,141	47,094	46,100
Investment properties	119,780	115,100	100,865
Property, plant and equipment	127,462	124,268	115,489
Intangible assets	41,217	38,411	30,609
Total assets	463,134	441,284	391,003
Corporate borrowings	13,618	11,390	10,875
Accounts payable and other(2)	57,977	57,065	52,546
Liabilities associated with assets classified as held for sale	1,489	876	3,148
Non-recourse borrowings of managed entities	206,085	202,684	165,057
Total liabilities	307,551	299,393	256,262
Non-controlling interests	110,982	98,138	88,386
Total equity	155,583	141,891	134,741
Book value per share	24.99

(1)	Accounts receivable and other exclude Assets held for sale.
(2)	Accounts payable and other exclude Liabilities associated with assets classified as held for sale.

Consolidated Capitalization

Consolidated Capitalization for Brookfield Reinsurance

The following table sets forth the consolidated capitalization of Brookfield Reinsurance (i) as at June 30, 2023 and (ii) as at June 30, 2023 as adjusted to give effect to the Offer, assuming the Offer is fully subscribed and assuming that the Brookfield Class A Shares tendered for exchange will be returned by Brookfield Reinsurance to Brookfield Corporation, and subsequently cancelled by Brookfield Corporation:

	As at June 30, 2023
$ MILLIONS	Actual	As adjusted(1)
Future policy benefits	8,863	8,863
Policyholders’ account balances	23,018	23,018
Policy and contract claims	1,868	1,868
Deposit liabilities	1,632	1,632
Market risk benefit	131	131
Unearned premium reserve	1,150	1,150
Due to related parties	525	525
Other policyholder funds	316	316
Notes payable	158	158
Corporate borrowings	1,740	1,740
Subsidiary borrowings	1,494	1,494
Liabilities issued to reinsurance entities	217	217
Other liabilities	1,191	1,191
Separate account liabilities	1,145	1,145
Junior preferred shares	2,635	1,791

	As at June 30, 2023
$ MILLIONS	Actual	As adjusted(1)
Equity
Class A exchangeable and Class B(2)	460	1,804
Class C	1,442	942
Non-controlling interest	9	9

Total capitalization	47,994	47,994

(1)

If the Offer is only 50% subscribed, following the Offer, equity attributable to Class A exchangeable and class B, Class C and Non-controlling interest would be $1,132 million, $942 million and $9 million, respectively, and Junior preferred shares would be $2,463 million.

(2)	Amounts include equity attributable to class A-1 exchangeable shares.

For more information in respect of consolidated capitalization for Brookfield Reinsurance, please see the Brookfield Reinsurance Interim Financial Statements, which are incorporated by reference in this document.

Consolidated Capitalization for Brookfield Corporation

The following table sets forth the consolidated capitalization of Brookfield Corporation (i) as at June 30, 2023 and (ii) as at June 30, 2023 as adjusted to give effect to the Offer, assuming the Offer is fully subscribed and assuming that the Brookfield Class A Shares tendered for exchange will be returned by Brookfield Reinsurance to Brookfield Corporation, and subsequently cancelled by Brookfield Corporation:

	As at June 30, 2023
$ MILLIONS	Actual	As adjusted(1)
Corporate borrowings	13,618	13,618
Accounts payable and other	57,977	57,977
Liabilities associated with assets classified as held for sale	1,489	1,489
Non-recourse borrowings of managed entities	206,085	206,085
Deferred income tax liabilities	24,333	24,333
Subsidiary equity obligations	4,049	4,049
Equity
Preferred equity	4,103	4,103
Non-controlling interests	110,982	110,982
Common equity	40,498	39,154

Total capitalization	463,134	461,790

(1)	If the Offer is only 50% subscribed, following the Offer, equity attributable to Common equity would be $39,288 million and Total capitalization would be $456,070 million.

For more information in respect of consolidated capitalization for Brookfield Corporation, please see the Brookfield Corporation Interim Financial Statements, which are incorporated by reference in this document.

RISK FACTORS

An investment in the class A-1 exchangeable shares and the acceptance of the Offer are subject to certain risks. In assessing the Offer, Brookfield Shareholders should carefully consider the risks described in this document and under the heading “Risk Factors” in Brookfield Reinsurance’s Annual Report and under the heading “Business Environment and Risks” in Brookfield Corporation’s Annual Report, each incorporated by reference in this document, for a discussion of the risk factors applicable to Brookfield Reinsurance’s business and an investment in our exchangeable shares and the risk factors applicable to Brookfield Corporation’s business and an investment in Brookfield Class A Shares. Additional risks and uncertainties not presently known by Brookfield Reinsurance or Brookfield Corporation, or that Brookfield Reinsurance or Brookfield Corporation currently believe are not material, may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Brookfield Reinsurance or Brookfield Corporation. Except as context may otherwise require, the following risk factors assume that the Offer has been completed.

Risks Relating to the Offer and the Class A-1 Exchangeable Shares

Our class A-1 exchangeable shares have never been publicly traded and an active and liquid trading market for our class A-1 exchangeable shares may not develop.

The listing of our class A-1 exchangeable shares will be subject to our company fulfilling all of the listing requirements of the NYSE and the TSX. There is currently no public market for our class A-1 exchangeable shares. We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market for our class A-1 exchangeable shares or, if such a market develops, whether it will be maintained. We cannot predict the effects on the price of our class A-1 exchangeable shares if a liquid and active trading market for our class A-1 exchangeable shares does not develop. In addition, if such a market does not develop, relatively small sales of our class A-1 exchangeable shares may have a significant negative impact on the price of our class A-1 exchangeable shares. A number of factors, principally factors relating to our company but also including factors specific to Brookfield Reinsurance and Brookfield Corporation and their business, financial condition and liquidity, economic and financial market conditions, interest rates, availability of capital and financing sources, volatility levels and other factors, could lead to a decline in the value of class A-1 exchangeable shares and a lack of liquidity in any market for class A-1 exchangeable shares.

The Brookfield Reinsurance Board of Directors and Brookfield Corporation Board of Directors have not made a recommendation as to whether Brookfield Shareholders should tender their Brookfield Class A Shares under the Offer, and neither Brookfield Reinsurance nor Brookfield Corporation have obtained a third-party determination that the Offer is fair to Brookfield Shareholders.

While both Brookfield Reinsurance and Brookfield Corporation believe that exchanges under the Offer by holders who prefer to invest in Brookfield overall through the ownership of exchangeable shares will be beneficial to Brookfield Reinsurance and Brookfield, the Brookfield Reinsurance Board of Directors and the Brookfield Corporation Board of Directors have not made, and will not make, any recommendation as to whether Brookfield Shareholders should tender their Brookfield Class A Shares under the Offer. Brookfield Reinsurance has not retained and does not intend to retain any unaffiliated representative to act for purposes of making any recommendation concerning the fairness of the Offer to Brookfield Shareholders. Brookfield Corporation is not making a recommendation to Brookfield Shareholders because each class A-1 exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and because there are a number of factors specific to each Brookfield Shareholder that will affect a shareholder’s decision as to whether to exchange a Brookfield Class A Share for a class A-1 exchangeable share, including the tax consequences of the exchange under the Offer and the tax attributes of the class A-1 exchangeable shares as compared to Brookfield Class A Shares. Brookfield Shareholders must make their own decisions as to whether to tender Brookfield Class A Shares under the Offer, and, if so, how many Brookfield Class A Shares to tender.

Upon receipt of class A-1 exchangeable shares, you will become a shareholder in Brookfield Reinsurance, which will change some of the rights and privileges that you have as a shareholder of Brookfield Corporation.

Upon receipt of class A-1 exchangeable shares, you will become a shareholder in Brookfield Reinsurance, which will not entitle you to the same rights and privileges you had as a shareholder of Brookfield Corporation. For a detailed discussion of the material differences between the rights of holders of class A-1 exchangeable shares and holders of the Brookfield Class A Shares under the governing documents of our company and Brookfield Corporation, see Section 20 of the Circular, “Comparison of Shareholder Rights”.

As a result of certain regulatory limitations in our bye-laws, certain holders of class A-1 exchangeable shares may be unable to convert their class A-1 exchangeable shares into class A exchangeable shares.

Our bye-laws provide that no holder of our class A-1 exchangeable shares will be permitted to convert its class A-1 exchangeable shares into our class A shares unless the requesting holder has provided satisfactory evidence to us (in our reasonable determination), that either (i) it and its affiliates will not, after giving effect to the conversion, directly or indirectly, beneficially own, control or hold with the power to vote more than 9.9% of our class A exchangeable shares or (ii) it and its affiliates have received all required regulatory approvals and consents or, if applicable, exemptions or waivers, to beneficially own, control or hold with the power to vote more than 9.9% of our class A exchangeable shares (the “Regulatory Condition”). Investing in our class A-1 exchangeable shares and the acceptance of the Offer are subject to this risk and other risks.

Due to the Regulatory Condition in our bye-laws, investors may be limited in their ability to convert their class A-1 exchangeable shares into class A exchangeable shares, which could in effect limit such investors in their ability to vote on matters requiring approval of shareholders of Brookfield Reinsurance.

The class A-1 exchangeable shares generally will have no voting rights.

Except as otherwise required by Bermuda law and other than in the limited circumstances described in this document, holders of class A-1 exchangeable shares generally will have no voting rights. Our class A exchangeable shares and class B shares are the only classes that carry full voting rights. See Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Voting Rights of Class A-1 Exchangeable Shares”.

Holders of class A-1 exchangeable shares may be unable to convert their class A-1 exchangeable shares into class A exchangeable shares during certain periods.

Our bye-laws prohibit holders of class A-1 exchangeable shares from converting their class A-1 exchangeable shares into class A exchangeable shares during (i) the calendar month in which quarterly distributions are paid to holders of exchangeable shareholders or (ii) during the period commencing 10 business days prior to a record date for any special dividend or stock distribution and up to and including on the payment date for such dividend (the “Blackout Period”). Any notice given to the transfer agent to exercise the right of conversion on the class A-1 exchangeable shares purported to be delivered to the company during a Blackout Period will be deemed to have been received on the business day immediately following the date on which a Blackout Period expires.

As a result, holders of class A-1 exchangeable shares may be unable to convert their class A-1 exchangeable shares into class A exchangeable shares easily and during a desired time.

Risks Relating to Taxation

General Tax Risks

Our aggregate tax liability and effective tax rate could be adversely affected in the future by changes in the tax laws of the countries in which we operate, including as a result of ongoing efforts by the member countries of the OECD.

We have operations in various countries that have differing tax laws and rates. Our tax reporting is supported by current domestic tax laws in the countries in which we operate and the application of tax treaties between the various countries in which we operate. Our income tax reporting is subject to audit by domestic and foreign authorities. Our effective tax rate may change from year to year based on changes in the mix of activities and income earned among the different jurisdictions in which we operate, changes in tax laws in these jurisdictions, changes in the tax treaties between various countries in which we operate, changes in our eligibility for benefits under those tax treaties, and changes in the estimated values of deferred tax assets and liabilities. Tax laws, regulations, and administrative practices in various jurisdictions may be subject to significant change, with or without notice, due to economic, political, or other conditions, and significant judgment is required in evaluating and estimating our provision and accruals for these taxes. Such changes could result in a substantial increase in our aggregate tax liability and the effective tax rate on all or a portion of our income.

In recent years, the OECD, with the support of the G20, has developed proposals to address perceived base erosion and profit shifting (“BEPS”). BEPS refers to tax planning strategies that exploit gaps and mismatches in tax rules to artificially shift profits to locations with low or no tax and little or no economic activity, for the purpose of reducing a multinational group’s aggregate tax liability. In 2021, the OECD/G20 Inclusive Framework on BEPS published a statement updating and finalizing the key components of a “two pillar” plan for global tax reform, as agreed among a number of countries across the globe. Pillar I addresses tax nexus and the allocation of profits for tax purposes. Under Pillar II, a global minimum tax at the rate of 15% would be imposed on certain companies whose revenues exceed a threshold. In December 2022, the member states of the European Union unanimously voted to adopt the OECD’s minimum tax rules and phase them into national law, and in February 2023 the OECD released technical guidance on the global minimum tax which was agreed by consensus of the BEPS 2.0 (Pillars I and II) signatory jurisdictions. Under the European Union’s minimum tax directive, member states are to adopt domestic legislation implementing the minimum tax rules effective for periods beginning on or after December 31, 2023, with the “under-taxed profit rule” to take effect for periods beginning on or after December 31, 2024. Legislatures in multiple countries outside of the European Union have also drafted legislation to implement the OECD’s minimum tax proposal. As a result of these developments, the tax laws of certain countries in which we and our affiliates do business could change on a prospective or retroactive basis, and any such changes, including the adoption of the global minimum tax rules, could have a material adverse effect on our aggregate tax liability and effective tax rate in the future.

Bermuda Tax Risks

Our company could in the future become subject to income tax in Bermuda.

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by the company. The company has applied for and has obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the company or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. The company could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to the company. The company pays annual Bermuda government fees, and one or more licensed Bermuda subsidiaries pay annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Canadian Tax Risks

The exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer, and the exchange of class A-1 exchangeable shares or class A exchangeable shares, as applicable, for Brookfield Class A Shares pursuant to the exercise of the exchange right, will result in a disposition of the Brookfield Class A Shares, class A-1 exchangeable shares or class A exchangeable shares, as applicable, for Canadian federal income tax purposes.

The exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer and the exchange of class A-1 exchangeable shares or class A exchangeable shares, as applicable, for Brookfield Class A Shares pursuant to the exercise of the exchange right will result in a disposition of the Brookfield Class A Shares, class A-1 exchangeable shares or class A exchangeable shares, as applicable, for Canadian federal income tax purposes. Resident Holders (as defined herein) generally will be subject to Canadian federal income tax on any resulting capital gain as further described under “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders Resident in Canada”. Non-Resident Holders (as defined herein) generally will not be subject to Canadian federal income tax on any resulting capital gain unless the Brookfield Class A Shares or class A-1 exchangeable shares or class A exchangeable shares, as applicable, constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder as further described under “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders not Resident in Canada”.

Dividends received or deemed to be received by Resident Holders on the class A-1 exchangeable shares or class A exchangeable shares, as applicable, will not be subject to the same Canadian federal income tax treatment as taxable dividends received or deemed to be received by Resident Holders from “taxable Canadian corporations”.

Dividends received (or deemed to be received) on the class A-1 exchangeable shares or class A exchangeable shares, as applicable, by a Resident Holder who is an individual will be included in computing the Resident Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act).

Dividends received on the class A-1 exchangeable shares or class A exchangeable shares, as applicable, by a Resident Holder that is a corporation will be included in computing the corporate Resident Holder’s income and such Resident Holder will not be entitled to the inter-corporate dividend deduction in computing taxable income which generally applies to dividends received from taxable Canadian corporations.

Changes in Canadian federal income tax law might adversely affect our shareholders.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the CRA will not be changed in a manner that adversely affects our shareholders or Brookfield Corporation, our company or their affiliates. Any such developments may have a material adverse effect on our shareholders or the business, financial condition, and operating results of Brookfield Corporation, our company or any of their affiliates.

There can be no assurance that the class A exchangeable shares, class A-1 exchangeable shares or Brookfield Class A Shares will continue to be qualified investments for Registered Plans.

Our company and Brookfield Corporation, as applicable, will endeavor to ensure that the class A exchangeable shares, class A-1 exchangeable shares and Brookfield Class A Shares, as applicable, continue to be qualified investments for Registered Plans. However, no assurance can be given in this regard. The Tax Act imposes penalties for the acquisition or holding of non-qualified investments by Registered Plans. See Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”.

U.S. Tax Risks

The U.S. federal income tax consequences to a U.S. Holder that tenders Brookfield Class A Shares pursuant to the Offer are uncertain.

We intend to treat the class A-1 exchangeable shares as stock of our company for all U.S. federal income tax purposes, in which case a U.S. Holder that tenders Brookfield Class A Shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the fair market value of the class A-1 exchangeable shares received pursuant to the Offer and the holder’s adjusted tax basis in the Brookfield Class A Shares exchanged therefor. However, the characterization of the class A-1 exchangeable shares and related rights for U.S. federal income tax purposes is uncertain. It is possible for the class A-1 exchangeable shares to be treated as stock of Brookfield Corporation for U.S. federal income tax purposes, in which case a U.S. Holder that tenders Brookfield Class A Shares pursuant to the Offer generally should not recognize gain or loss for U.S. federal income tax purposes upon the receipt of the class A-1 exchangeable shares. It is also possible for the class A-1 exchangeable shares and related rights to be treated as a derivative financial instrument, in which case the exchange by a U.S. Holder of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer may be treated as a sale of the Brookfield Class A Shares or as a taxable distribution on Brookfield Class A Shares, depending on the circumstances. These uncertain U.S. federal income tax consequences are described in greater detail below under the heading “Certain Material United States Federal Income Tax Considerations — Consequences to U.S. Holders — Exchange of Brookfield Class A Shares Pursuant to the Offer”. U.S. Holders are urged to consult their tax advisers regarding the proper U.S. federal income tax treatment of the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer.

The U.S. federal income tax treatment of the class A-1 exchangeable shares is uncertain.

The U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of class A-1 exchangeable shares will depend, in part, on whether the class A-1 exchangeable shares are, for U.S. federal income tax purposes, treated as stock of our company. No authority directly addresses the U.S. federal income tax treatment of a security with terms and related rights similar to the class A-1 exchangeable shares, and therefore the tax treatment of the class A-1 exchangeable shares is uncertain. We intend to treat the class A-1 exchangeable shares as stock of our company for all U.S. federal income tax purposes, including for U.S. federal income tax reporting purposes, and we believe that U.S. Holders have a reasonable basis for taking this position. However, alternative characterizations are possible. For example, the U.S. Internal Revenue Service (“IRS”) or a court might characterize the class A-1 exchangeable shares and related rights as stock of Brookfield Corporation or as a derivative financial instrument, with complex and uncertain tax consequences. No assurance can be provided that the IRS or a court will agree with our position that the class A-1 exchangeable shares constitute stock of our company, and the U.S. federal income tax consequences of an alternative characterization of the class A-1 exchangeable shares could be materially adverse to U.S. Holders, as described in greater detail below under the heading “Certain Material United States Federal Income Tax Considerations — Consequences to U.S. Holders”. U.S. Holders are urged to consult their tax advisers regarding the proper U.S. federal income tax treatment of the class A-1 exchangeable shares.

The U.S. federal income tax consequences to U.S. Holders of the exchange, conversion or redemption of class A-1 exchangeable shares are uncertain.

We intend to treat the class A-1 exchangeable shares as stock of our company for all U.S. federal income tax purposes. In such case, a U.S. Holder that exchanges class A-1 exchangeable shares for Brookfield Class A Shares pursuant to the exercise of the exchange right generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the fair market value of the Brookfield Class A Shares received (plus the amount of any cash received) and the holder’s adjusted tax basis in the class A-1 exchangeable shares exchanged therefor, a U.S. Holder that converts class A-1 exchangeable shares into class A exchangeable shares pursuant to the exercise of the conversion right may qualify for nonrecognition for U.S. federal income tax purposes, and the redemption of a U.S. Holder’s class A-1 exchangeable shares by our company generally will be treated with respect to the U.S. Holder either as (i) a sale or exchange eligible for capital gain or loss treatment or (ii) a distribution in respect of class A-1 exchangeable shares, depending on the circumstances. However, it is possible for the class A-1 exchangeable shares to be treated as stock of Brookfield Corporation for U.S. federal income tax purposes. In such case, a U.S. Holder that exchanges class A-1 exchangeable shares for Brookfield Class A Shares generally should not recognize gain or loss for U.S. federal income tax purposes, a U.S. Holder that converts class A-1 exchangeable shares into class A exchangeable shares may recognize gain or loss equal to the difference between the fair market value of the class A exchangeable shares received and the holder’s adjusted tax basis in the class A-1 exchangeable shares so converted, a U.S. Holder whose class A-1 exchangeable shares are redeemed by our company for Brookfield Class A Shares generally will be required to recognize gain or loss equal to the difference between the fair market value of such Brookfield Class A Shares and the holder’s adjusted tax basis in the class A-1 exchangeable shares so redeemed, and our company’s redemption of a U.S. Holder’s class A-1 exchangeable shares for cash generally will be treated with respect to the U.S. Holder either as (i) a sale or exchange eligible for capital gain or loss treatment or (ii) a distribution in respect of class A-1 exchangeable shares, depending on the circumstances. It is also possible for the class A-1 exchangeable shares and related rights to be treated as a derivative financial instrument, in which case the exchange or redemption of a U.S. Holder’s class A-1 exchangeable shares for Brookfield Class A Shares or the conversion by a U.S. Holder of class A-1 exchangeable shares into class A exchangeable shares may be a taxable event giving rise to ordinary income or loss. These uncertain U.S. federal income tax consequences are described in greater detail below under the heading “Certain Material United States Federal Income Tax Considerations — Consequences to U.S. Holders — Ownership and Disposition of Class A-1 Exchangeable Shares Received Pursuant to the Offer”. U.S. Holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the exchange, conversion or redemption of class A-1 exchangeable shares.

The U.S. federal income tax treatment of the class A exchangeable shares received upon the exercise of the conversion right is uncertain.

The U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of class A exchangeable shares received upon the exercise of the conversion right depend, in part, on whether the class A exchangeable shares are, for U.S. federal income tax purposes, treated as stock of our company. No authority directly addresses the U.S. federal income tax treatment of a security with terms and related rights similar to the class A exchangeable shares, and therefore the tax treatment of the class A exchangeable shares is uncertain. We treat the class A exchangeable shares as stock of our company for all U.S. federal income tax purposes, but alternative characterizations are possible. For example, the IRS or a court might characterize the class A exchangeable shares and related rights as stock of Brookfield Corporation or as a derivative financial instrument, with complex and uncertain tax consequences. No assurance can be provided that the IRS or a court will agree with our position that the class A exchangeable shares constitute stock of our company, and the U.S. federal income tax consequences of an alternative characterization of the class A exchangeable shares could be materially adverse to U.S. Holders. U.S. Holders are urged to consult their tax advisers regarding the proper U.S. federal income tax treatment of the class A exchangeable shares.

If our company is classified as a passive foreign investment company, U.S. persons who own exchangeable shares could be subject to adverse U.S. federal income tax consequences.

If our company is classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, a U.S. Holder who owns exchangeable shares could be subject to adverse tax consequences, including a greater tax liability than might otherwise apply, an interest charge on certain taxes deemed deferred as a result of our company’s non-U.S. status, and additional U.S. tax filing obligations, regardless of the number of exchangeable shares owned.

In general, a non-U.S. corporation will be a PFIC during a taxable year if (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, passive income generally includes interest, dividends, and other investment income. However, under an “active insurance” exception, income is not treated as passive if it is derived in the “active conduct” of an insurance business by a “qualifying insurance corporation”. The IRS has issued final and proposed regulations providing guidance on various aspects of the PFIC rules, including the active insurance exception. The proposed regulations will not be effective unless and until they are adopted in final form, although taxpayers generally may rely on the proposed regulations before adoption, provided the proposed regulations are applied consistently.

Based on the current and expected income, assets, and activities of our company, we do not expect our company to be classified as a PFIC for the current taxable year or in the foreseeable future. However, there is significant uncertainty regarding the application of the final and proposed regulations. The IRS has requested comments on several aspects of the proposed regulations governing the active conduct of an insurance business, and it is uncertain when the proposed regulations will be made final or whether the provisions of any final or temporary regulations will vary from the proposed regulations. Moreover, the PFIC determination is made annually at the end of each taxable year and depends on a number of factors, some of which are beyond our company’s control, including the value of our company’s assets and the amount and type of its income. Accordingly, there can be no assurance that our company or any of its non-U.S. subsidiaries will not be classified as PFICs for any taxable year or that the IRS will agree with our company’s belief regarding its PFIC status. U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including the final and proposed regulations, with respect to their ownership and disposition of exchangeable shares.

If any of our non-U.S. subsidiaries are determined to have related person insurance income, U.S. persons who own exchangeable shares may be subject to U.S. federal income taxation on their pro rata share of such income.

If, for U.S. federal income tax purposes, any non-U.S. subsidiary is treated as recognizing “related person insurance income” (“RPII”) in a taxable year and is also treated for such purposes in such taxable year as a “controlled foreign corporation” (an “RPII CFC”), then each U.S. person that owns exchangeable shares directly or indirectly through non-U.S. entities as of the last day in such taxable year generally must include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). A U.S. Holder that is a tax-exempt organization would be required to treat RPII as unrelated business taxable income.

RPII generally is any income of a non-U.S. corporation attributable to insuring or reinsuring risks of a U.S. person that owns (or is treated as owning) stock of such non-U.S. corporation, or risks of a person that is treated as related to such U.S. person for U.S. federal income tax purposes. However, the RPII rules do not apply to income derived from a non-U.S. insurance subsidiary if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of such non-U.S. insurance subsidiary or (ii) RPII, determined on a gross basis, is less than 20% of the gross insurance income of such non-U.S. insurance subsidiary for the taxable year. In general, our company believes that its non-U.S. insurance subsidiaries are likely to have operated in such a manner as to qualify for at least one of the foregoing exceptions. However, our company does not track the identity of shareholders or persons who are insured by its subsidiaries for this purpose, and therefore our company has made no formal determination as to whether either of the foregoing exceptions applies to any of its non-U.S. subsidiaries.

The IRS has issued proposed regulations providing guidance on certain aspects of the determination of RPII, including RPII arising from insurance coverage of a person related to a U.S. shareholder of a RPII CFC, as well as certain “cross-insurance” arrangements. Although we continue to evaluate the implications of the proposed regulations, we do not expect the proposed regulations, if finalized as proposed, to cause U.S. Holders to be treated as earning RPII.

The application of the RPII rules to U.S. Holders is subject to uncertainty. Accordingly, there can be no assurance that the above RPII rules will not apply or that the IRS will agree with our company’s conclusions regarding the application of the RPII rules. U.S. Holders are urged to consult their tax advisers regarding the application of the RPII rules, including the proposed regulations, with respect to their ownership and disposition of exchangeable shares.

U.S. persons who sell or otherwise dispose of exchangeable shares in a taxable transaction may be required to treat gain as ordinary income for U.S. federal income tax purposes and comply with certain reporting requirements.

In general, if a U.S. person sells or taxably disposes of shares of a non-U.S. corporation that would be taxed under the provisions of the Code, applicable to U.S. insurance companies if it were a U.S. corporation, and the non-U.S. corporation is (or would be but for certain exceptions) treated as an RPII CFC, then any gain realized on the disposition may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder might be required to comply with certain reporting requirements, regardless of the number of shares owned.

Our company does not directly engage in an insurance or reinsurance business, but it has non-U.S. subsidiaries that do so. Based on the absence of legal authority, there is a strong argument that gain realized upon the disposition of exchangeable shares should not be recharacterized as a dividend for U.S. federal income tax purposes under this special rule, because our company is not directly engaged in the insurance business. However, there can be no assurance that the IRS will not successfully assert that this tax treatment applies in such circumstances and thus may apply to a U.S. Holder who recognizes taxable gain from the sale or other taxable disposition of exchangeable shares. U.S. Holders are urged to consult their tax advisers regarding the application of the foregoing rules to their ownership and disposition of exchangeable shares.

The U.S. federal base erosion and anti-abuse tax may significantly increase our tax liability.

Our U.S. subsidiaries may be subject to the base erosion and anti-abuse tax (the “BEAT”). The BEAT operates as a minimum tax and generally is calculated as a percentage (10% for certain taxable years before 2026 and 12.5% thereafter) of the “modified taxable income” of an “applicable taxpayer”. Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to non-U.S. affiliates, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies only to the extent it exceeds a taxpayer’s regular corporate income tax liability (determined without regard to certain tax credits) and only in years in which the “base erosion percentage” exceeds a specified percentage. If applicable in any given year, the BEAT may significantly increase the tax liability of our U.S. subsidiaries for such year.

Our company or our non-U.S. subsidiaries may be subject to U.S. federal income taxation in an amount greater than expected, which could have a material adverse effect on our financial condition and operating results.

Our company and certain of its subsidiaries are treated as foreign corporations under the Code. Any such non-U.S. subsidiary that is considered to be engaged in a trade or business in the United States generally will be subject to U.S. federal income taxation on a net basis on its income that is effectively connected with such U.S. trade or business (including a branch profits tax on the portion of its earnings and profits that is attributable to such income, subject to certain adjustments), unless otherwise provided under an applicable income tax treaty. In addition, a non-U.S. subsidiary generally will be subject to U.S. federal income taxation on a gross basis on certain U.S.-source income, as well as a U.S. federal excise tax on certain premiums earned on insurance with respect to U.S. risks that are not effectively connected with a U.S. trade or business, unless otherwise provided under an applicable income tax treaty.

We expect each of our non-U.S. subsidiaries to operate in a manner that will not cause it to be treated as engaged in a trade or business within the United States or, if applicable under an income tax treaty, as carrying on a business in the United States through a permanent establishment. However, the potential application of the BEAT (discussed above), the complex application of the rules for determining the U.S. federal income tax liability of a corporation under U.S. federal income tax reform legislation signed into law on December 22, 2017 (the “Tax Cuts and Jobs Act”), and other factors, including any future tax legislation, may cause some or all of the non-U.S. subsidiaries to conduct business differently. Moreover, there is considerable uncertainty as to when a foreign corporation is engaged in a trade or business within the United States and as to what constitutes a permanent establishment under the applicable tax treaties.

Based on such uncertainty, there can be no assurance that the IRS will not contend successfully that one or more of our non-U.S. subsidiaries is engaged in a trade or business (or carrying on business through a permanent establishment) in the United States. If one or more of the non-U.S. subsidiaries were treated as engaged in a trade or business (or carrying on business through a permanent establishment) in the United States, then such non-U.S. subsidiaries could be subject to U.S. federal income taxation on the portion of their net income treated as effectively connected with a U.S. trade or business (or their business profits attributable to a U.S. permanent establishment), as well as the U.S. branch profits tax. Any such U.S. federal income taxation could result in substantial tax liabilities and consequently could have a material adverse effect on our business, financial condition, and operating results.

Changes in U.S. tax law might adversely affect us or our shareholders.

The tax treatment of our company and its subsidiaries may be the subject of future U.S. tax legislation. We cannot predict whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on our company or its subsidiaries. No assurance can be provided that future legislative, administrative, or judicial developments will not result in an increase in the amount of U.S. tax payable by our company, its subsidiaries, or shareholders. Any such developments could have a material and adverse effect on shareholders or our business, financial condition, and operating results.

We may become subject to U.S. withholding tax under FATCA.

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act of 2010 (“FATCA”) impose a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity”, unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by our company or any of our non-U.S. subsidiaries. However, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.

There is U.S. income tax risk associated with reinsurance between U.S. insurance companies and their non-U.S. affiliates.

If a reinsurance agreement is entered into among related parties, the IRS is permitted to reallocate or recharacterize income, deductions, or certain other items, and to make any other adjustment, to reflect the proper amount, source, or character of the taxable income of each of the parties. If the IRS were to successfully challenge our reinsurance arrangements, then our business, financial condition, and operating results could be adversely affected.

Risks Relating to the AEL Acquisition

Failure to complete the AEL Acquisition could negatively impact the future business and financial results of our company.

The closing of the AEL Acquisition is subject to satisfaction or waiver of a number of customary closing conditions, including, among other things, the approval of AEL shareholders and receipt of insurance regulatory approvals in relevant jurisdictions and the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act. Although we expect that the AEL Acquisition will close in the first half of 2024, there is no guarantee that the AEL Acquisition will close on such timeline, or at all. If the AEL Acquisition is not completed, the ongoing businesses of our company may be adversely affected and our company will be subject to several risks, including (i) having to pay certain costs relating to the AEL Acquisition, such as legal, accounting, financial advisor, filing, printing and mailing fees; and (ii) the focus of management teams on the AEL Acquisition instead of on pursuing other opportunities that could be beneficial; in each case, without realizing any of the benefits of having the AEL Acquisition completed. In addition, if the AEL Acquisition is not completed, our company may experience negative reactions from the financial markets and from regulators, rating agencies, prospective customers and counterparties and other insurance industry participants. If the AEL Acquisition is not completed, these risks may still materialize and may adversely affect the business, financial results and stock prices of our company.

Following the AEL Acquisition, we may not realize the anticipated benefits of the AEL Acquisition.

Even if we are successful in closing the AEL Acquisition, we may fail to realize some or all of the anticipated benefits of the AEL Acquisition, including as a result of potential unknown liabilities and expenses within the business that were not identified by us during due diligence, or because of changes in our business or the business or industry of AEL between the time we entered into the AEL Merger Agreement and closing of the AEL Acquisition. Furthermore, following the AEL Acquisition, the size and complexity of our business will increase significantly, and we may be exposed to additional risk factors that we are not exposed to through our existing business, including risks relating to AEL’s business. Our future success depends, in part, upon our ability to manage our expanded business, and mitigate such risk factors, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity.

OFFER TO EXCHANGE

TO: THE HOLDERS OF CLASS A LIMITED VOTING SHARES OF BROOKFIELD CORPORATION

The accompanying materials contain important information and should be read carefully before making a decision in respect of the Offer and the Circular, which is incorporated into and forms part of the Offer.

1.	The Offer

Brookfield Reinsurance invites Brookfield Shareholders to tender for exchange some or all of their Brookfield Class A Shares for newly-issued class A-1 exchangeable shares of Brookfield Reinsurance on the terms and subject to the conditions set forth in the Offer to Exchange, the Circular and the related Letter of Transmittal and the Notice of Guaranteed Delivery. Under applicable U.S. securities laws, Brookfield Corporation may also be deemed an offeror with respect to the Offer because the class A-1 exchangeable shares are exchangeable for Brookfield Class A Shares and the Brookfield Class A Shares acquired in the Offer may be returned to Brookfield Corporation in certain circumstances. See Section 10 of the Offer, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

Brookfield Reinsurance was incorporated on December 10, 2020 under the Bermuda Act as an exempted company limited by shares. Our company operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions. Through our operating subsidiaries, we offer a broad range of insurance products and services to individuals and institutions, including life insurance and annuities and personal and commercial property and casualty insurance. In doing so, we seek to match our liabilities with a portfolio of high-quality investments in order to generate attractive, risk-adjusted returns within our business. We leverage our relationship with Brookfield in order to opportunistically source new business and deploy our capital in assets that are tailored to our investment needs. Our relationship with Brookfield provides us with access to a diverse mix of leading alternative investment strategies that we believe are well-suited for this purpose. For more information on Brookfield Reinsurance, see Item 4.A of Brookfield Reinsurance’s Annual Report, “History and Development of the Company”.

The purpose of the Offer is to increase the equity base and market capitalization of Brookfield Reinsurance, which operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions, and which in turn will position Brookfield Reinsurance for future growth. Brookfield Reinsurance is a “paired entity” to Brookfield Corporation, which enables the Offer to be structured so that the equity base and market capitalization of Brookfield Reinsurance can be enhanced without any dilution to Brookfield Shareholders. The Offer also provides Brookfield Shareholders with an alternative, efficient means through which to hold an interest in overall Brookfield. While each class A-1 exchangeable share is exchangeable for a Brookfield Class A Share on a one-for-one basis, Brookfield Class A Shares are not by their terms exchangeable for class A-1 exchangeable shares. The Offer therefore provides an important opportunity for holders of Brookfield Class A Shares that would prefer to hold more of their interest in overall Brookfield through the ownership of exchangeable shares of Brookfield Reinsurance, which represents an alternative security through which to hold an interest in Brookfield Corporation. Following the completion of the Offer, it is expected that the Brookfield Class A Shares tendered in the Offer will either be returned to Brookfield Corporation for cancellation or, subject to applicable law and regulatory requirements, retained by Brookfield Reinsurance. The class A-1 exchangeable shares being offered are non-voting in order to address, among other things, certain insurance regulations applicable to Brookfield Reinsurance, which generally prohibit any person from owning more than 10% of the voting shares of our company without having received the requisite regulatory approvals. Following the Offer, investors who desire to do so will have the right to exchange their class A-1 exchangeable shares into Brookfield Class A Shares or convert their class A-1 exchangeable shares into class A exchangeable shares on a one-for-one basis, provided that no holder will be permitted to convert their class A-1 exchangeable shares, and our company will not effect any conversions of class A-1 exchangeable shares, into class A exchangeable shares unless the requesting holder has provided evidence satisfactory to the company that such holder or its affiliate either (i) will not, after giving effect to the conversion, have control or direction over more than 9.9% of the outstanding class A exchangeable shares or (ii) has received all necessary regulatory approval to obtain more than 9.9% of the class A exchangeable shares, as determined by our company acting reasonably. See Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital”, Section 5 of the Circular, “Purpose of and Background to the Offer” and Section 10 of the Offer, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

The Offer will commence on ●, 2023 and expire at the Expiration Time, unless terminated, extended, varied or changed by Brookfield Reinsurance. Subject to applicable law, Brookfield Reinsurance may, in its sole discretion, extend the period of time during which the Offer will remain open. In the event of an extension, the term “Expiration Time” will refer to the latest time and date at which the Offer, as so extended, will expire.

The Offer is subject to a number of conditions, including the Listing Condition. Brookfield Reinsurance, subject to applicable law, reserves the right to terminate the Offer and not take up and exchange any Brookfield Class A Shares tendered in the Offer if the conditions to the Offer are not satisfied or, where permitted, waived. See Section 8 of the Offer to Exchange, “Conditions to the Offer”.

Under the Offer, each Brookfield Shareholder who has properly tendered Brookfield Class A Shares, and who has not properly withdrawn such Brookfield Class A Shares, will receive one class A-1 exchangeable share for each Brookfield Class A Share tendered, on the terms and subject to the conditions of the Offer, including the provisions relating to pro-ration upon over subscription of the Offer as described herein.

The Depositary will return all Brookfield Class A Shares not exchanged under the Offer (including Brookfield Class A Shares not exchanged because of pro-ration, improper tenders, or Brookfield Class A Shares not taken up due to the termination of the Offer), or properly withdrawn before the Expiration Time, promptly after the Expiration Time or termination of the Offer, or the date of withdrawal of the Brookfield Class A Shares, in any case without expense to the tendering Brookfield Shareholders.

Each of the Brookfield Reinsurance Board of Directors and the Brookfield Corporation Board of Directors has approved the Offer. While both Brookfield Reinsurance and Brookfield Corporation believe that exchanges under the Offer by holders who prefer to invest in Brookfield overall through the ownership of exchangeable shares will be beneficial to Brookfield Reinsurance and Brookfield, neither of Brookfield Reinsurance, Brookfield Corporation or their respective affiliates, the Brookfield Reinsurance Board of Directors, the Brookfield Corporation Board of Directors or the Depositary makes any recommendation to you or to any other Brookfield Shareholders as to whether to tender or refrain from tendering Brookfield Class A Shares under the Offer. Because the Offer relates to approximately 2.44% of the Brookfield Class A Shares, and Brookfield Reinsurance currently does not beneficially own any Brookfield Class A Shares, no directors’ circular or Schedule 14D-9 from the Brookfield Corporation Board of Directors with respect to the Offer will be sent to Brookfield Shareholders. Although supportive of the Offer, Brookfield Corporation is not making any recommendation to Brookfield Shareholders because each class A-1 exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and because there are a number of factors specific to each Brookfield Shareholder that will affect a shareholder’s decision as to whether to tender their Brookfield Class A Shares pursuant to the Offer. You must make your own decisions as to whether to tender Brookfield Class A Shares under the Offer, and, if so, how many Brookfield Class A Shares to tender.

Although Brookfield Corporation is not making a recommendation to Brookfield Shareholders, it believes that the Offer is attractive to Brookfield Shareholders given that the Offer provides shareholders with an opportunity, at their option, to increase their ownership of exchangeable shares of Brookfield Reinsurance, which operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions, and which represents an alternative security through which to hold an interest in Brookfield Corporation. Shareholders should carefully consider all relevant factors with their own financial advisers, including the income tax consequences of tendering their Brookfield Class A Shares pursuant to the Offer. See Section 14 of the Circular, “Certain Material United States Federal Income Tax Considerations” and Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations”.

The Offer is being made only for Brookfield Class A Shares and not for any Other Securities. Any holder of Other Securities who wishes to accept the Offer must exercise the rights under such Other Securities in order to acquire Brookfield Class A Shares and then tender those Brookfield Class A Shares to the Offer.

The Offer to Exchange and related Letter of Transmittal and Notice of Guaranteed Delivery contain important information and should be read carefully and in their entirety before making a decision with respect to the Offer.

Each Brookfield Shareholder who has properly tendered Brookfield Class A Shares and who has not properly withdrawn such Brookfield Class A Shares will be entitled to receive one class A-1 exchangeable share subject to proration as described below.

2.	Dissent/Appraisal Rights

The Offer does not create any right of a Brookfield Shareholder to dissent in respect of any transaction or to make an application to receive the fair value of the Brookfield Class A Shares.

3.	Number of Brookfield Class A Shares and Pro-Ration of Tenders

As of August 15, 2023, there were 10,450,952 class A exchangeable shares and 1,638,077,866 Brookfield Class A Shares issued and outstanding. The maximum of 40,000,000 Brookfield Class A Shares that Brookfield Reinsurance is offering to exchange pursuant to the Offer represents 2.44% of the total number of 1,638,077,866 Brookfield Class A Shares issued and outstanding as of August 15, 2023. Assuming the Offer is fully subscribed and assuming that the Brookfield Class A Shares tendered for exchange will be returned by Brookfield Reinsurance to Brookfield Corporation, and subsequently cancelled by Brookfield Corporation, after giving effect to the Offer, there will be 10,450,952 class A exchangeable shares, 40,000,000 class A-1 exchangeable shares and 1,598,077,866 Brookfield Class A Shares issued and outstanding.

If, at the Expiration Time, the aggregate number of Brookfield Class A Shares properly tendered and not properly withdrawn does not exceed 40,000,000, Brookfield Reinsurance will, upon the terms and subject to the conditions of the Offer, exchange one Brookfield Class A Shares tendered for one class A-1 exchangeable shares.

If, at the Expiration Time, the aggregate number of Brookfield Class A Shares properly tendered and not properly withdrawn exceeds 40,000,000, Brookfield Reinsurance will accept 40,000,000 Brookfield Class A Shares for exchange on a pro rata basis according to the total number of Brookfield Class A Shares tendered. Brookfield Reinsurance’s determination as to pro-ration will be final and binding on all parties.

Brookfield Reinsurance will not take up or deliver any fractional shares in connection with the Offer. If necessary to avoid the creation of a fractional share, the number of Brookfield Class A Shares to be acquired from a registered holder will be rounded down to the closest whole number, and the remaining whole number of Brookfield Class A Shares not acquired will be returned to the tendering Brookfield Shareholders.

4.	Announcement of the Results of the Offer

Brookfield Reinsurance will publicly announce the results of the Offer, including the number of Brookfield Class A Shares validly tendered in the Offer, promptly after the Expiration Time.

5.	Procedure for Tendering Brookfield Class A Shares

Proper Tender of Brookfield Class A Shares

To tender Brookfield Class A Shares pursuant to the Offer, (i) all tendered Brookfield Class A Shares in proper form for transfer (including original share certificates, if such Brookfield Class A Shares are held in certificated form, or DRS positions), together with a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) relating to such Brookfield Class A Shares with signatures that are guaranteed if so required in accordance with the Letter of Transmittal, and any other documents required by the Letter of Transmittal must be received by the Depositary at the address listed in the Letter of Transmittal prior to the Expiration Time, (ii) the guaranteed delivery procedure described below must be followed, or (iii) such Brookfield Class A Shares must be transferred pursuant to the procedures for book entry transfer described below (and a Book-Entry Confirmation through the CDSX system (in the case of Brookfield Class A Shares held by CDS) or an Agent’s Message (in the case of Brookfield Class A Shares held in DTC) must be received by the Depositary in lieu of a Letter of Transmittal). For greater certainty, Brookfield Shareholders whose Brookfield Class A Shares are held through DRS (or represented by an ownership statement must only deliver a completed and duly executed Letter of Transmittal), and any other documents required by the Letter of Transmittal, in order to validly tender Brookfield Class A Shares.

In accordance with Instruction 4 in the Letter of Transmittal or the Book-Entry Confirmation or Agent’s Message in lieu thereof, each Brookfield Shareholder desiring to deposit Brookfield Class A Shares pursuant to the Offer should indicate the number of Brookfield Class A Shares such Brookfield Shareholder desires to tender.

If your Brookfield Class A Shares are held through a broker, dealer, commercial bank, trust company or other nominee, you must request that your broker, dealer, commercial bank, trust company or other nominee tender your Brookfield Class A Shares for you. If your Brookfield Class A Shares are so held, you should immediately contact such nominee in order to take the necessary steps to be able to tender such Brookfield Class A Shares under the Offer. In addition, it is likely that such broker, dealer, commercial bank, trust company or other nominee has an earlier deadline, for administrative reasons, for you to act to instruct such nominee to tender Brookfield Class A Shares on your behalf. We urge you to contact your broker, dealer, commercial bank, trust company or other nominee to confirm any earlier deadline.

Participants of CDS and DTC should contact CDS or DTC, as applicable, to obtain instructions with respect to the tender of Brookfield Class A Shares under the Offer. All CDS and DTC participants should tender Brookfield Class A Shares at the beneficial shareholder level. For example, a CDS or DTC participant tendering Brookfield Class A Shares on behalf of three beneficial shareholders should complete three separate tenders, one for each beneficial shareholder.

Signature Guarantees

No signature guarantee is required on the Letter of Transmittal if either (i) the Letter of Transmittal is signed by the registered holder of the Brookfield Class A Shares exactly as the name of the registered holder appears on the DRS position, ownership statement or Brookfield Class A Share certificate tendered therewith, and payment and delivery are to be made directly to such registered holder, or (ii) Brookfield Class A Shares are tendered for the account of an Eligible Institution. Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States. In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 in the related Letter of Transmittal.

If a certificate, ownership statement or DRS position representing Brookfield Class A Shares is registered in the name of a person other than the signatory to a related Letter of Transmittal, or if payment is to be made, or certificates, ownership statements or DRS positions representing Brookfield Class A Shares not exchanged or tendered are to be issued to a person other than the registered holder, the certificate, ownership statement or DRS position must be endorsed or accompanied by an appropriate stock power, in either case, signed exactly as the name of the registered holder appears on the certificate, DRS position or ownership statement with the signature on the certificate or stock power signature guaranteed by an Eligible Institution.

Book-Entry Transfer Procedures – CDS

Any financial institution that is a participant in CDS may make book-entry delivery of the Brookfield Class A Shares through CDSX by causing CDS to deliver such Brookfield Class A Shares to the Depositary in accordance with the applicable CDS procedures. Delivery of Brookfield Class A Shares to the Depositary by means of book-entry through CDSX will constitute a valid tender under the Offer.

Brookfield Shareholders may accept the Offer by following the procedures for a book-entry transfer of Brookfield Class A Shares established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario prior to the Expiration Time in connection with the tender of such Brookfield Class A Shares. Brookfield Shareholders, through their respective CDS participants, who utilize CDSX to accept the Offer via book-entry of their holdings with CDS, shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered to be a valid tender in accordance with the terms of the Offer. Delivery of documents to CDS does not constitute delivery to the Depositary.

Book-Entry Transfer Procedures – DTC

The Depositary may establish an account with respect to the Brookfield Class A Shares at DTC for purposes of the Offer. Any financial institution that is a participant in DTC may make book-entry delivery of the Brookfield Class A Shares by causing DTC to transfer such Brookfield Class A Shares into the Depositary’s account in accordance with DTC procedures for such transfer. Although delivery of the Brookfield Class A Shares may be effected under the Offer through book-entry transfer into the Depositary’s account at DTC, the related Letter of Transmittal (or a manually signed photocopy thereof) with any required signature guarantees, or (in the case of a book-entry transfer) an Agent’s Message in lieu of the related Letter of Transmittal and any other required documents must, in any case, be transmitted to and received by the Depositary at its Toronto, Ontario office address set forth on the back cover page of the Offer to Exchange and the Circular prior to the Expiration Time in connection with the tender of such Brookfield Class A Shares. Delivery of documents to DTC does not constitute delivery to the Depositary.

Brookfield Shareholders who are tendering by book-entry transfer to the Depositary’s account at DTC may execute their tender through DTC’s ATOP by transmitting their acceptance to DTC in accordance with DTC’s ATOP procedures. DTC will then verify the acceptance, execute a book-entry delivery to the Depositary’s account at DTC and send an Agent’s Message to the Depositary. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message. Accordingly, the Letter of Transmittal need not be completed by a Brookfield Shareholder tendering through ATOP.

Method of Delivery

The method of delivery of certificates representing Brookfield Class A Shares and all other required documents is at the option and sole risk of the tendering Brookfield Shareholder. If certificates representing Brookfield Class A Shares are to be sent by mail, registered mail that is properly insured is recommended and it is suggested that the mailing be made sufficiently in advance of the Expiration Time to permit delivery to the Depositary prior to such time. Delivery of a certificate representing Brookfield Class A Shares will only be deemed to occur upon actual receipt by the Depositary of such certificate.

Procedure for Guaranteed Delivery

If a Brookfield Shareholder wishes to tender Brookfield Class A Shares pursuant to the Offer and cannot deliver certificates for such Brookfield Class A Shares, or time will not permit all required documents to reach the Depositary prior to the Expiration Time, or the procedures for book-entry transfer cannot be completed on a timely basis, such Brookfield Class A Shares may nevertheless be tendered if all of the following conditions are met:

(a)	such tender is made by or through an Eligible Institution;

(b)

a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by Brookfield Reinsurance with the Offer to Exchange, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery is received by the Depositary, at its office in Toronto, Ontario prior to the Expiration Time; and

(c)

all tendered Brookfield Class A Shares (including original Brookfield Class A Share certificates, if such Brookfield Class A Shares are held in certificated form) in proper form for transfer, together with a properly completed and duly executed related Letter of Transmittal (or a manually executed photocopy thereof), or, in the case of a book-entry transfer, a Book-Entry Confirmation (in the case of Brookfield Class A Shares held in CDS) or Agent’s Message (in the case of Brookfield Class A Shares held in DTC), with signatures that are guaranteed if so required in accordance with the Letter of Transmittal, and any other documents required by the Letter of Transmittal, are received by the Toronto, Ontario office of the Depositary, before 5:00 p.m. (Eastern time) on or before the second trading day on the TSX and the NYSE after the Expiration Time.

The Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by e-mail transmission to the Toronto, Ontario office of the Depositary listed in the Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

Notwithstanding any other provision hereof, the exchange of Brookfield Class A Shares tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Brookfield Class A Shares (if such Brookfield Class A Shares are held in certificated form), (ii) a properly completed and duly executed related Letter of Transmittal (or a manually executed photocopy thereof) relating to such Brookfield Class A Shares, with signatures that are guaranteed if so required, (iii) in the case of a book-entry transfer, a Book-Entry Confirmation or Agent’s Message, and (iv) any other documents required by the Letter of Transmittal.

The tender information specified in a Notice of Guaranteed Delivery by a person completing such Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently delivered.

Return of Unexchanged Brookfield Class A Shares

Certificates or DRS positions for all Brookfield Class A Shares not exchanged under the Offer (including Brookfield Class A Shares not exchanged because of pro-ration, improper tenders or Brookfield Class A Shares not taken up due to termination of the Offer), or properly withdrawn before the Expiration Time, will be returned (in the case of certificates or DRS positions representing Brookfield Class A Shares all of which are not exchanged) or replaced with new certificates or DRS positions representing the balance of Brookfield Class A Shares not exchanged (in the case of certificates or DRS positions representing Brookfield Class A Shares of which less than all are exchanged), promptly after the Expiration Time or the date of withdrawal of the Brookfield Class A Shares, without expense to the Brookfield Shareholder. In the case of Brookfield Class A Shares tendered through book-entry transfer into the Depositary’s account at DTC or CDS, the Brookfield Class A Shares will be credited to the appropriate account maintained by the tendering Brookfield Shareholder at DTC or CDS, as applicable, without expense to the Brookfield Shareholder.

Determination of Validity, Rejection; Waiver of Defects; No Obligation to Give Notice of Defect

All questions as to the number of Brookfield Class A Shares to be taken up and exchanged, the number of Shares to be paid in consideration thereof, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Brookfield Class A Shares will be determined by Brookfield Reinsurance, in its sole discretion, which determination will be final and binding on all parties, except as otherwise finally determined in a subsequent judicial proceeding in a court of competent jurisdiction or as required by law. Brookfield Reinsurance reserves the absolute right to reject any or all tenders of Brookfield Class A Shares determined by them in its sole discretion not to be in proper form or not completed in accordance with the instructions set forth herein and in the related Letter of Transmittal or the acceptance for payment of, or payment for, which may, in the opinion of Brookfield Reinsurance’s counsel, be unlawful. Brookfield Reinsurance also reserves the absolute right to waive any defect or irregularity in the tender of any particular Brookfield Class A Shares, in each case prior to the Expiration Time. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Brookfield Reinsurance shall determine. No individual tender of Brookfield Class A Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Brookfield Reinsurance will not be liable for failure to waive any condition of the Offer or any defect or irregularity in any tender of Brookfield Class A Shares. None of Brookfield Reinsurance, Brookfield Corporation, the Depositary or any other person will be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Brookfield Reinsurance’s interpretation of the terms and conditions of the Offer (including the related Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding, except as otherwise finally determined in a subsequent judicial proceeding in a court of competent jurisdiction or as required by law. Under the Support Agreement, Brookfield Corporation has the right to consent to any issuance of exchangeable shares. Brookfield Corporation has consented to the issuance of class A-1 exchangeable shares (which are convertible into class A exchangeable shares and exchangeable into Brookfield Class A Shares), and has approved the making of the Offer, and has no further consent rights relating to the making or conduct of the Offer. Brookfield Corporation has also approved the creation and issuance of the Brookfield Class A Shares issuable on exchange of the class A-1 exchangeable shares (including any exchange of class A exchangeable shares issuable on conversion of the class A-1 exchangeable shares).

Formation of Agreement; Prohibition on “Short” Tenders

A tender of Brookfield Class A Shares under any of the procedures described above will constitute a binding agreement between the tendering Brookfield Shareholder and Brookfield Reinsurance, effective as of the Expiration Time, upon the terms and conditions of the Offer. In addition, a tender of Brookfield Class A Shares to Brookfield Reinsurance pursuant to any procedures described herein will constitute a representation by such Brookfield Shareholder that (i) such Brookfield Shareholder has a “net long position” in the Brookfield Class A Shares being tendered or equivalent securities at least equal to the Brookfield Class A Shares tendered within the meaning of Rule 14e-4 under the Exchange Act and (ii) the tender of such Brookfield Class A Shares complies in all respects with Rule 14e-4. It is a violation of Rule 14e-4 for a person (acting alone or in concert with others), directly or indirectly, to tender Brookfield Class A Shares for that person’s own account unless, at the time of tender and at the end of the pro-ration period or period during which Brookfield Class A Shares are accepted by lot (including any extensions thereof), the person so tendering has a net long position equal to or greater than the amount of (A) Brookfield Class A Shares tendered, or (B) other securities immediately convertible into, or exchangeable or exercisable for, the amount of the Brookfield Class A Shares tendered, and upon acceptance of such person’s tender, will acquire such Brookfield Class A Shares for tender by conversion, exchange or exercise of such other securities, and will deliver or cause to be delivered the Brookfield Class A Shares within the period specified in, and in accordance with the terms of, the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

Lost or Destroyed Certificates

If any certificate representing Brookfield Class A Shares has been lost or destroyed, the Brookfield Shareholder should promptly notify the Depositary at the phone number or address set forth on the back cover page of the Offer to Exchange and the Circular. The related Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Brookfield Shareholders are requested to contract the Depositary immediately in order to permit timely processing of this documentation.

6.	Return of Tendered Brookfield Class A Shares

Certificates or DRS positions for all Brookfield Class A Shares not exchanged under the Offer (including Brookfield Class A Shares not exchanged because of pro-ration, improper tenders or Brookfield Class A Shares not taken up due to termination of the Offer), or properly withdrawn before the Expiration Time, will be returned (in the case of certificates or DRS positions representing Brookfield Class A Shares all of which are not exchanged) or replaced with new certificates or DRS positions representing the balance of Brookfield Class A Shares not exchanged (in the case of certificates or DRS positions representing Brookfield Class A Shares of which less than all are exchanged), promptly after the Expiration Time or the date of withdrawal of the Brookfield Class A Shares, without expense to the Brookfield Shareholder. In the case of Brookfield Class A Shares tendered through book-entry transfer into the Depositary’s account at DTC or CDS, the Brookfield Class A Shares will be credited to the appropriate account maintained by the tendering Brookfield Shareholder at DTC or CDS, as applicable, without expense to the Brookfield Shareholder.

Brookfield Reinsurance reserves the right, in its sole discretion, subject to applicable securities laws, to delay taking up or exchanging any Brookfield Class A Shares or to terminate the Offer and not take up or exchange any Brookfield Class A Shares if any event specified under Section 8 “Conditions to the Offer” of the Offer to Exchange occurs on or prior to the Expiration Time, by giving written notice thereof or other communication confirmed in writing to the Depositary. Brookfield Reinsurance also reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and exchanging Brookfield Class A Shares in order to comply, in whole or in part, with any applicable law.

7.	Withdrawal Rights

Except as otherwise provided in this Section 7, “Withdrawal Rights”, tenders of Brookfield Class A Shares pursuant to the Offer will be irrevocable. Brookfield Class A Shares tendered in the Offer may be withdrawn by the Brookfield Shareholder:

(a)	at any time prior to the Expiration Time;

(b)	at any time before the Brookfield Class A Shares have been taken up by Brookfield Reinsurance;

(c)	if the Brookfield Class A Shares have not been exchanged for class A-1 exchangeable shares by Brookfield Reinsurance within three business days of being taken up;

(d)

at any time before the expiration of 10 days from the date that a notice of change or notice of variation has been given in accordance with the Offer to Exchange consists solely of the waiver of a condition of the Offer (which 10-day period may be extended to 10 business days where required under U.S. securities laws). See Section 9 of the Offer to Exchange, “Extension of the Expiration Time, Variation or Change of the Offer”; and

(e)	if Brookfield Reinsurance has not accepted tendered Brookfield Class A Shares for exchange by ●, 2023, which is 40 business days after commencement of the Offer.

For a withdrawal to be effective, a written or printed copy of a notice of withdrawal must be actually received by the Depositary by the applicable date specified above at the place of deposit of the relevant Shares. Any such notice of withdrawal must be signed by or on behalf of the person who signed the Letter of Transmittal or Notice of Guaranteed Delivery in respect of the Brookfield Class A Shares being withdrawn or, in the case of Brookfield Class A Shares tendered by a CDS participant, be signed by such participant in the same manner as the participant’s name is listed on the applicable Book-Entry Confirmation through the CDSX system or, in the case of Brookfield Class A Shares tendered by a DTC participant, be signed by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message, and must specify the name of the person who tendered the Brookfield Class A Shares to be withdrawn, the name of the registered holder, if different from that of the person who tendered such Brookfield Class A Shares, and the number of Brookfield Class A Shares to be withdrawn. If the certificates for the Brookfield Class A Shares tendered in the Offer have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the tendering Brookfield Shareholder must submit the serial numbers shown on the particular certificates evidencing the Brookfield Class A Shares to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 5 of the Offer to Exchange, “Procedure for Tendering Brookfield Class A Shares”), except in the case of Brookfield Class A Shares tendered by an Eligible Institution. A withdrawal of Brookfield Class A Shares tendered in the Offer may only be accomplished in accordance with the foregoing procedure. The withdrawal will take effect only upon actual receipt by the Depositary of a written or printed copy of a properly completed and executed notice of withdrawal.

A Brookfield Shareholder who wishes to withdraw Brookfield Class A Shares tendered in the Offer and who holds Brookfield Class A Shares through a broker, dealer, commercial bank, trust company or other nominee should immediately contact such broker, dealer, commercial bank, trust company or other nominee in order to take the necessary steps to be able to withdraw such Brookfield Class A Shares under the Offer. Please be advised that such nominees may have their own deadlines relating to the withdrawal of your Brookfield Class A Shares that differ from those set out in the Offer to Exchange. We recommend that you contact your nominee to find out its deadline.

Participants of CDS and DTC should contact CDS or DTC, as applicable, with respect to the withdrawal of Brookfield Class A Shares under the Offer.

All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Brookfield Reinsurance, in its sole discretion, which determination shall be final and binding, except as otherwise finally determined in a subsequent judicial proceeding in a court of competent jurisdiction or as required by law. None of Brookfield Reinsurance, Brookfield Corporation, the Depositary nor any other person will be obligated to give notice of defects or irregularities in notices of withdrawal, nor shall any of them incur any liability for failure to give any such notice.

Any Brookfield Class A Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer. However, withdrawn Brookfield Class A Shares may be re-tendered prior to the Expiration Time by again following the procedures described in Section 5 of the Offer to Exchange, “Procedure for Tendering Brookfield Class A Shares”.

If Brookfield Reinsurance extends the period of time during which the Offer is open or if Brookfield Reinsurance is delayed in its exchange of Brookfield Class A Shares or is unable to exchange Brookfield Class A Shares pursuant to the Offer for any reason, then, without prejudice to Brookfield Reinsurance’s rights under the Offer, the Depositary may, subject to applicable law, retain on behalf of Brookfield Reinsurance all tendered Brookfield Class A Shares. Such retention is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that Brookfield Reinsurance must pay the consideration offered or return the Brookfield Class A Shares tendered promptly after termination or withdrawal of the Offer. In the event of such retention, such Brookfield Class A Shares may not be withdrawn except to the extent tendering Brookfield Shareholders are entitled to withdrawal rights as described in this Section 7, or pursuant to applicable law.

8.	Conditions to the Offer

Notwithstanding any other provision of the Offer, but subject to applicable law, including Rules 14e-1(c) and 13e-4(f)(5) under the Exchange Act, and in addition to (and not in limitation of) Brookfield Reinsurance’s right to extend, vary or change the Offer pursuant to Section 9 of the Offer, “Extension of the Expiration Time, Variation or Change of the Offer”, Brookfield Reinsurance will not be required to accept for exchange or exchange any Brookfield Class A Shares and may withdraw, terminate, cancel or amend the Offer or extend the period of time during which the Offer is open if, at any time before the Expiration Time, any of the following events will have occurred (or will have been determined by Brookfield Reinsurance, in its reasonable judgment, to have occurred) which, in Brookfield Reinsurance’s reasonable judgment, in any such case and regardless of the circumstances, makes it inadvisable to proceed with the Offer or to take up Brookfield Class A Shares deposited under the Offer:

(a)

Brookfield Reinsurance will have concluded, in its reasonable judgment, that the class A-1 exchangeable shares to be issued pursuant to the Offer will not be authorized for listing on the NYSE and approved for listing on the TSX, subject to official notice or bulletin of issuance (the “Listing Condition”);

(b)

Brookfield Reinsurance will have concluded, in its reasonable judgment, that the Offer or the exchange of the Brookfield Class A Shares by Brookfield Reinsurance is illegal or not in compliance with applicable law or stock exchange requirements, or that necessary exemptions under applicable securities legislation, are not available to Brookfield Reinsurance or Brookfield Corporation, as applicable, for the Offer and, if required under any such legislation, Brookfield Reinsurance or Brookfield Corporation, as applicable, will not have received the necessary exemptions from or approvals or waivers of the appropriate courts or securities regulatory authorities or stock exchange(s) in respect of the Offer;

(c)

any changes will have occurred or been proposed to the Tax Act or the Code, the Treasury Regulations, the publicly available administrative policies or assessing practices of the CRA or the IRS, or to relevant tax jurisprudence that, in the reasonable judgment of Brookfield Reinsurance, are detrimental to Brookfield Reinsurance, Brookfield Corporation or any of their respective affiliates or a Brookfield Shareholder or a Brookfield Reinsurance shareholder, or with respect to making the Offer or exchanging the Brookfield Class A Shares pursuant to the Offer;

(d)	the completion of the Offer subjects Brookfield Reinsurance or Brookfield Corporation or any of their respective affiliates to any material tax liability;

(e)

any regulatory relief obtained from securities regulatory authorities in Canada is rescinded or modified in a manner that is not in form and substance reasonably satisfactory to Brookfield Reinsurance or Brookfield Corporation, as applicable;

(f)

a final receipt from the Canadian securities regulatory authorities in each of the provinces and territories of Canada relating to the distribution of the class A-1 exchangeable shares (including the underlying class A exchangeable shares and Brookfield Class A Shares) to be issued pursuant to the Offer will not have been obtained;

(g)

(i) the registration statement on Form F-4 for the class A-1 exchangeable shares (including the underlying class A exchangeable shares and Brookfield Class A Shares) to be issued pursuant to the Offer; and (ii) the registration statement on Form F-3 with respect to the delivery from time to time by Brookfield Corporation of Brookfield Class A Shares in connection with any redemption, exchange or purchase of class A exchangeable shares and class A-1 exchangeable shares, in each case, will not have become effective under the U.S. Securities Act and/or a stop order suspending the effectiveness of the registration statement will have been issued and/or there will have been any proceeding for that purpose that will have been initiated or threatened by the SEC and Brookfield Reinsurance and Brookfield Corporation will not have received all necessary state securities law or blue sky authorizations;

(h)

any other approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental entity or other authority or any third-party consent, required to be obtained or made in connection with the Offer will not have been obtained or made on terms and conditions satisfactory to Brookfield Reinsurance in its reasonable judgment;

(i)

any take-over bid or tender or exchange offer with respect to some or all of the securities of Brookfield Reinsurance or Brookfield Corporation, or any merger, business combination or acquisition proposal, disposition of assets outside of the ordinary course of business, or other similar transaction with or involving Brookfield Corporation or Brookfield Reinsurance, other than the Offer, or any solicitation of proxies, other than by management, to seek to control or influence our board or the Brookfield Corporation Board of Directors, as applicable, will have been proposed, announced or made by any individual or entity;

(j)

there will have been threatened in writing, taken or pending any action or proceeding by any government or governmental authority or regulatory or administrative agency in any jurisdiction, or by any other person in any jurisdiction, before any court or governmental authority or regulatory or administrative agency in any jurisdiction (i) challenging or seeking to cease trade, make illegal, delay or otherwise directly or indirectly restrain or prohibit the making of the Offer, the acceptance for exchange of the Brookfield Class A Shares by Brookfield Reinsurance or otherwise directly or indirectly relating in any manner to or affecting the Offer, or seeks to obtain material damages in respect of the Offer or (ii) that otherwise, in the reasonable judgment of Brookfield Reinsurance has or may have a material adverse effect on the securities or the business, income, assets, liabilities, condition (financial or otherwise), properties, operations, results of operations or prospects of Brookfield Reinsurance or Brookfield Corporation and their respective subsidiaries taken as a whole or has impaired or may materially impair the contemplated benefits of the Offer to Brookfield Reinsurance or Brookfield Corporation;

(k)

there will have been any action or proceeding threatened in writing, pending or taken or approval withheld or any statute, rule, regulation, stay, decree, judgment or order or injunction proposed, sought, enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer or Brookfield Reinsurance, Brookfield Corporation or any of their respective subsidiaries by any court, government or governmental authority or regulatory or administrative agency in any jurisdiction that, in the reasonable judgment of Brookfield Reinsurance might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) of paragraph (a) above or would or might prohibit, prevent, restrict or delay consummation of or materially impair the contemplated benefits to Brookfield Reinsurance, Brookfield Corporation of the Offer or make it inadvisable, in the reasonable judgment of Brookfield Reinsurance, to proceed with the Offer;

(l)

there will have occurred a decrease in excess of 10% of the market price of the class A exchangeable shares or the Brookfield Class A Shares on the NYSE or the TSX since the close of business on ●, 2023; or

(m)

on or after the commencement of the Offer, any of the following, or, in the case of any of the following existing at the time of the commencement of the Offer, a material acceleration or worsening thereof:

(i)	any general suspension of trading in, or limitation on prices for, securities on any securities exchange or in the over-the-counter market in Canada or the United States,

(ii)	the declaration of a banking moratorium or any suspension of payments in respect of banks in Canada or the United States (whether or not mandatory),

(iii)

a natural disaster or the commencement or escalation of a war, armed hostilities, act of terrorism or other international or national calamity directly or indirectly involving Bermuda, Canada, the United States or any other country or region where Brookfield Reinsurance and or Brookfield Corporation maintains significant business activities (including the COVID-19 pandemic, to the extent that there is any material adverse development related thereto on or after the date hereof, or similar event or the escalation thereof),

(iv)

any limitation (whether or not mandatory) by any government or governmental authority or regulatory or administrative agency or any other event that, in the reasonable judgment of Brookfield Reinsurance, could negatively affect the extension of credit by banks or other lending institutions,

(v)

any increase or decrease in the market price of the class A exchangeable shares that would result in the market price of the class A exchangeable shares being (i) greater than 110% of the market price of a Brookfield Class A Share or, (ii) less than 90% of a Brookfield Class A Share, in each case based on the volume-weighted average price for such class A exchangeable shares and Brookfield Class A Shares on the NYSE for five (5) consecutive trading days,

(vi)

any decline or increase in any of the S&P/TSX Composite Index, the Dow Jones Industrial Average or the S&P 500 Composite Index by an amount in excess of 10%, measured from the close of business on ●, 2023, or

(vii)	any extraordinary or material adverse change in the financial, banking or capital markets or in major stock exchange indices in Canada or the United States.

The foregoing conditions are for the exclusive benefit of Brookfield Reinsurance and may be asserted by Brookfield Reinsurance at any time prior to the Expiration Time in its reasonable discretion regardless of the circumstances giving rise to any such assertion (excluding any action or inaction by Brookfield Reinsurance), or may be waived by Brookfield Reinsurance, in its discretion, in whole or in part at any time prior to the Expiration Time, provided that any condition waived in whole or in part will be waived with respect to all Brookfield Class A Shares tendered, and provided further that Brookfield Reinsurance may not waive the Listing Condition set forth in (a) above. The failure by Brookfield Reinsurance at any time to exercise their rights under any of the foregoing conditions will not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances will not be deemed a waiver with respect to any other facts and circumstances; and each such right will be deemed an ongoing right which may be asserted at any time or from time to time. In certain circumstances, if Brookfield Reinsurance waives any of the conditions described above, Brookfield Reinsurance may be required to extend the Expiration Time. Any determination by Brookfield Reinsurance concerning the events described in this Section 8 will be final and binding on all parties, except as otherwise finally determined by a court of competent jurisdiction or as required by law.

Any waiver of a condition or the termination of the Offer by Brookfield Reinsurance will be deemed to be effective on the date on which notice of such waiver or termination by Brookfield Reinsurance is delivered or otherwise communicated to the Depositary. Brookfield Reinsurance, after giving notice to the Depositary of any waiver of a condition or the termination of the Offer, will immediately make a public announcement of such waiver or withdrawal and provide or cause to be provided notice of such waiver or termination to the NYSE, the TSX, the SEC and the applicable Canadian securities regulatory authorities. If the Offer is terminated, Brookfield Reinsurance will not be obligated to take up, accept for exchange or exchange any Brookfield Class A Shares deposited under the Offer, and the Depositary will promptly return all certificates or the equivalent DRS positions for deposited Brookfield Class A Shares, Letters of Transmittal and Notices of Guaranteed Delivery and any related documents to the parties by whom they were deposited.

9.	Extension of the Expiration Time, Variation or Change of the Offer

Subject to applicable law, Brookfield Reinsurance expressly reserves the right, in its sole discretion, and regardless of whether or not any of the conditions specified in Section 8 of the Offer to Exchange, “Conditions to the Offer”, will have occurred, at any time or from time to time, to extend the period of time during which the Offer is open or to vary the terms and conditions of the Offer by giving notice, of extension or variation to the Depositary and by causing the Depositary to provide to all Brookfield Shareholders, where required by law, as soon as practicable thereafter, a copy of the notice in the manner set forth in Section 13 of the Offer to Exchange, “Notices and Delivery”. Promptly after giving notice of an extension of the Expiration Time, variation or change of the Offer to the Depositary, Brookfield Reinsurance will make a public announcement of the extension, change or variation (such announcement, in the case of an extension, to be issued no later than 9:00 a.m. (Eastern time), on the next business day after the last previously scheduled or announced Expiration Time) and provide or cause to be provided notice of such extension or variation to the TSX, the NYSE and the applicable securities regulatory authorities, including the SEC. Any notice of variation will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated, in writing, to the Depositary. Subject to applicable law (including Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act, which require that any material change in the information published, sent or given to Brookfield Shareholders in connection with the Offer be promptly sent to those shareholders in a manner reasonably designed to inform them of that change) and without limiting the manner in which Brookfield Reinsurance may choose to make any public announcement, Brookfield Reinsurance assumes no obligation to publish, advertise or otherwise communicate any public announcement of this type other than in accordance with the section entitled “Notices and Delivery” below. During any such extension or in the event of any such variation or change in information, all Brookfield Class A Shares previously tendered and not taken up or withdrawn will remain subject to the Offer and may be accepted for exchange by Brookfield Reinsurance in accordance with the terms of the Offer, subject to the withdrawal rights described in Section 7 of the Offer to Exchange, “Withdrawal Rights”. An extension of the expiration time, a variation of the terms of the Offer or a change in information does not constitute a waiver by Brookfield Reinsurance of any rights described above in Section 8 of the Offer to Exchange, “Conditions to the Offer.”

Brookfield Reinsurances expressly reserves the right, in its sole discretion, subject to applicable law (i) to terminate the Offer and not take up and exchange any Brookfield Class A Shares not theretofore taken up and exchanged for upon the occurrence of any of the events specified under Section 8 of the Offer to Exchange, “Conditions to the Offer”, and (ii) at any time or from time to time, to vary the Offer in any respect, including increasing or decreasing the number of Brookfield Class A Shares Brookfield Reinsurance may exchange pursuant to the Offer.

Any such extension, delay, termination or variation will be followed promptly by a public announcement and by the filing and mailing of a notice of variation or extension, as applicable. Without limiting the manner in which Brookfield Reinsurance may choose to make any public announcement, except as provided by applicable law, Brookfield Reinsurance will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through its usual news wire service.

If Brookfield Reinsurance varies the terms of the Offer or a change occurs in the information concerning the Offer that would reasonably be expected to affect the decision of the Brookfield Shareholders to accept or reject the Offer, or if otherwise required by applicable Canadian or U.S. securities laws, Brookfield Reinsurance will extend the time during which the Offer is open to the extent required under such laws.

10.	Taking Up and Exchange of Tendered Brookfield Class A Shares

If, at the Expiration Time, the Listing Condition has been satisfied and all other conditions described in Section 8 of the Offer to Exchange, “Conditions to the Offer” have been satisfied or waived by Brookfield Reinsurance, Brookfield Reinsurance will promptly take up the Brookfield Class A Shares validly tendered in the Offer and not withdrawn.

Upon the terms and provisions of the Offer (including pro-ration) and subject to and in accordance with applicable Canadian and United States securities laws, Brookfield Reinsurance will exchange Brookfield Class A Shares properly tendered and not withdrawn under the Offer in accordance with the terms thereof promptly, but in any event, not later than three business days after the Brookfield Class A Shares are taken up.

Following the completion of the Offer, it is expected that the Brookfield Class A Shares tendered in the Offer will be returned by Brookfield Reinsurance to Brookfield Corporation by way of a dividend or distribution on the class C shares or the Preferred Shares, or other similar transaction, and then subsequently, such Brookfield

Class A Shares will be cancelled by Brookfield Corporation, in which case after giving effect to the Offer and the distribution on the class C shares or the Preferred Shares, Brookfield Reinsurance would not own any Brookfield Class A Shares tendered in the Offer. However, subject to applicable law and regulatory requirements, Brookfield Reinsurance may determine to retain any or all of the Brookfield Class A Shares tendered in the Offer, in which case Brookfield Reinsurance would continue to hold such Brookfield Class A Shares, including in one or more insurance accounts. In either case, given that Brookfield Reinsurance is a “paired entity” with Brookfield Corporation, the Offer is not dilutive to Brookfield Reinsurance or Brookfield Corporation.

Number of Brookfield Class A Shares

For the purposes of the Offer, Brookfield Reinsurance will be deemed to have taken up and accepted for exchange, subject to pro-ration, Brookfield Class A Shares tendered and not withdrawn if, as and when Brookfield Reinsurance gives notice to the Depositary to that effect.

Exchange Procedure

The Depositary will act as agent of persons who have properly tendered Brookfield Class A Shares in acceptance of the Offer and have not withdrawn them, for the purposes of receiving the class A-1 exchangeable shares from Brookfield Reinsurance and transmitting such class A-1 exchangeable shares to such persons. Receipt by the Depositary from Brookfield Reinsurance of the class A-1 exchangeable shares will be deemed to constitute receipt of payment by persons tendering Brookfield Class A Shares. The settlement with each registered Brookfield Shareholder who has tendered Brookfield Class A Shares under the Offer will be effected by the Depositary by mailing a DRS statement representing such Brookfield Shareholder’s ownership of class A-1 exchangeable shares pursuant to the Offer to the person. The Depositary will also coordinate with CDS and DTC, as applicable, with respect to Brookfield Shareholders who have tendered Brookfield Class A Shares by way of book-entry transfer which are taken up and accepted by Brookfield Reinsurance, to arrange for transfer of such class A-1 exchangeable shares to be made to such Brookfield Shareholders in accordance with the settlement procedures of CDS and DTC, as applicable. Brookfield Shareholders who hold their Brookfield Class A Shares through a broker, dealer, commercial bank, trust company or other nominee will see their brokerage account credited for their ownership of class A-1 exchangeable shares pursuant to the Offer. Such Brookfield Class A Shares will be issued in the name of the person signing the Letter of Transmittal or in the name of such other person as specified by the person signing the Letter of Transmittal by properly completing the appropriate box in such Letter of Transmittal.

Tendering Brookfield Shareholders will not be obligated to pay brokerage fees or commissions to Brookfield Reinsurance or the Depositary. However, Brookfield Shareholders are cautioned to consult with their own brokers or other intermediaries to determine whether any fees or commissions are payable to their brokers or other intermediaries in connection with a tender of Brookfield Class A Shares pursuant to the Offer. Brookfield Reinsurance will pay all fees and expenses of the Depositary in connection with the Offer.

Brookfield Reinsurance will exchange Brookfield Class A Shares taken up under the Offer by providing the Depositary with the requisite number of class A-1 exchangeable shares for transmittal to tendering Brookfield Shareholders.

11.	Mail Service Interruption

Notwithstanding the provisions of the Offer, certificates for any Brookfield Class A Shares and any other relevant documents will not be mailed if Brookfield Reinsurance determines that delivery by mail may be delayed. Persons entitled to certificates for any Brookfield Class A Shares or any other relevant documents that are not mailed for this reason may take delivery at the office of the Depositary at which the tendered certificates for the Brookfield Class A Shares were delivered until Brookfield Reinsurance has determined that delivery by mail will no longer be delayed. Brookfield Reinsurance will provide notice, in accordance with Section 13 of the

Offer to Exchange, “Notices and Delivery”, of any determination under this section not to mail as soon as reasonably practicable after such determination is made. Notwithstanding Section 10 of the Offer to Exchange, “Taking Up and Exchange of Tendered Brookfield Class A Shares”, certificates and any other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the tendering Brookfield Shareholder at the appropriate office of the Depositary.

12.	Liens and Distributions

Brookfield Class A Shares acquired pursuant to the Offer shall be acquired by Brookfield Reinsurance free and clear of all hypothecs, liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions that may be paid, issued, distributed, made or transferred on or in respect of such Brookfield Class A Shares to Brookfield Shareholders of record on or prior to the date upon which the Brookfield Class A Shares are taken up and paid for under the Offer shall be for the account of such Brookfield Shareholders. Each Brookfield Shareholder of record on that date will be entitled to receive that dividend or distribution, whether or not such Brookfield Shareholder tenders Brookfield Class A Shares pursuant to the Offer.

A tender of Brookfield Class A Shares made pursuant to any method of delivery set forth in the Offer to Exchange will also constitute a representation and warranty to Brookfield Reinsurance (i) that the tendering Brookfield Shareholder has full power and authority to tender, sell, assign and transfer the tendered Brookfield Class A Shares and any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or in respect of the tendered Brookfield Class A Shares with a record date on or after the date that Brookfield Reinsurance takes up and accepts for purchase the tendered Brookfield Class A Shares and (ii) that, if the tendered Brookfield Class A Shares are taken up and accepted for purchase by Brookfield Reinsurance, Brookfield Reinsurance will acquire good and marketable title thereto, free and clear of all liens, charges, claims, encumbrances, security interests, restrictions and equities whatsoever, together with all rights and benefits arising therefrom. Any such tendering Brookfield Shareholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the Brookfield Class A Shares tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal will be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering Brookfield Shareholder and shall not be affected by, and shall survive, the death or incapacity of such tendering Brookfield Shareholder.

13.	Notices and Delivery

Without limiting any other lawful means of giving notice, any notice to be given by Brookfield Reinsurance, or the Depositary under the Offer will be deemed to have been properly given if it is mailed by first-class mail, postage prepaid, to the registered Brookfield Shareholders at their respective addresses as shown on the Brookfield Class A Share register maintained in respect of the Brookfield Class A Shares and will be deemed to have been received on the first business day following the date of mailing. These provisions apply despite (i) any accidental omission to give notice to any one or more Brookfield Shareholders or (ii) an interruption of mail service in Canada or the United States following mailing. In the event of an interruption of mail service following mailing, Brookfield Reinsurance will use reasonable efforts to disseminate the notice by other means, such as publication. If post offices in Canada or the United States are not open for deposit of mail, or there is reason to believe there is or could be a disruption in all or any part of the postal service, any notice which Brookfield Reinsurance or the Depositary may provide, give or cause to be given under the Offer will be deemed to have been properly given and to have been received by Brookfield Shareholders if it is (i) given to the NYSE and the TSX for dissemination through their respective facilities, (ii) published once in the National Edition of

The Globe and Mail or The National Post and in Québec, in Le Journal de Montréal or Le Devoir, in French and in the Wall Street Journal, or (iii) it is delivered to any of GlobeNewswire or Cision for dissemination through their respective facilities.

Unless post offices are not open for the deposit of mail, the Offer to Exchange, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be mailed to registered Brookfield Shareholders by first class mail, postage prepaid or made available in such other manner as is permitted by applicable regulatory authorities and Brookfield Reinsurance will use its reasonable efforts to furnish such documents to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the security holder list of Brookfield Corporation, or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to the beneficial owners of Brookfield Class A Shares when such list or listing is received.

Wherever the Offer to Exchange calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received at the Toronto, Ontario office of the Depositary specified in the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable.

14.	Treatment of Brookfield Class A Shares Not Deposited Under the Offer

Brookfield Class A Shares not deposited and purchased pursuant to the Offer will remain outstanding.

15.	Other Terms of the Offer

(a)

No broker, dealer or other person has been authorized to give any information or to make any representation on behalf of Brookfield Reinsurance, Brookfield, the Brookfield Reinsurance Board of Directors, the Brookfield Corporation Board of Directors or the Depositary other than as contained in the Offer, and, if any such information or representation is given or made, it must not be relied upon as having been authorized by Brookfield Corporation, the Brookfield Reinsurance Board of Directors, the Brookfield Corporation Board of Directors or the Depositary.

(b)

The Offer and all contracts resulting from the acceptance of the Offer will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and applicable U.S. securities laws.

(c)

Brookfield Reinsurance, in its sole discretion, will be entitled to make a final and binding determination of all questions relating to the interpretation of the Offer, the validity of any acceptance of the Offer and the validity of any withdrawals of Brookfield Class A Shares, except as otherwise finally determined in a subsequent judicial proceeding in a court of competent jurisdiction or as required by law.

(d)

While the Offer is being made to all holders of Brookfield Class A Shares, this document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, and tenders will not be accepted from or on behalf of, Brookfield Shareholders residing in any jurisdiction in which the making of the Offer would not be in compliance with the laws of such jurisdiction. However, Brookfield Reinsurance may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and to extend the Offer to Brookfield Shareholders in such jurisdiction.

(e)

Neither Brookfield Reinsurance, Brookfield Corporation nor their respective boards of directors, in making the decision to present the Offer to Brookfield Shareholders, makes any recommendation to any Brookfield Shareholder as to whether to tender or refrain from tendering Brookfield Class A Shares. We urge Brookfield Shareholders to consult their own financial, legal, investment and tax advisers and make their own decision whether to tender Brookfield Class A Shares to the Offer and, if so, how many Brookfield Class A Shares to tender.

(f)

Because under U.S. securities laws Brookfield Corporation may be deemed an offeror with respect to the Offer, pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, Brookfield Corporation has filed with the SEC a Schedule TO, which contains additional information with respect to the Offer. The Schedule TO, including any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under Section 1 of the Circular, “Information with respect to Brookfield Reinsurance”.

(g)

The provisions of the cover pages, Summary, Questions and Answers About the Offer, the Glossary, Offer, the Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and the other documents disseminated therewith collectively comprise the terms and conditions of the Offer.

(h)

These securityholder materials are being sent to both registered and non-registered holders of Brookfield Class A Shares. If you are a non-registered holder, and Brookfield Reinsurance or their agents have sent these materials directly to you, your name and address, and information about your holding of Brookfield Class A Shares, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

(i)

Brookfield Reinsurance reserves the right to waive any defect in acceptance with respect to any particular Brookfield Class A Share tendered or any particular Brookfield Shareholder. There will be no duty or obligation of Brookfield Reinsurance or the Depositary, or any other person to give notice of any defect or irregularity in the deposit of Brookfield Class A Shares or in any notice of withdrawal and, in each case, no liability will be incurred or suffered by any of them for failure to give such notice.

(j)

Where the Offer provides that the time for the taking of any action, the doing of anything or the end of any period, expires or falls upon a day that is not a business day, the time will be extended and action may be taken, the thing may be done or the period shall end as the case may be, on the next business day.

CIRCULAR

The Circular is being furnished in connection with the Offer by Brookfield Reinsurance to exchange up to 40,000,000 Brookfield Class A Shares for 40,000,000 class A-1 exchangeable shares. Terms defined in the Offer to Exchange and not otherwise defined herein have the same meaning in the Circular. The terms and conditions of the Offer to Exchange, the related Letter of Transmittal and the Notice of Guaranteed Delivery are incorporated into and form part of the Circular. Reference is made to the Offer to Exchange for details of the terms and conditions of the Offer.

1.	Information with respect to Brookfield Reinsurance

Brookfield Reinsurance was incorporated on December 10, 2020 under the Bermuda Act as an exempted company limited by shares. Our company operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions. Through our operating subsidiaries, we offer a broad range of insurance products and services to individuals and institutions, including life insurance and annuities and personal and commercial property and casualty insurance. In doing so, we seek to match our liabilities with a portfolio of high-quality investments in order to generate attractive, risk-adjusted returns within our business. We leverage our relationship with Brookfield in order to opportunistically source new business and deploy our capital in assets that are tailored to our investment needs. Our relationship with Brookfield provides us with access to a diverse mix of leading alternative investment strategies that we believe are well-suited for this purpose.

The class A exchangeable shares are listed on the NYSE and the TSX under the symbol “BNRE”.

Brookfield Reinsurance’s head and registered office is located at Ideation House, 1st Floor, 94 Pitts Bay Road, Pembroke HM08 Bermuda.

Further information with respect to Brookfield Reinsurance is set forth in Brookfield Reinsurance’s Annual Report, which is incorporated by reference in this document.

Brookfield Reinsurance is subject to the information and reporting requirements of Canadian securities laws and the Exchange Act and the rules, policies and guidelines of the TSX and the NYSE and, in accordance therewith, files reports and other information with Canadian securities regulators, the SEC, the TSX and the NYSE. As a “foreign private issuer” under the Exchange Act, Brookfield Reinsurance is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements (which are prepared in accordance with applicable Canadian securities laws), and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Shareholders may read any document that Brookfield Reinsurance files with, or furnishes to, the SEC on the SEC’s website www.sec.gov. Shareholders may access documents filed with Canadian securities regulators through SEDAR+.

Description of Our Share Capital

Issued and Outstanding Capital

As of August 15, 2023, there were 10,450,952 class A exchangeable shares, 24,000 class B shares, 102,056,784 class C shares, 98,351,547 Class A Junior Preferred Shares, Series 1, 2,108,733 Class A Junior Preferred Shares, Series 2, no Class A Senior Preferred Shares and no Class B Senior Preferred Shares issued and outstanding.

The transfer agent and registrar for the exchangeable shares is TSX Trust, at its principal office in Toronto, Ontario, Canada.

Class A Exchangeable Shares and Class A-1 Exchangeable Shares

The following description of class A exchangeable shares and class A-1 exchangeable shares sets forth certain general terms and provisions of the class A exchangeable shares and class A-1 exchangeable shares, as applicable. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our company’s bye-laws. Through the rights and governance structures described in the Circular, each exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a Brookfield Class A Share. Consequently, we expect that the market price of our class A exchangeable shares, and our class A-1 exchangeable shares, when and if issued, should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Corporation. Except for the voting rights and the conversion rights described below, the rights, privileges, restrictions and conditions attached to the class A exchangeable shares as a class and the class A-1 exchangeable shares as a class are identical in all respects.

Voting Rights of Class A Exchangeable Shares

Each holder of class A exchangeable shares is entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, other than meetings at which only holders of a specified class or series of shares are entitled to vote or as otherwise required by law. Except as set out below under “— Election of Directors”, each holder of class A exchangeable shares is entitled to cast one vote for each class A exchangeable share held at the record date for determination of shareholders entitled to vote on any matter.

Except as otherwise expressly provided in our bye-laws or as required by law, all matters to be approved by shareholders must be approved by: (i) a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by the holder of our class B shares who vote in respect of the resolution. As a result, all matters that require shareholder approval must be approved by the holder of the class B shares.

Election of Directors

In the election of directors, holders of class A exchangeable shares are entitled to elect one-half of the board. Our bye-laws provide that each holder of a class A exchangeable share has the right to cast a number of votes equal to the number of votes attached to the class A exchangeable shares held by the holder multiplied by the number of directors to be elected by the holder and all holders of class A exchangeable shares entitled to vote with such holder in the election of directors. A holder may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Voting Rights of Class A-1 Exchangeable Shares

Except as otherwise required by law, each holder of class A-1 exchangeable shares will be entitled to notice of, and to attend, any meetings of shareholders of the company (except meetings at which only holders of another specified class or series of shares are entitled to vote), but will not be entitled to vote at any such meeting. The class A-1 exchangeable shares are non-voting to address certain regulatory restrictions on ownership, but are otherwise intended to be economically equivalent in all respects to our class A exchangeable shares.

Conversion Right of Holders of Class A-1 Exchangeable Shares

Subject to applicable law, a holder of class A-1 exchangeable shares will be entitled, from time to time, to convert their class A-1 exchangeable shares into class A exchangeable shares on a one-for-one basis (the “Conversion Right”). No holder will be permitted to convert its class A-1 exchangeable shares, and the company will not authorize or effect any conversions of class A-1 exchangeable shares, unless the requesting holder has provided satisfactory evidence to the company, that either (i) it and its affiliates (as set forth in Rule 12b-2 of the Exchange Act) will not, after giving effect to the conversion, directly or indirectly, beneficially own, control or hold with the power to vote more than 9.9% of the class A exchangeable shares or (ii) it and its affiliates (as set forth in Rule 12b-2 of the Exchange Act) have received all required regulatory approvals and consents or, if applicable exemptions or waivers, to beneficially own, control or hold with the power to vote more than 9.9% of the class A exchangeable shares, as determined by the company acting reasonably (the “Regulatory Condition”).

The Conversion Right will be exercisable in accordance with the share conditions, which are attached to the bye-laws. The right of conversion may be exercised, provided the Regulatory Condition is satisfied, by notice in writing given to the transfer agent (a “Conversion Notice”), which notice shall specify the number of class A-1 exchangeable shares that the class A-1 exchangeable shareholder desires to have converted. No Conversion Notice will be accepted during (i) the calendar month in which quarterly distributions are paid to the holders of exchangeable shares, or (ii) during the period commencing 10 business days prior to the record date for any special dividend or stock distribution and up to and including on the payment date for such dividend (the “Conversion Blackout Period”). Any conversion notice purported to be delivered to the company during a Conversion Blackout Period will be deemed to have been received on the business day immediately following the date on which a Blackout Period expires. A converting holder will have no further right, with respect to any class A-1 exchangeable shares so converted, to receive any distributions on such shares with a record date on or after the Conversion Notice Date, without regard to the time of day on the Conversion Notice Date at which the exchange is completed. For greater certainty, a converting holder will, despite a notice of conversion being delivered, be entitled to receive any distributions on class A exchangeable shares and class A-1 exchangeable shares that have a record date prior to the Conversion Notice Date.

Distributions

The holders of exchangeable shares will be entitled to receive distributions as and when declared by our board subject to receipt of sufficient shareholder approval (where applicable) and the prior rights of the holders of all classes and series of the Class A Senior Preferred Shares and Class B Senior Preferred Shares and any other shares ranking senior to the class A exchangeable shares or class A-1 exchangeable shares with respect to priority in payment of distributions. It is expected that each exchangeable share will receive distributions at the same time and in the same amount as the cash dividends paid on each Brookfield Class A Share.

Subject to the prior rights of holders of all classes and series of Senior Preferred Shares at the time outstanding having prior rights as to distributions, and in preference to the Junior Preferred Shares and class C shares of the company, each exchangeable share will entitle its holder to cumulative distributions per share in an amount equal to (i) the amount of any cash dividend made on a Brookfield Class A Share multiplied by (ii) the exchange factor (which initially shall be one, subject to adjustment in the event of certain dilutive or other capital events by our company or Brookfield Corporation) determined in accordance with our bye-laws and in effect on the payment date of such distribution, which we refer to as the exchangeable distribution. See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”.

If the full amount of a distribution on exchangeable shares is not paid concurrently with a dividend on the Brookfield Class A Shares, then the unpaid amount of such distribution shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such distribution has been earned, made or authorized. Any distribution payment on exchangeable shares made shall first be credited against the earliest accumulated but unpaid exchangeable distribution due which remains payable, which we refer to as unpaid distributions. All exchangeable distributions shall be paid prior and in preference to any dividends or distributions on the class C shares. The holders of class A exchangeable shares and class A-1 exchangeable shares shall not be entitled to any distributions from our company other than the exchangeable distributions.

The exchangeable shares may be consolidated or split in the event of, and equally with, a share consolidation or stock split of the Brookfield Class A Shares. As an alternative, stock dividends may be paid in lieu of stock splits concurrently with a stock split of the Brookfield Class A Shares. In that case, the stock dividend on the exchangeable shares will be paid in additional exchangeable shares.

Exchange by Holder

At any time before the 15th business day prior to the date of any redemption, holders of exchangeable shares shall have the right to exchange all or a portion of their exchangeable shares with Brookfield Corporation for one Brookfield Class A Share per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or Brookfield Corporation as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Corporation), subject to certain limitations described below if Brookfield Corporation is unable to maintain an effective registration statement. If you hold exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of exchangeable shares, please contact our transfer agent and follow the process described below.

Pursuant to the Rights Agreement, Brookfield Corporation has agreed that on the applicable specified exchange date with respect to any exchangeable shares submitted for exchange, Brookfield Corporation will satisfy, or cause to be satisfied, the obligations pursuant to our bye-laws to exchange such exchangeable shares for Brookfield Class A Shares or its cash equivalent plus any unpaid distributions. Brookfield Corporation currently intends to satisfy any exchange requests on the exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. At the Brookfield Reinsurance Meeting, Brookfield Reinsurance received shareholder approval for certain amendments to Brookfield Reinsurance’s bye-laws. The amendments (i) provide greater clarity on the circumstances under which Brookfield Corporation will be allowed to transfer the exchangeable shares acquired by Brookfield Corporation upon an exchange, and (ii) enable Brookfield Corporation to engage an agent to remarket exchangeable shares tendered for exchange under certain conditions, in which case the tendering holder’s exchangeable shares would be purchased for the same exchange consideration (and remain in circulation in the hands of another holder) rather than being exchanged. See Section 2 of the Circular, “Information with respect to the Brookfield Reinsurance Meeting”.

The obligation to satisfy a request for exchange is the obligation of Brookfield Corporation, and our company has no obligation to deliver Brookfield Class A Shares or cash, to deliver any unpaid distributions, or to cause Brookfield Corporation to do so.

Each holder of exchangeable shares who wishes to exchange one or more of his or her exchangeable shares with Brookfield Corporation for Brookfield Class A Shares or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. Upon receipt of a notice of exchange, Brookfield Corporation shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, or the specified exchange date, deliver or cause to deliver to the tendering holder of exchangeable shares, in accordance with instructions set forth in the notice of exchange, one Brookfield Class A Share per exchangeable share held (subject to adjustments in the event of certain capital events by our company or Brookfield Corporation as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Corporation). Notwithstanding the foregoing, for so long as there is not an effective registration statement with respect to the delivery of Brookfield Class A Shares in connection with the exchange right, Brookfield Corporation will not be able to effect exchanges for Brookfield Class A Shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. Upon completion of the exchange of any exchangeable shares as described herein, the holder of exchangeable shares who has exchanged their exchangeable shares will have no further right, with respect to any exchangeable shares so exchanged, to receive any distributions on the exchangeable shares on or after the date on which such exchangeable shares are exchanged. For greater certainty, a tendering holder will, despite a notice of exchange being delivered, be entitled to receive any distributions on the exchangeable shares that have a record date or otherwise accrued prior to the date on which such notice of exchange is received.

Subject to the limitations on exchanges as described above, in the event that a tendering holder of exchangeable shares has not received the number of Brookfield Class A Shares or its cash equivalent (the form of payment to be determined by Brookfield Corporation in its sole discretion) in satisfaction of the tendered exchangeable shares on or prior to the specified exchange date, then, pursuant to the Rights Agreement, the holder of the subject exchangeable shares, or the rights agent, on behalf of the holder of the subject exchangeable shares, will have the right to institute and maintain any suit, action or proceeding against Brookfield Corporation to enforce the obligations of Brookfield Corporation to exchange our exchangeable shares for Brookfield Class A Shares (or their cash equivalent) plus unpaid distributions. The Rights Agreement is available electronically on our SEDAR+ profile at www.sedarplus.ca. For a further description of the Rights Agreement, see Item 10.B of Brookfield Reinsurance’s Annual Report, “Memorandum and Bye-Laws — Rights Agreement” and Item 10.C of Brookfield Reinsurance’s Annual Report, “Material Contracts — Rights Agreement”.

No Fractional Shares. No fractional Brookfield Class A Shares will be issued or delivered upon exchange of exchangeable shares. In lieu of any fractional Brookfield Class A Shares to which the tendering holder of exchangeable shares would otherwise be entitled at Brookfield Corporation’s election, Brookfield Corporation will pay an amount in cash equal to the Brookfield Class A Share value on the trading day immediately preceding the applicable specified exchange date multiplied by such fraction of a Brookfield Class A Share.

Adjustments to Reflect Certain Capital Events. The exchange factor (which initially shall be one) is subject to adjustment in accordance with our company’s bye-laws to reflect certain capital events, including (i) if Brookfield Corporation declares or pays a dividend to its shareholders consisting wholly or partly of Brookfield Class A Shares or if or our company declares or pays a distribution to our shareholders consisting wholly or partly of exchangeable shares, in each case, without a corresponding dividend or distribution, as applicable, being paid by the other entity; (ii) if Brookfield Corporation or our company splits, subdivides, reverse-splits or combines its outstanding Brookfield Class A Shares or exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if Brookfield Corporation or our company distributes any rights, options or warrants to all or substantially all holders of its Brookfield Class A Shares or exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire Brookfield Class A Shares or exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for Brookfield Class A Shares or exchangeable shares), as applicable, without a corresponding distribution of comparable rights, options or warrants by the other entity; (iv) if Brookfield Corporation effects a spin-off, unless a corresponding event (or a distribution/equivalent compensation) occurs at our company in respect of the exchangeable shares; (v) if Brookfield Corporation distributes to all or substantially all holders of Brookfield Class A Shares evidences of its indebtedness or assets (including securities), or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (vi) if Brookfield Corporation or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the Brookfield Class A Shares (but excluding for all purposes any exchange or tender offer to exchange Brookfield Class A Shares for exchangeable shares or any other security economically equivalent to Brookfield Class A Shares), to the extent that the cash and value of any other consideration included in the payment per Brookfield Class A Share exceeds certain thresholds.

Redemption

Our board will have the right, subject to the prior written consent of Brookfield Corporation, as the sole holder of the class C shares, and upon sixty days’ prior written notice to holders of exchangeable shares, to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the class A exchangeable shares (based on the closing price on the NYSE on each trading day) (A) is less than $250 million for more than six consecutive months or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the Brookfield Class A Shares in a take-over bid (as defined by applicable securities law); (iv) shareholders of Brookfield Corporation approve an acquisition of Brookfield Corporation by way of arrangement, amalgamation or similar transaction; (v) shareholders of Brookfield Corporation approve a restructuring or other reorganization of Brookfield Corporation or a liquidation, insolvency or winding-up of Brookfield Corporation is pending; (vi) there is a pending sale of all or substantially all of Brookfield Corporation’s assets; (vii) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (viii) our board, in its sole discretion, concludes that the holders of exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, shareholders do not have the ability to vote on such redemption and the board’s decision to redeem all of the then outstanding exchangeable shares will be final.

Upon any such redemption event, the holders of exchangeable shares shall be entitled to receive pursuant to such redemption one Brookfield Class A Share per exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Corporation as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any redemption event, Brookfield Corporation may elect to acquire all of the outstanding exchangeable shares in exchange for one Brookfield Class A Share per exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Corporation as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of Brookfield Corporation). Shareholders are not entitled to vote on Brookfield Corporation’s exercise of the overriding call right described in the preceding sentences.

Liquidation

Brookfield Corporation, as the sole holder of our class C shares, will have the right, subject to applicable law, to require our company to commence a liquidation of the company following the occurrence of certain events. See Item 10.B of Brookfield Reinsurance’s Annual Report, “Memorandum and Bye-Laws — Class C Shares — Liquidation” for more information.

Upon any liquidation, dissolution or winding up of our company or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, including whether substantially concurrent with the liquidation, dissolution or winding up of Brookfield Corporation or any other distribution of Brookfield Corporation’s assets among its shareholders for the purpose of winding up its affairs, and subject to the prior rights of holders of all classes and series of Senior Preferred Shares and any other class of shares of our company ranking in priority or ratably with the exchangeable shares and after the payment in full of any unpaid distributions, the holders of exchangeable shares shall be entitled to one Brookfield Class A Share per exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Corporation as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of exchangeable shares and class B shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, Brookfield Corporation may elect to acquire all but not less than all of the outstanding exchangeable shares for one Brookfield Class A Share per exchangeable share (subject to adjustment in the event of certain capital events by our company or Brookfield Corporation as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all unpaid distributions, if any. The acquisition by Brookfield Corporation of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Shareholders are not entitled to vote on Brookfield Corporation’s exercise of the overriding call right described in the preceding sentences.

Book-Based System

The exchangeable shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.

Treatment of Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer

The exchangeable shares are not Brookfield Class A Shares and will not be treated as Brookfield Class A Shares for purposes of the application of applicable Canadian and U.S. rules relating to takeover bids, issuer bids and tender offers. Neither, Brookfield Class A Shares, the class A exchangeable shares or the class A-1 exchangeable shares are securities of the same class. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire Brookfield Class A Shares, unless such offer is extended to holders of class A exchangeable shares and holders of the class A-1 exchangeable shares and holders of Brookfield Class A Shares will not be entitled to participate in an offer or bid made to acquire class A exchangeable shares or class A-1 exchangeable shares, unless such offer is extended to holders of Brookfield Class A Shares. In the event of a takeover bid for Brookfield Class A Shares, a holder of exchangeable shares who would like to participate would be required to first tender his or her exchangeable shares for exchange, in order to receive a Brookfield Class A Share, or the cash equivalent, at the election of Brookfield Corporation, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the Brookfield Class A Shares at a price in excess of the market price of the Brookfield Class A Shares and a comparable offer is not made for the exchangeable shares, then the exchange factor for the exchangeable shares may be adjusted. See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events” above for more information on the circumstances in which adjustments may be made to the exchange factor.

Choice of Forum for Bermuda Act and U.S. Securities Act Claims

Pursuant to our bye-laws, unless we consent in writing to the selection of an alternative forum (and our company will always provide such consent with respect to the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts thereof), the Supreme Court of Bermuda shall, to the fullest extent permitted by law, be the sole and exclusive forum for any dispute that arises concerning the Bermuda Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of our bye-laws and/or whether there has been any breach of the Bermuda Act or our bye-laws by an officer or director (the “Bermuda Forum Provision”). The Bermuda Forum Provision will not apply to any causes of action arising under the U.S. Securities Act or the U.S. Exchange Act. In addition, our bye-laws further provide that unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the U.S. Securities Act (the “U.S. Federal Forum Provision”). Our bye-laws provide that any person or entity purchasing or otherwise acquiring any interest in our exchangeable shares is deemed to have notice of and consented to the Bermuda Forum Provision and the U.S. Federal Forum Provision; provided, however, that shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. The Bermuda Forum Provision and the U.S. Federal Forum Provision in our bye-laws may impose additional litigation costs on shareholders in pursuing any such claims. Additionally, the forum selection clauses in our bye-laws may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our shareholders. See Item 3.D in Brookfield Reinsurance’s Annual Report, “Risk Factors — Risks Relating to the Exchangeable Shares — Our bye-laws designate specific courts in Bermuda as the exclusive forum for certain litigation that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a desired judicial forum for disputes with us”.

Comparison of the Rights of Holders of Exchangeable Shares and Brookfield Class A Shares

The rights of holders of Brookfield Class A Shares, are governed by the OBCA and Brookfield Corporation’s articles of amalgamation and by-laws. The rights of holders of our exchangeable shares are governed by Bermuda law and our memorandum of association and bye-laws.

For a summary description of the material differences between the Brookfield Class A Shares and our exchangeable shares, see Section 20 of the Circular, “Comparison of Shareholder Rights”.

Price Range and Trading Volume of class A exchangeable shares

The class A exchangeable shares are listed and began trading on the NYSE and the TSX under the symbol “BAMR” on June 28, 2021 and began trading on the NYSE and the TSX under the symbol “BNRE” on December 14, 2022. The following table sets forth the price ranges and trading volumes of the class A exchangeable shares as reported by the TSX for the periods indicated, in Canadian dollars:

	High	Low	Volume
	(C$)	(C$)
2022
August	56.27	51.05	350,380
September	54.13	44.76	555,102
October	48.61	41.38	974,906
November	51.64	42.73	766,263
December	51.65	41.77	515,338
2023
January	50.48	42.54	421,429
February	51.62	45.35	347,852
March	46.67	38.93	486,478
April	45.28	42.23	325,298
May	44.00	40.88	436,501
June	45.00	41.23	309,256
July	48.50	42.66	253,089
August 1-14	47.56	43.42	187,046

The following table sets forth the price range, calculated using intraday high and low prices, and trading volume of the class A exchangeable shares as reported by the TSX for each quarterly period in the two years preceding the date of this document:

Quarter	High Price (C$)	Low Price (C$)	Volume
2021
Q3	64.32	49.55	3,529,222
Q4	65.10	56.03	2,266,409
2022
Q1	66.03	53.34	2,154,944
Q2	59.99	45.16	2,061,145
Q3	56.27	44.76	1,393,938
Q4	51.65	41.38	2,256,507
2023
Q1	51.62	38.93	1,255,759
Q2	45.28	40.88	1,071,055
Q3(1)	48.50	42.66	440,135

(1)	Pricing and volume information from July 1, 2023 through August 14, 2023.

The following table sets forth the price ranges and trading volumes of the class A exchangeable shares as reported by the NYSE for the periods indicated, in U.S. dollars:

	High	Low	Volume
	($)	($)
2022
August	44.10	39.23	218,346
September	41.92	32.87	231,303
October	36.11	30.09	408,760
November	38.67	31.05	447,433
December	38.76	30.50	524,685
2023
January	37.91	31.23	357,469
February	38.56	33.24	292,421
March	35.10	28.30	376,228
April	33.43	30.94	147,149
May	32.78	30.17	363,633
June	33.86	30.60	194,609
July	36.17	31.91	112,676
August 1-14	34.83	32.45	71,783

The following table sets forth the price range, calculated using intraday high and low prices, and trading volume of the class A exchangeable shares as reported by the NYSE for each quarterly period in the two years preceding the date of this document:

Quarter	High Price ($)	Low Price ($)	Volume
2021
Q3	53.65	39.09	4,882,012
Q4	52.17	44.65	1,514,129
2022
Q1	52.22	41.84	1,581,635
Q2	48.68	34.65	1,666,994
Q3	44.10	32.87	708,794
Q4	38.76	30.09	1,380,878
2023
Q1	38.56	28.30	1,026,118
Q2	33.86	30.17	705,391
Q3(1)	36.17	31.91	184,459

(1)	Pricing and volume information from July 1, 2023 through August 14, 2023.

The closing prices of the class A exchangeable shares on the NYSE and the TSX on August 14, 2023 were $34.65 and C$46.75, respectively.

Brookfield Shareholders are urged to obtain current market quotations for the class A exchangeable shares.

2.	Information with respect to the Brookfield Reinsurance Meeting

At the Brookfield Reinsurance Meeting, Brookfield Reinsurance received shareholder approval for the Share Issuance and for certain amendments to Brookfield Reinsurance’s bye-laws. The amendments are, among other things, aligned with the objectives of the Offer and are designed to promote stability in the number of outstanding exchangeable shares, thereby maintaining the equity base and market capitalization of our company and reducing volatility in the trading price of the exchangeable shares relative to the Brookfield Class A Shares. The amendments aim to allow the exchangeable shares of our company that are tendered for exchange to remain in circulation under certain circumstances, thereby supporting our company’s efforts to enhance liquidity for our shareholders. Specifically, the amendments (i) provide greater clarity on the circumstances under which Brookfield Corporation will be allowed to transfer the exchangeable shares acquired by Brookfield Corporation upon an exchange, and (ii) enable Brookfield Corporation to engage an agent to remarket exchangeable shares tendered for exchange under certain conditions, in which case the tendering holder’s exchangeable shares would be purchased (and remain in circulation in the hands of another holder) rather than being exchanged.

Specific details of the matters put before the Brookfield Reinsurance Meeting are set forth in the Brookfield Reinsurance Meeting Circular, which is incorporated by reference in this document.

3.	Information with respect to Brookfield Corporation

Under applicable U.S. securities laws, Brookfield Corporation may also be deemed an offeror with respect to the Offer.

Brookfield Corporation is focused on deploying its capital on a value basis and compounding it over the long term. This capital is allocated across its three core pillars of asset management, insurance solutions and its operating businesses. Employing a disciplined investment approach, Brookfield Corporation leverages its deep expertise as an owner and operator of real assets, as well as the scale and flexibility of its capital, to create value and deliver strong risk-adjusted returns across market cycles.

The Brookfield Class A Shares are listed on the NYSE and the TSX under the symbol “BN”.

Brookfield Corporation was formed by articles of amalgamation dated August 1, 1997 and is organized pursuant to articles of amalgamation under the OBCA dated January 1, 2005 and articles of amendment by arrangement dated December 9, 2022. Brookfield Corporation’s head and registered office is located at Brookfield Place, 181 Bay Street, Suite 100, Toronto, Ontario M5J 2T3.

BAM Class B Partners Inc., an Ontario corporation (“BN Partners”), is the trustee of BAM Partners Trust, a trust established under the laws of Ontario (the “BN Partnership”) and the sole owner of the Brookfield Class B Shares. The Brookfield Class B Shares entitle the BN Partnership to appoint one-half of the Brookfield Corporation Board of Directors. The beneficial interests in the BN Partnership, and the voting interests in its trustee, are held as follows: (i) one-third by Jack L. Cockwell, one-third by Bruce Flatt, and one-third jointly by Brian W. Kingston, Brian D. Lawson, Cyrus Madon, Samuel J.B. Pollock and Sachin G. Shah in equal parts. As such, no single individual or entity controls the BN Partnership.

Additional Information

Brookfield Corporation has filed with the SEC an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offer.

Brookfield Corporation is subject to the information and periodic reporting requirements of the Exchange Act applicable to “foreign private issuers” (as such term is defined in Rule 405 under the U.S. Securities Act) and fulfills the obligations with respect to those requirements by filing or furnishing annual reports on Form 40-F and quarterly reports on Form 6-K with the SEC. The SEC maintains an Internet site that contains reports and information statements and other information regarding Brookfield Corporation and other issuers that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. This information is also available on Brookfield Corporation’s website at bn.brookfield.com.

Certain information regarding each director and executive officer of Brookfield Corporation is set forth in Brookfield Corporation’s Annual Report.

Issued and Outstanding Capital

As of August 15, 2023, there were 1,638,077,866 Brookfield Class A Shares and 85,120 Brookfield Class B Shares outstanding.

See Brookfield Corporation’s Annual Report and the documents incorporated by reference therein for a description of the rights, privileges, restrictions and conditions attaching to the Brookfield Class A Shares and other securities of Brookfield Corporation.

The transfer agent and registrar for the Brookfield Class A Shares is TSX Trust, at its principal office in Toronto, Ontario, Canada.

Price Range and Trading Volume of Brookfield Class A Shares

The Brookfield Class A Shares are listed and traded on the NYSE and the TSX under the symbol “BN”. The following table sets forth the price ranges and trading volumes of the Brookfield Class A Shares as reported by the TSX for the periods indicated, in Canadian dollars:

	High	Low	Volume
	(C$)	(C$)
2022
August	56.13	51.00	24,594,073
September	54.15	44.80	44,612,793
October	48.66	41.39	39,750,281
November	51.72	42.70	44,168,600
December	51.67	41.78	48,706,767
2023
January	50.49	42.60	28,971,411
February	51.50	45.28	34,864,874
March	46.70	38.92	59,872,047
April	45.31	41.85	29,269,587
May	43.97	40.47	35,008,271
June	44.69	40.50	46,603,067
July	47.33	42.36	26,080,313
August 1-14	46.71	43.20	20,232,527

The following table sets forth the price range, calculated using intraday high and low prices, and trading volume of the Brookfield Class A Shares as reported by the TSX for each quarterly period in the two years preceding the date of this document:

Quarter	High Price (C$)	Low Price (C$)	Volume
2021
Q3	58.78	48.96	94,070,907
Q4	63.77	54.29	94,687,678
2022
Q1	64.07	52.09	109,195,531
Q2	59.50	44.99	102,275,231
Q3	56.13	44.80	94,430,318
Q4	51.72	41.39	132,625,648
2023
Q1	51.50	38.92	123,708,332
Q2	45.31	40.47	110,880,925
Q3(1)	47.33	42.36	46,312,840

(1)	Pricing and volume information from July 1, 2023 through August 14, 2023.

The following table sets forth the price ranges and trading volumes of the Brookfield Class A Shares as reported by the NYSE for the periods indicated, in U.S. dollars:

	High	Low	Volume
	($)	($)
2022
August	44.05	39.17	29,728,329
September	41.91	32.79	36,179,003
October	36.11	30.08	62,608,027
November	38.71	31.11	56,693,217
December	38.72	30.54	73,150,221
2023
January	37.95	31.18	34,330,030
February	38.48	33.18	55,989,870
March	34.31	28.25	86,675,530
April	33.46	30.90	34,195,185
May	32.45	29.85	51,897,038
June	33.78	29.92	43,188,630
July	35.98	31.82	42,352,987
August 1-14	34.81	32.30	26,163,751

The following table sets forth the price range, calculated using intraday high and low prices, and trading volume of the Brookfield Class A Shares as reported by the NYSE for each quarterly period in the two years preceding the date of this document:

Quarter	High Price ($)	Low Price ($)	Volume
2021
Q3	47.11	38.56	173,697,244
Q4	50.67	43.37	81,931,580
2022
Q1	50.88	40.77	114,089,420
Q2	48.19	34.91	113,237,458
Q3	44.05	32.79	93,945,729
Q4	38.72	30.08	192,451,465
2023
Q1	38.48	28.25	176,995,430
Q2	33.78	29.85	129,280,853
Q3(1)	35.98	31.82	68,516,738

(1)	Pricing and volume information from July 1, 2023 through August 14, 2023.

The closing prices of the Brookfield Class A Shares on the NYSE and the TSX on August 14, 2023 were $34.34 and C$46.21, respectively.

Brookfield Shareholders are urged to obtain current market quotations for the Brookfield Class A Shares.

4.	Source of Offered Consideration

Brookfield Reinsurance will issue the class A-1 exchangeable shares delivered under this Offer.

5.	Purpose of and Background to the Offer

On June 28, 2021, Brookfield Corporation completed a special dividend pursuant to which Brookfield Shareholders received one class A exchangeable share for every 145 Brookfield Class A Shares held as of the record date for the special dividend. Brookfield Reinsurance was established by Brookfield Corporation to own and operate a leading reinsurance and insurance business focused on providing capital-based solutions to insurance companies and their stakeholders. Creating Brookfield Reinsurance and distributing the class A exchangeable shares, which are structured with the intention of providing an economic return equivalent to Brookfield Class A Shares, was intended to achieve the following objectives, among others:

•

establish a publicly traded company to own and operate a leading financial services business focused on providing capital-based solutions to the insurance industry which, through our operating subsidiaries, offers a broad range of insurance products and services to individuals and institutions, including life insurance and annuities and personal and commercial property and casualty insurance;

•

provide Brookfield Corporation and other investors with an alternative form for holding an interest in Brookfield, due to the right to exchange each exchangeable share into a Brookfield Class A Share, and the commitment to pay the same distributions on the class A exchangeable shares as are paid on the Brookfield Class A Shares;

•

provide Canadian and U.S. investors with the opportunity to receive returns of capital instead of taxable dividends and provide non-Canadian investors with the ability to receive distributions without the imposition of withholding tax, which we believe will attract new investors who will benefit from investing in our business; and

•	provide access to new capital pools through the formation of a new publicly traded company and the creation of a new insurance and reinsurance platform under Brookfield Reinsurance.

The purpose of the Offer is to increase the equity base and market capitalization of Brookfield Reinsurance, which operates a leading capital solutions business providing insurance and reinsurance services to individuals and institutions, and which in turn will position Brookfield Reinsurance for future growth. Brookfield Reinsurance is a “paired entity” to Brookfield Corporation, which enables the Offer to be structured so that the equity base and market capitalization of Brookfield Reinsurance can be enhanced without any dilution to Brookfield Shareholders. The Offer also provides Brookfield Shareholders with an alternative, efficient means through which to hold an interest in overall Brookfield. While each class A-1 exchangeable share is exchangeable for a Brookfield Class A Share on a one-for-one basis, Brookfield Class A Shares are not by their terms exchangeable for class A-1 exchangeable shares. The Offer therefore provides an important opportunity for holders of Brookfield Class A Shares that would prefer to hold more of their interest in overall Brookfield through the ownership of exchangeable shares of Brookfield Reinsurance, which represents an alternative security through which to hold an interest in Brookfield Corporation. Following the completion of the Offer, it is expected that the Brookfield Class A Shares tendered in the Offer will either be returned to Brookfield Corporation for cancellation or, subject to applicable law and regulatory requirements, retained by Brookfield Reinsurance. The class A-1 exchangeable shares being offered are non-voting in order to address, among other things, certain insurance regulations applicable to Brookfield Reinsurance, which generally prohibit any person from owning more than 10% of the voting shares of our company without having received the requisite regulatory approvals. Following the Offer, investors who desire to do so will have the right to convert their class A-1 exchangeable shares into class A exchangeable shares on a one-for-one basis, provided that no holder will be permitted to convert their class A-1 exchangeable shares, and the company will not effect any conversions of class A-1 exchangeable shares, into class A exchangeable shares unless the requesting holder has provided evidence satisfactory to the company that such holder or its affiliate either (i) will not, after giving effect to the conversion, have control or direction over more than 9.9% of the outstanding class A exchangeable shares or (ii) has received all necessary regulatory approval to obtain more than 9.9% of the class A exchangeable shares, as determined by the company acting reasonably. See Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital” and Section 10 of the Offer, “Taking Up and Exchange of Tendered Brookfield Class A Shares”.

In the event that there is sufficient interest in the Offer from Brookfield Shareholders, our company may from time to time provide Brookfield Shareholders with other opportunities to increase their ownership of our exchangeable shares by way of further exchange offers, or private reverse exchange transactions or other similar transactions.

The Offer was approved by the Brookfield Reinsurance Board of Directors and the Governance and Nominating Committee of the Brookfield Reinsurance Board of Directors on March 17, 2023, with additional matters relating to the Offer being approved by the Brookfield Reinsurance Board of Directors on June 30, 2023, and the relevant matters relating to the Offer were approved by the Brookfield Corporation Board of Directors (conditional upon approval by the Brookfield Reinsurance Board of Directors). In considering whether the Offer would be in the best interest of Brookfield Reinsurance, the Brookfield Reinsurance Board of Directors and the Governance and Nominating Committee of the Brookfield Reinsurance Board of Directors gave careful consideration to a number of factors, including, without limitation, the following:

(a)

tendering Brookfield Class A Shares under the Offer is optional and available to all Brookfield Shareholders and, therefore, each Brookfield Shareholder is free to accept or reject the Offer and has the flexibility to determine the number of Brookfield Class A Shares they wish to exchange, subject to pro-ration described herein;

(b)	there is no disadvantage to Brookfield Shareholders who elect not to participate in the Offer and participation to the Offer is entirely voluntary;

(c)

because the Brookfield Class A Shares are not exchangeable into Brookfield Reinsurance shares, the Offer presents Brookfield Shareholders with an opportunity, at their option, to increase their ownership of exchangeable shares of Brookfield Reinsurance without having to do so through open market sales and purchases;

(d)

because the class A-1 exchangeable shares are exchangeable for Brookfield Class A Shares on a one-for-one basis, Brookfield Shareholders who tender into the Offer retain the flexibility to revert to holding Brookfield Class A Shares in the future by exercising this exchange right;

(e)

there should be no change to the market price and trading of the Brookfield Class A Shares and the class A exchangeable shares expected as a result of the Offer since the total number of shares, on an aggregated basis, will remain the same;

(f)

it is expected that following completion of the Offer each class A-1 exchangeable share will receive distributions at the same time and in the same amount per share as the cash dividends paid on each Brookfield Class A Share, as more fully described in this document; we therefore expect that the market price of our class A-1 exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Corporation;

(g)	the effect of the Offer is economically neutral and will not impact the businesses of Brookfield Reinsurance or Brookfield Corporation; and

(h)

Brookfield Shareholders who do not tender their Brookfield Class A Shares to the Offer will realize a proportionate increase in their equity interest Brookfield Corporation to the extent that Brookfield Class A Shares are exchanged pursuant to the Offer. However, because the class A-1 shares are exchangeable for Brookfield Class A Shares, on a total paired share count basis, the aggregate number of outstanding shares will remain the same.

The foregoing summary of the factors considered by the Brookfield Reinsurance Board of Directors and the Governance and Nominating Committee of the Brookfield Reinsurance Board of Directors is not, and is not intended to be, exhaustive. In view of the variety of factors and the amount of information considered in connection with its determination to proceed with the Offer, the Brookfield Reinsurance Board of Directors and the Governance and Nominating Committee of the Brookfield Reinsurance Board of Directors did not find it practical to, and did not, quantify or otherwise attempt to assign any relative weight to each specific factor considered in reaching its conclusion.

In considering the Offer, the Brookfield Corporation Board of Directors took into consideration the factors considered by the Brookfield Reinsurance Board of Directors.

Notwithstanding the foregoing considerations, before making any decision to tender or not tender Brookfield Class A Shares to the Offer, Brookfield Shareholders should carefully consider the risks associated with the company’s business as well as the risks associated with Brookfield Reinsurance’s business, including the risks described under the heading “Risk Factors”.

Although supportive of the Offer, none of Brookfield Reinsurance, Brookfield Corporation, the Brookfield Reinsurance Board of Directors, the Governance and Nominating Committee of the Brookfield Reinsurance Board of Directors, the Brookfield Corporation Board of Directors or the Depositary makes any recommendation to any Brookfield Shareholder as to whether to tender or refrain from tendering Brookfield Class A Shares under the Offer. Brookfield Shareholders must make their own decisions as to whether to tender Brookfield Class A Shares under the Offer, and, if so, how many Brookfield Class A Shares to tender.

Except as disclosed in this document, neither Brookfield Corporation nor Brookfield Reinsurance currently have any plans, proposals or negotiations that relate to or would result in: (i) any extraordinary transaction, such as a merger, reorganization or liquidation, involving Brookfield Corporation or any of its subsidiaries; (ii) any purchase, sale or transfer of an amount of Brookfield Corporation’s subsidiaries’ assets or its assets which is material to Brookfield Corporation and its subsidiaries, taken as a whole; (iii) any material change in Brookfield Corporation’s present dividend policy, its capitalization or its indebtedness; (iv) plans for any change in Brookfield Corporation’s present board or management or any plans or proposals to change the number or term of the Brookfield Corporation’s Board of Directors; any other change in the structure or business of Brookfield Corporation; (v) Brookfield Corporation’s equity securities ceasing to be listed on the NYSE or the TSX; (vi) any class of Brookfield Corporation’s equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act; (vii) the suspension of Brookfield Corporation’s obligation to file reports under the Exchange Act; (viii) the acquisition or disposition by any person of Brookfield Corporation’s securities other than acquisitions or dispositions made in the ordinary course of business; or (ix) any change in the organizational documents of Brookfield Corporation, or other actions that could impede the acquisition of control of Brookfield Corporation. Brookfield Corporation may from time to time consider spinning-off or otherwise separating a part of its business in order to maximize value for shareholders and provide investors with the flexibility in their exposure to different parts of Brookfield’s overall business.

6.	Brookfield Corporation’s Distribution Policy

The declaration and payment of dividends on the Brookfield Class A Shares and Brookfield Class B Shares are at the discretion of the Brookfield Corporation Board of Directors. Dividends on the Brookfield Class A Shares and Brookfield Class B Shares are paid quarterly, at the end of March, June, September and December of each year. The Brookfield Corporation Board of Directors supports a stable and consistent dividend policy and will consider increasing dividends from time to time at a rate based on a portion of the growth rate in cash flow from operations per share. Special dividends may also be declared from time to time to implement corporate strategic initiatives.

The following table presents Brookfield Corporation’s dividend history for the dates indicated:

Record Date	Dividend Payment Date	Amount per share(1)		Amount per share(1)
August 31, 2023(2)	September 29, 2023		TBD	$0.0700
May 31, 2023(2)	June 30, 2023	C$	0.092386	$0.0700
February 28, 2023(2)	March 31, 2023	C$	0.096138	$0.0700
November 30, 2022	December 30, 2022	C$	0.191618	$0.1400
August 31, 2022	September 29, 2022	C$	0.184800	$0.1400
May 31, 2022	June 30, 2022	C$	0.180992	$0.1400
February 28, 2022	March 31, 2022	C$	0.177114	$0.1400
November 30, 2021	December 31, 2021	C$	0.166998	$0.1300
August 31, 2021	September 29, 2021	C$	0.164463	$0.1300
May 28, 2021	June 30, 2021	C$	0.158483	$0.1300
February 26, 2021	March 31, 2021	C$	0.162045	$0.1300
November 30, 2020	December 31, 2020	C$	0.152616	$0.1200
August 31, 2020	September 30, 2020	C$	0.158016	$0.1200
May 29, 2020	June 30, 2020	C$	0.162696	$0.1200
February 28, 2020	March 31, 2020	C$	0.170100	$0.1200
November 29, 2019	December 31, 2019	C$	0.140373	$0.1067

(1)	Historical dividend amounts have been adjusted to reflect the three-for-two stock split effective April 1, 2020.
(2)

Following the spin-off of BAM in December 2022, Brookfield Corporation’s quarterly dividend of $0.07 per Brookfield Class A Share and BAM’s quarterly dividend of $0.32 per BAM Share (as defined herein) (equivalent to $0.08 per Brookfield Class A Share held prior to the special distribution) would equate to $0.15 per Brookfield Class A Share held prior to the special distribution.

For information regarding Brookfield Reinsurance’s distribution policy, see Item 10.B of Brookfield Reinsurance’s Annual Report, “Memorandum and Bye-Laws — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Distributions” and Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Distributions”.

7.	Previous Purchases and Sales

During the 12-month period prior to the date of this document, Brookfield Corporation made the following issuances of Brookfield Class A Shares:

•

on June 30, 2023, in connection with the reinvestment of dividends, Brookfield Corporation issued an aggregate of 17,597 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $31.8611 and C$42.0790 (as applicable) per Brookfield Class A Share;

•

on March 31, 2023, in connection with the reinvestment of dividends, Brookfield Corporation issued an aggregate of 65,426 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $30.4092 and C$41.4660 (as applicable) per Brookfield Class A Share;

•

on December 30, 2022, in connection with the reinvestment of dividends, Brookfield Corporation issued an aggregate of 75,034 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $31.4547 and C$42.7627 (as applicable) per Brookfield Class A Share;

•

on September 29, 2022, in connection with the reinvestment of dividends, Brookfield Corporation issued an aggregate of 54,628 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $43.1878 and C$58.8650 (as applicable) per Brookfield Class A Share.

During the 12-month period prior to the date of this document, Brookfield Corporation issued an aggregate of 16,914,218 Brookfield Class A Shares at a weighted average exercise price of $26.1475 under long-term incentive plans.

During the 12-month period prior to the date of this document, Brookfield Reinsurance made the following issuances of class A exchangeable shares pursuant to exchange agreements:

•	on March 3, 2023, Brookfield Reinsurance issued 915,000 class A exchangeable shares on a private placement basis in exchange for 915,000 Brookfield Class A Shares; and

•	on March 14, 2023, Brookfield Reinsurance issued 250,000 class A exchangeable shares on a private placement basis in exchange for 250,000 Brookfield Class A Shares.

For the year ended December 31, 2022, no purchases of class A exchangeable shares for cancellation in the open market were made by Brookfield Reinsurance.

8.	Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation

Neither Brookfield Reinsurance, nor Brookfield Corporation and to the knowledge of Brookfield Reinsurance and Brookfield Corporation, after reasonable inquiry, any of Brookfield Reinsurance or Brookfield Corporation’s subsidiaries, affiliates or associates, the directors and executive officers of Brookfield Reinsurance and Brookfield Corporation, any controlling persons of Brookfield Reinsurance and Brookfield Corporation’s, or any directors or executive officers of Brookfield Reinsurance and Brookfield Corporation’s controlling persons, have effected any transactions involving Brookfield Class A Shares during the 60 days prior to August 18, 2023 except as described below and in Section 7 of the Circular, “Previous Purchases and Sales”:

•	on August 15, 2023, Nicholas Goodman acquired 574 Brookfield Class A Shares at a purchase price of C$45.26 in the market.

Brookfield Corporation made the following purchases of Brookfield Class A Shares under its normal course issuer bid at the prices per Brookfield Class A Share indicated in the table below during the 60 days prior to August 18, 2023:

Date of Purchase	Number of Brookfield Class A Shares	From TSX (C$) Price per Brookfield Class A Share		From NYSE ($) Price per Brookfield Class A Share	From Other Canadian Market (C$) Price per Brookfield Class A Share	From Other U.S. Market (US$) Price per Brookfield Class A Share
June 23, 2023	3,900	C$	40.8976	$—	$—	$—
July 5, 2023	100	C$	—	$32.5600	$—	$—
July 6, 2023	155,700	C$	—	$32.1000	$—	$—
August 2, 2023	149,800	C$	—	$33.3658	$—	$—
August 3, 2023	152,200	C$	—	$32.6357	$—	$—
August 8, 2023	81,500	C$	—	$32.5102	$—	$—
August 9, 2023	13,800	C$	—	$32.5264	$—	$—
August 15, 2023	1,003,672	C$	45.4178	$33.5534	$—	$—
August 16, 2023	488,000	C$	—	$32.2286	$—	$—

All of our class B shares are held in a voting trust, which we refer to as the BNRE Partnership. The class B shares entitle the BNRE Partnership to elect one-half of our board. The beneficial interests in the BNRE Partnership, and the voting interests in its trustee, are held as follows: (i) Bruce Flatt (48%), (ii) Brian W. Kingston (19%), and (iii) Sachin G. Shah, Anuj Ranjan, Connor Teskey, Cyrus Madon and Sam J. B. Pollock (33% in equal parts). As such, no single individual or entity controls the BNRE Partnership.

Similarly, all of the Brookfield Class B Shares of Brookfield Corporation are held in a voting trust, which we refer to as the BN Partnership. The Brookfield Class B Shares entitle the BN Partnership to elect one-half of the Brookfield Corporation Board of Directors. The beneficial interests in the BN Partnership, and the voting interests in BN Partners, are held as follows: one-third by Jack L. Cockwell, one-third by Bruce Flatt, and one-third jointly by Brian W. Kingston, Brian D. Lawson, Cyrus Madon, Samuel J. B. Pollock and Sachin G. Shah in equal parts. As such, no single individual or entity controls the BN Partnership.

The following table indicates, as at August 14, 2023, the Class A Shares of Brookfield Corporation beneficially owned, directly or indirectly, or over which control or direction is exercised, by Brookfield Reinsurance, each director and executive officer of Brookfield Reinsurance and Brookfield Corporation, the BNRE Partnership, the BN Partnership, each director and executive officer of the BNRE Partnership and the BN Partnership and, to the knowledge of Brookfield Reinsurance and Brookfield Corporation, after reasonable inquiry, each associate and majority-owned subsidiary of the foregoing, if any (collectively, the “Disclosable Persons”), as well as the percentage of outstanding Brookfield Class A Shares so owned.

Name	Relationship with Brookfield Reinsurance or Brookfield Corporation	# of Brookfield Class A Shares Beneficially Owned(1) (2)	% of Outstanding Brookfield Class A Shares Beneficially Owned(1)
Brookfield Reinsurance Ideation House, 1st Floor 94 Pitts Bay Road Pembroke HM08 Bermuda (416) 956-5141	Issuer	—	—

BAM Re Partners Trust 73 Front Street, 5th Floor Hamilton, HM 12 Bermuda (416) 956-5141	Shareholder of Brookfield Reinsurance	—	—

BAM Partners Trust 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Shareholder of Brookfield Corporation	—	—

M. Elyse Allan, C.M. 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	1,503	0.00*%(3)

Jeffrey M. Blidner 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director and Vice Chair of Brookfield Corporation	9,852,096	0.60%(3)

Angela F. Braly 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	—	—

Name	Relationship with Brookfield Reinsurance or Brookfield Corporation	# of Brookfield Class A Shares Beneficially Owned(1) (2)	% of Outstanding Brookfield Class A Shares Beneficially Owned(1)
Jack L. Cockwell 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	39,902,026	2.42%

Bruce Flatt 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Chief Executive Officer and Director of Brookfield Corporation	69,758,721	4.23%

Janice Fukakusa 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	25,306	0.00*%(3)

Maureen Kempston Darkes, O.C., O.Ont 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	—	—

Brian D. Lawson 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director and Vice Chair of Brookfield Corporation	17,696,408	1.07%

Rafael Miranda 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	—	—

The Honourable Frank J. McKenna, P.C., O.C., O.N.B. 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director and Chair of Brookfield Corporation	6,405	0.00*%(3)

Howard S. Marks 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	1,008,262	0.06%(3)

Name	Relationship with Brookfield Reinsurance or Brookfield Corporation	# of Brookfield Class A Shares Beneficially Owned(1) (2)	% of Outstanding Brookfield Class A Shares Beneficially Owned(1)
Lord Gus O’Donnell 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	79,018	0.00*%(3)

Hutham S. Olayan 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	35,000	0.00*%(3)

Diana L. Taylor 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	Director of Brookfield Corporation	—	—

Nicholas Goodman 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 359-8647	President and Chief Financial Officer of Brookfield Corporation	2,202,084	0.13%(3)

Sachin G. Shah 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Chief Executive Officer and Director of Brookfield Reinsurance and Managing Partner of Brookfield Corporation	8,930,977	0.54%(3)

Barry Blattman 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	4,456,965	0.27%(3)

Soonyoung Chang 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	—	—

William Cox 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	4,331	0.00*%(3)

Name	Relationship with Brookfield Reinsurance or Brookfield Corporation	# of Brookfield Class A Shares Beneficially Owned(1) (2)	% of Outstanding Brookfield Class A Shares Beneficially Owned(1)
Michele Coleman Mayes(4) 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	—	—

Gregory Morrison 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	4,570	0.00*%(3)

Lori Pearson(4)(5) 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director and Chair of Brookfield Reinsurance and Managing Partner and Chief Operating Officer of Brookfield Corporation	2,430,905	0.15%(3)

Lars Rodert 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	8,369	0.00*%(3)

Anne Schaumburg 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	915	0.00*%(3)

Jay Wintrob 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Director of Brookfield Reinsurance	—	—

Thomas Corbett 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Chief Financial Officer of Brookfield Reinsurance and Managing Partner of Brookfield Corporation	13,031	0.00*%(3)

Lorenzo Lorilla 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Chief Investment Officer of Brookfield Reinsurance and Managing Partner of Brookfield Corporation	16,159	0.00*%(3)

Paul Forestell 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Chief Operating Officer of Brookfield Reinsurance	14,024	0.00*%(3)

Name	Relationship with Brookfield Reinsurance or Brookfield Corporation	# of Brookfield Class A Shares Beneficially Owned(1) (2)	% of Outstanding Brookfield Class A Shares Beneficially Owned(1)
Gregory McConnie 181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3 Canada (416) 956-5141	Chief Executive Officer of North End Re Ltd. and North End Re (Cayman) SPC	14,156	0.00*%(3)

Notes:

(1)

For purposes of this table, beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act) means sole or shared power to vote or direct the voting of a security, or sole or shared investment power with respect to a security (i.e., the power to dispose, or direct a disposition, of a security).

(2)

The figures in this column include (i) these directors and executive officers’ Brookfield Class A Shares, held directly and indirectly, including under the Restricted Stock Plan; (ii) these directors and executive officers’ pro rata interests in Brookfield Class A Shares held by Partners Limited and Partners Value Investments Inc. (on a consolidated basis); (iii) these directors and executive officers’ Escrowed Shares, which also represent an indirect pro rata interest in Brookfield Class A Shares; and (iv) these directors and executive officers’ class A exchangeable shares.

(3)	Represents less than 1% of the applicable total.
(4)	Elected to the Brookfield Reinsurance Board effective August 17, 2023.
(5)	Replaced Sachin G. Shah as Chair of the Brookfield Reinsurance Board effective August 17, 2023.

Relationship with Brookfield

For more information regarding our relationship with Brookfield and a summary of other material considerations arising from our relationship with Brookfield, see Item 7.B of Brookfield Reinsurance’s Annual Report, “Major Shareholders and Related Party Transactions — Related Party Transactions”.

Equity Commitment

As of the date of this document, no amounts are currently drawn under the Equity Commitment Agreement dated June 28, 2021 by and between Brookfield Corporation and Brookfield Reinsurance. For more information, see Item 10.C of Brookfield Reinsurance’s Annual Report, “Additional Information — Material Contracts — Equity Commitment”.

Conflicts of Interest

Other than the agreements described in this Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation”, there are no agreements, commitments and understandings between Brookfield Reinsurance and Brookfield Corporation relating to the Offer. For more information regarding conflicts of interest, see Item 7.B of Brookfield Reinsurance’s Annual Report, “Major Shareholders and Related Party Transactions — Related Party Transactions”.

Management Share Option Plans

Brookfield Corporation’s management share option plans govern the granting to executives of options to purchase Brookfield Class A Shares at a fixed price. The options typically vest as to 20% per year commencing on the first anniversary of the date of the award and are exercisable over a ten-year period. Brookfield Corporation’s management share option plans are administered by the Brookfield Corporation Board of Directors. Options are typically granted in late February or early March of each year as part of the annual compensation review. Brookfield Corporation’s compensation committee has a specific written mandate to review and approve executive compensation. Brookfield Corporation’s compensation committee makes recommendations to the Brookfield Corporation Board of Directors with respect to the proposed allocation of options based, in part, upon the recommendations of Brookfield Corporation’s Chief Executive Officer. The Brookfield Corporation Board of Directors must then give its final approval. The number of options granted is determined based on the scope of their roles and responsibilities and their success in achieving Brookfield Corporation’s objectives. Consideration is also given to the number and value of previous grants of options. Since the annual option awards are generally made during a blackout period, the effective grant date for such options is set six business days after the end of the blackout period. The exercise price for such options is the volume-weighted average trading price for Brookfield Class A Shares on the NYSE for the five business days preceding the effective grant date.

Deferred Share Unit Plan

The DSUP provides for the issuance of DSUs the value of which are equal to the value of a Brookfield Class A Share. DSUs vest over periods of up to five years, with the exception of DSUs awarded in lieu of a cash bonus which vest immediately. DSUs can only be redeemed for cash upon cessation of employment through retirement, resignation, termination or death. The DSUP is administered by Brookfield Corporation’s compensation committee. DSUs are issued based on the value of Brookfield Class A Shares at the time of the award (the “DSU allocation price”). In the case of DSUs acquired through the reinvestment of cash bonus awards, the DSU allocation price is equal to the exercise price for options granted at the same time as described above. Holders of DSUs will be allotted additional DSUs as dividends are paid on Brookfield Class A Shares on the same basis as if the dividends were reinvested pursuant to the DSUP. These additional DSUs are subject to the same vesting provisions as the underlying DSUs. The redemption value of DSUs will be equivalent to the market value of an equivalent number of Brookfield Class A Shares on the cessation of employment with Brookfield Corporation.

Restricted Stock and Escrowed Stock Plans

Brookfield Corporation has a restricted stock plan and an escrowed stock plan (the “Escrowed Stock Plan”). These plans were established to provide Brookfield Corporation and its executives with alternatives to Brookfield Corporation’s other long-term incentive plans which would allow executives to increase their share ownership. Restricted shares (“Restricted Shares”) have the advantage of allowing executives to become shareholders of Brookfield Corporation, receive dividends and to have full ownership of the shares after the restriction period ends. Restricted Shares must be held until the vesting date (or in certain jurisdictions until the fifth anniversary of the award date). Holders of Restricted Shares receive dividends that are paid on Brookfield Corporation Class A Shares in the form of cash, unless otherwise elected. The Escrowed Stock Plan governs the award of non-voting common shares (“Escrowed Shares”) of one or more private companies (each, an “Escrow Company”) to executives or other individuals designated by Brookfield Corporation’s compensation committee. Each Escrow Company is capitalized with common shares and preferred shares issued to Brookfield Corporation for cash proceeds. Each Escrow Company uses its cash resources to directly and indirectly purchase Brookfield Class A Shares. Dividends paid to each Escrow Company on the Brookfield Class A Shares acquired by the Escrow Company will be used to pay dividends on the preferred shares which are held by Brookfield Corporation. The Brookfield Class A Shares acquired by an Escrow Company will not be voted. Escrowed Shares typically vest 20% each year commencing on the date of the first anniversary of the award date and must generally be held until the fifth anniversary of the award date. Each holder may exchange Escrowed Shares for Brookfield Class A Shares issued from treasury no more than 10 years from the award date. The value of Brookfield Class A Shares issued to a holder on an exchange is equal to the increase in value of the Brookfield Class A Shares held by the applicable Escrow Company.

9.	Acceptance of Offer and Arrangements with Brookfield Shareholders

The Offer is open to all holders of Brookfield Class A Shares. Therefore, any officer, director or affiliate of Brookfield that is a holder of Brookfield Class A Shares may participate in the Offer on the same terms as all other holders of Brookfield Class A Shares. To the knowledge of Brookfield Reinsurance and Brookfield Corporation, none of the Disclosable Persons have indicated any present intention to tender Brookfield Class A Shares pursuant to the Offer. The intentions of the Disclosable Persons as described above may change during the period of the Offer depending on the change in circumstance of such parties.

10.	Benefits from the Offer

Except as described or referred elsewhere in this Circular, no Disclosable Person will receive any direct or indirect benefit from accepting or refusing to accept the Offer.

11.	Other Material Facts

Except as described or referred elsewhere in this document, Brookfield Reinsurance is not aware of any other material fact or any other matter not previously disclosed and known to by Brookfield Reinsurance which would reasonably be expected to affect the decision of the Brookfield Shareholders to accept or reject the Offer. Except as described or referred to herein, Brookfield Reinsurance does not have any plans or proposals for material changes in its affairs, and there have not been any material changes that have occurred, other than as have been publicly disclosed.

12.	Bona Fide Offers

No bona fide prior offer that relates to the Brookfield Class A Shares or is otherwise relevant to the Offer has been received by Brookfield Corporation during the 24 months preceding ●, 2023 (the date that the Offer was announced).

13.	Accounting Treatment of the Offer

The accounting for Brookfield Reinsurance in connection with the issuance of class A-1 exchangeable shares pursuant to the Offer will result in the class A-1 exchangeable shares being classified as equity instruments.

14.	Certain Material United States Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax consequences generally applicable to U.S. Holders with respect to the (i) the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer and (ii) the ownership and disposition of these class A-1 exchangeable shares, as well as certain U.S. federal income tax considerations relevant to our company and its subsidiaries. This discussion is based on current provisions of the Code, the regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion does not address all U.S. federal tax laws (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation. We do not intend to seek any ruling from the IRS or opinion of counsel regarding the U.S. federal income tax consequences discussed below. There can be no assurance that the IRS will not challenge the conclusions reflected herein or that a court would not sustain any such challenge. This discussion only addresses persons that hold Brookfield Class A Shares, and will hold exchangeable shares, as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of exchangeable shares or Brookfield Class A Shares in light of their personal circumstances, or to any holders subject to special treatment under the Code, such as:

•	banks and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	dealers or brokers in securities;

•	individual retirement and other tax-deferred accounts;

•	persons whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•

persons who own (directly, indirectly, or constructively) 10% or more of the total voting power of all classes of shares entitled to vote or of the total value of all classes of shares of either of our company or Brookfield Corporation;

•	persons who hold their exchangeable shares or Brookfield Class A Shares as part of a straddle, hedging, conversion, constructive sale, wash sale, or other integrated or similar transaction;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	persons who are subject to special tax accounting rules under Section 451(b) of the Code; and

•	persons who received their Brookfield Class A Shares through the exercise of employee stock options or otherwise as compensation or through tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of exchangeable shares or Brookfield Class A Shares that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds exchangeable shares or Brookfield Class A Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships for U.S. federal income tax purposes and the partners in such partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of such shares.

This discussion is for informational purposes only and is not tax advice. No statutory, judicial, or administrative authority directly addresses the treatment of a security similar to the class A-1 exchangeable shares for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences to U.S. Holders of the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer and of the ownership and disposition of class A-1 exchangeable shares are uncertain. Accordingly, Holders of Brookfield Class A Shares are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer and of the ownership and disposition of class A-1 exchangeable shares in light of their particular circumstances, as well as any tax consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Taxation of Our Non-U.S. Subsidiaries

Our company and its non-U.S. subsidiaries are treated as foreign corporations under the Code. Any non-U.S. subsidiary that is considered to be engaged in a trade or business in the United States generally will be subject to U.S. federal income taxation on a net basis on its income that is effectively connected with such U.S. trade or business (including a branch profits tax on the portion of its earnings and profits that is attributable to such income, subject to certain adjustments), unless otherwise provided under an applicable income tax treaty. In addition, a non-U.S. subsidiary generally will be subject to U.S. federal income taxation on a gross basis on certain U.S.-source income, as well as a U.S. federal excise tax on certain premiums earned on insurance with respect to U.S. risks that are not effectively connected with a U.S. trade or business, unless otherwise provided under an applicable income tax treaty.

We expect each of the non-U.S. subsidiaries to operate in a manner that will not cause it to be treated as engaged in a trade or business within the United States or, if applicable under an income tax treaty, as carrying on a business in the United States through a permanent establishment. However, the potential application of the BEAT (discussed below), the complex application of the rules for determining the U.S. federal income tax liability of a corporation under the Tax Cuts and Jobs Act, and other factors, including any future tax legislation, may cause some or all of the non-U.S. subsidiaries to conduct business differently. Moreover, there is considerable uncertainty as to when a foreign corporation is engaged in a trade or business within the United States and as to what constitutes a permanent establishment under the applicable tax treaties.

Based on such uncertainty, there can be no assurance that the IRS will not contend successfully that one or more of our non-U.S. subsidiaries is engaged in a trade or business (or carrying on business through a permanent establishment) in the United States. If one or more of the non-U.S. subsidiaries were treated as engaged in a trade or business (or carrying on business through a permanent establishment) in the United States, then any such non-U.S. subsidiary could be subject to U.S. federal income taxation on the portion of its net income treated as effectively connected with a U.S. trade or business (or its business profits attributable to a U.S. permanent establishment), as well as the U.S. branch profits tax on effectively connected earnings and profits. The current marginal U.S. federal income tax rates are 21% for a non-U.S. corporation’s effectively connected income and 30% for a non-U.S. corporation’s effectively connected earnings and profits (as determined under U.S. federal income tax principles), subject to certain adjustments.

Bermuda-U.S. Treaty Benefits

If any of our non-U.S. subsidiaries that are insurance enterprises are entitled to the benefits of the income tax treaty between Bermuda and the United States (the “Bermuda-U.S. Treaty”) for a given taxable year, they will not be subject to U.S. federal income tax on certain of their business profits for that year, unless those business profits are attributable to a permanent establishment in the United States. Our non-U.S. insurance subsidiaries currently intend to conduct their activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurance that they will be successful in that regard.

An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the Bermuda-U.S. Treaty only if (i) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens.

It is not certain that any of our non-U.S. insurance subsidiaries organized in Bermuda will qualify for the benefits of the Bermuda-U.S. Treaty, because it cannot be predicted whether such subsidiary’s direct or indirect ownership will satisfy the requirements described above. Our company is not eligible for treaty benefits, because it is not an insurance company. Accordingly, our company and the non-U.S. insurance subsidiaries organized in Bermuda intend to conduct substantially all of their non-U.S. operations outside the United States and otherwise to structure their operations and investments so as to avoid being treated as engaged in the conduct of a trade or business within the United States, although no assurance can be provided in this regard.

Net Investment Income

Non-U.S. insurance corporations carrying on an insurance business within the United States may be treated under the Code as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such corporations. If, contrary to its intention, one of our non-U.S. insurance subsidiaries is considered to be engaged in the conduct of an insurance business in the United States and such company (i) is not entitled to the benefits of an applicable tax treaty in general or (ii) is entitled to the benefits of the treaty in general, but the treaty is interpreted not to apply to investment income, then a significant portion of the investment income of such non-U.S. insurance subsidiary could be subject to U.S. income tax.

Withholding Tax

A non-U.S. corporation generally is subject to a 30% U.S. federal income tax (imposed on a gross basis and generally collected by withholding) on certain “fixed or determinable annual or periodical gains, profits and income” from sources within the United States that are not effectively connected with such non-U.S. corporation’s conduct of a U.S. trade or business. Such income includes certain distributions from U.S. corporations and certain interest on investments, but does not include insurance premiums paid with respect to a contract that is subject to the excise tax described below. If a U.S. corporate subsidiary of our company makes a distribution out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), such distribution will be treated as a dividend subject to the 30% withholding tax, except as reduced under any applicable income tax treaty.

Excise Tax

The United States imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States, except to the extent waived by an applicable tax treaty. The applicable tax rates are 4% for direct casualty insurance premiums and 1% for reinsurance premiums and direct premiums for life insurance and annuity contracts.

Base Erosion and Anti-Abuse Tax

The BEAT operates as a minimum tax and generally is calculated as a percentage (10% for certain taxable years before 2026 and 12.5% thereafter) of the “modified taxable income” of an “applicable taxpayer”. Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to non-U.S. affiliates, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies only to the extent it exceeds a taxpayer’s regular corporate income tax liability (determined without regard to certain tax credits) and only in years in which the “base erosion percentage” exceeds a specified percentage. If applicable in any given year, the BEAT may significantly increase the tax liability of our U.S. subsidiaries for such year.

Characterization of the Class A-1 Exchangeable Shares

The U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of class A-1 exchangeable shares will depend, in part, on whether the class A-1 exchangeable shares are, for U.S. federal income tax purposes, treated as stock of our company. No authority directly addresses the U.S. federal income tax treatment of a security with terms and related rights similar to the class A-1 exchangeable shares, and therefore the tax treatment of the class A-1 exchangeable shares is uncertain. We intend to treat the class A-1 exchangeable shares as stock of our company for all U.S. federal income tax purposes, including for U.S. federal income tax reporting purposes, and we believe that U.S. Holders have a reasonable basis for taking this position. However, alternative characterizations are possible. For example, the IRS or a court might characterize the class A-1 exchangeable shares and related rights as stock of Brookfield Corporation or as a derivative financial instrument, with complex and uncertain tax consequences, as described in greater detail below under the heading “— Consequences to U.S. Holders”. Moreover, no assurance can be provided that the IRS or a court will agree with our position that the class A-1 exchangeable shares constitute stock of our company, and the U.S. federal income tax consequences of an alternative characterization of the class A-1 exchangeable shares could be materially adverse to U.S. Holders. For certain tax reporting and penalty considerations with respect to U.S. federal income tax positions for which there is only a reasonable basis, see the discussion below under the heading “— Consequences to U.S. Holders — Accuracy-Related Penalties”. U.S. Holders are urged to consult their tax advisers regarding the proper treatment of the class A-1 exchangeable shares for U.S. federal income tax purposes.

Consequences to U.S. Holders

Exchange of Brookfield Class A Shares Pursuant to the Offer

The following discussion of the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer is subject to the PFIC considerations discussed below. Our company understands that, based on the current and anticipated composition of the income, assets, and operations of Brookfield Corporation and its subsidiaries, Brookfield Corporation does not believe that it will be a PFIC for U.S. federal income tax purposes for the current taxable year, although no assurance can be provided in this regard. If, contrary to expectation, Brookfield Corporation were treated as a PFIC during a U.S. Holder’s holding period for its Brookfield Class A Shares, then the PFIC rules generally would apply to a U.S. Holder’s exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer. In addition, certain proposed Treasury Regulations might apply to such exchange if, for U.S. federal income tax purposes, Brookfield Corporation were a PFIC and the class A-1 exchangeable shares were treated as stock of Brookfield Corporation. Under these proposed regulations, which would apply retroactively if finalized as proposed, a U.S. shareholder of stock of a PFIC generally does not recognize gain if, pursuant to certain U.S. tax-free reorganizations, such PFIC stock is exchanged for stock of a corporation that is treated as a PFIC for its taxable year that includes the day after the exchange. U.S. Holders are urged to consult their tax advisers regarding the potential for the PFIC rules to apply to their exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer in light of their particular circumstances.

An exchange right that is not a component of exchangeable stock – such as the exchange rights associated with the class A-1 exchangeable shares under the Rights Agreement – may be treated for certain U.S. federal income tax purposes as separate property other than stock. We believe the exchange rights associated with the class A-1 exchangeable shares have only nominal value and, therefore, their receipt pursuant to the Offer should not result in any material U.S. federal income tax consequences to U.S. Holders, regardless of whether the rights are treated for U.S. federal income tax purposes as separate property other than stock. The following discussion assumes that this treatment of the exchange rights as having only nominal value is correct. U.S. Holders are urged to consult their tax advisers regarding the tax consequences of receiving (pursuant to the Offer) and owning exchange rights with greater than nominal value.

Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Our Company

We intend to treat the class A-1 exchangeable shares as stock of our company for all U.S. federal income tax purposes, although the tax treatment of the class A-1 exchangeable shares is uncertain, as discussed above. If the class A-1 exchangeable shares are treated as stock of our company, a U.S. Holder that exchanges Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the fair market value of the class A-1 exchangeable shares received pursuant to the Offer and the holder’s adjusted tax basis in the Brookfield Class A Shares exchanged therefor. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the Brookfield Class A Shares exceeds one year at the time of the exchange. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder will have a tax basis in the class A-1 exchangeable shares received pursuant to the Offer equal to their fair market value on the date of receipt, and the holding period for such class A-1 exchangeable shares will begin on the day after the date of receipt. A U.S. Holder who acquired different blocks of Brookfield Class A Shares at different times or different prices is urged to consult its tax adviser regarding the manner in which gain or loss should be determined in such holder’s particular circumstances.

Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Brookfield Corporation

If, contrary to our intended tax position, the class A-1 exchangeable shares are treated as stock of Brookfield Corporation for U.S. federal income tax purposes, a U.S. Holder that exchanges Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer generally should not recognize gain or loss upon the receipt of class A-1 exchangeable shares. The aggregate tax basis of the class A-1 exchangeable shares that a U.S. Holder of Brookfield Class A Shares receives in exchange for its Brookfield Class A Shares should be the same as the aggregate tax basis of its Brookfield Class A Shares exchanged therefor. The holding period for class A-1 exchangeable shares received pursuant to the Offer should include the U.S. Holder’s holding period for the Brookfield Class A Shares.

Notwithstanding the foregoing, a U.S. Holder that exchanges Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer generally would be required to recognize gain or loss for U.S. federal income tax purposes, as described above under the heading “— Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Our Company”, if the class A-1 exchangeable shares constitute “nonqualified preferred stock” of Brookfield Corporation within the meaning of Section 351(g) of the Code. Preferred stock for this purpose is stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Based on this definition, we believe the class A-1 exchangeable shares, if treated as stock of Brookfield Corporation, should not be treated as preferred stock and therefore should not constitute nonqualified preferred stock of Brookfield Corporation. U.S. Holders are urged to consult their tax advisers regarding the tax consequences of participating in the Offer if, contrary to expectation, the class A-1 exchangeable shares are treated as nonqualified preferred stock of Brookfield Corporation.

Consequences if Class A-1 Exchangeable Shares Are Treated as a Derivative Financial Instrument

If, contrary to our intended tax position, the class A-1 exchangeable shares and related rights are treated as a derivative financial instrument, then the U.S. federal income tax consequences to U.S. Holders of exchanging Brookfield Class A Shares for such derivative financial instrument are uncertain. It is possible that the derivative financial instrument would be treated for U.S. federal income tax purposes as comprised of (i) an exchange right constituting separate property and (ii) “property” other than stock. In such case, based on Brookfield Corporation’s “control” of our company within the meaning of Section 304 of the Code, the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer would be treated as a distribution in redemption of the Brookfield Class A Shares under Section 304 of the Code. Further, assuming the exchange right has only nominal value, the redemption generally would be treated as a dividend equal to the fair market value of the derivative financial instrument, to the extent of the earnings and profits of our company, and then of Brookfield Corporation, under the rules applicable to distributions on Brookfield Class A Shares, unless such distribution in redemption of Brookfield Class A Shares were treated as a sale under the alternative tests of

Section 302(b) of the Code (applied with respect to Brookfield Corporation), as described below. If sale treatment did not apply, and the receipt of class A-1 exchangeable shares pursuant to the Offer were treated as a dividend, then, subject to the rules for distributions on stock of a PFIC, the dividend might be “qualified dividend income” to non-corporate U.S. Holders, provided that certain requirements were met. Given the uncertain tax treatment of the class A-1 exchangeable shares, if the shares and related rights are treated as a derivative financial instrument, other U.S. federal income tax consequences not described above may be possible.

The tax consequences of exchanging Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer are uncertain. U.S. Holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of such exchange in light of their particular circumstances.

Ownership and Disposition of Class A-1 Exchangeable Shares Received Pursuant to the Offer

The following discussion, which describes certain U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of class A-1 exchangeable shares, is subject to the discussion below under the heading “— Ownership and Disposition of Class A Exchangeable Shares Received Pursuant to the Exercise of the Conversion Right — Characterization of the Class A Exchangeable Shares”, regarding the uncertain tax treatment of the class A exchangeable shares. Subject to such discussion of the class A exchangeable shares, the following discussion assumes that the class A exchangeable shares, into which the class A-1 exchangeable shares are convertible, will be treated for U.S. federal income tax purposes as stock of our company.

Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Our Company

The discussion under this heading describes certain U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of class A-1 exchangeable shares if, consistent with our intended tax position, such shares are treated as stock of our company for U.S. federal income tax purposes. Accordingly, the following discussion assumes that the treatment of the class A-1 exchangeable shares as stock of our company for U.S. federal income tax purposes is correct.

(a)	Distributions on Class A-1 Exchangeable Shares

Subject to the considerations below relating to PFICs, RPII and Section 1248 of the Code, the gross amount of a distribution paid to a U.S. Holder with respect to class A-1 exchangeable shares will be included in such holder’s gross income as a dividend to the extent paid out of our company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds our company’s current and accumulated earnings and profits, the excess would be treated as a recovery of basis to the extent of such holder’s basis in class A-1 exchangeable shares and then as capital gain. As of the date hereof, we do not believe that our company has any accumulated earnings and profits, nor do we expect it to have earnings and profits for the current taxable year or in the foreseeable future. Distributions on class A-1 exchangeable shares are therefore generally expected to be treated as a recovery of tax basis or as capital gain, instead of dividend income.

Dividends received by individuals and other non-corporate U.S. Holders of class A-1 exchangeable shares generally will be “qualified dividend income” subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements, our company is not treated as a PFIC for the taxable year in which the dividend is paid or for the preceding taxable year, and the class A-1 exchangeable shares, which we intend to apply to list on the NYSE, are treated for U.S. federal income tax purposes as “readily tradable” on an established securities market in the United States. No assurance can be provided that the class A-1 exchangeable shares will be treated as readily tradable for such purposes. Dividends on class A-1 exchangeable shares generally will not be eligible for the dividends-received deduction allowed to corporations. Each U.S. Holder is urged to consult a tax adviser regarding the application of the relevant rules in light of such holder’s particular circumstances.

Dividends paid by our company generally will constitute foreign-source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by our company with respect to class A-1 exchangeable shares generally will constitute “passive category income”. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisers regarding the availability of the foreign tax credit with respect to their particular circumstances.

(b)	Sale, Exchange, Redemption, or Other Disposition of Class A-1 Exchangeable Shares

Subject to the considerations below relating to PFICs, RPII and Section 1248 of the Code, a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange (including pursuant to the U.S. Holder’s exercise of the exchange right), redemption (other than a redemption that is treated as a distribution, as described in the following paragraph), or other taxable disposition of the class A-1 exchangeable shares (including pursuant to Brookfield Corporation’s exercise of its overriding call right) equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the class A-1 exchangeable shares so disposed. The amount realized will equal the amount of cash, if any, plus the fair market value of any property received (such as Brookfield Class A Shares received upon the U.S. Holder’s exercise of the exchange right or pursuant to Brookfield Corporation’s exercise of its overriding call right). Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the class A-1 exchangeable shares exceeds one year at the time of disposition. Gain or loss, as well as the holding period for the class A-1 exchangeable shares, will be determined separately for each block of class A-1 exchangeable shares (that is, shares acquired at the same cost in a single transaction) sold or otherwise subject to a taxable disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder receiving Brookfield Class A Shares pursuant to the holder’s exercise of the exchange right (or pursuant to Brookfield Corporation’s exercise of its overriding call right) will have a tax basis in such Brookfield Class A Shares equal to their fair market value at the time of the disposition, and the holding period for such shares will begin on the following day.

A redemption of class A-1 exchangeable shares by our company will be treated as a sale or exchange as described above if such redemption is (i) in “complete redemption” of the U.S. Holder’s equity interest in our company, (ii) a “substantially disproportionate” redemption of stock, or (iii) “not essentially equivalent to a dividend”, in each case within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met with respect to the redemption of class A-1 exchangeable shares, each U.S. Holder may be required to take into account not only the class A-1 exchangeable shares and other equity interests in our company actually owned by the holder, but also other equity interests in our company that are constructively owned by the holder within the meaning of Section 318 of the Code, including by reason of owning Brookfield Class A Shares (whether such Brookfield Class A Shares are actually owned or, by reason of the exchange right, constructively owned) or class A exchangeable shares. If a U.S. Holder owns (actually or constructively) only an insubstantial percentage of the total equity interests in our company and exercises no control over our company’s corporate affairs, the holder may be entitled to sale or exchange treatment on a redemption of the class A-1 exchangeable shares if the holder experiences a reduction in its equity interest in our company (taking into account any constructively owned equity interests) as a result of the redemption. If a U.S. Holder meets none of the alternative tests of Section 302(b) of the Code, the redemption will be treated as a distribution subject to the rules described above. The amount of the distribution will be equal to the amount of cash and the fair market value of any property received (such as Brookfield Class A Shares). Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular U.S. Holder of class A-1 exchangeable shares will depend upon the facts and circumstances as of the time the determination is made, each U.S. Holder is urged to consult a tax adviser regarding the tax treatment of a redemption, including the calculation of such holder’s tax basis in any remaining class A-1 exchangeable shares in the event of a redemption that is treated as a distribution. For a general discussion of the tax consequences to a U.S. Holder of owning and disposing of Brookfield Class A Shares received upon the exchange or redemption of class A-1 exchangeable shares for Brookfield Class A Shares, see the discussion below under the heading “— Ownership and Disposition of Brookfield Class A Shares Received Upon the Exchange or Redemption of Class A-1 Exchangeable Shares”.

A U.S. Holder that converts class A-1 exchangeable shares into class A exchangeable shares pursuant to the exercise of the conversion right generally will not recognize gain or loss upon the receipt of the class A exchangeable shares. The aggregate tax basis of the class A exchangeable shares that a U.S. Holder receives for its class A-1 exchangeable shares will be the same as the aggregate tax basis of the class A-1 exchangeable shares so converted. The holding period for class A exchangeable shares received pursuant to the exercise of the conversion right will include the U.S. Holder’s holding period for the class A-1 exchangeable shares so converted. For a general discussion of the tax consequences to a U.S. Holder of owning and disposing of class A exchangeable shares received in exchange for class A-1 exchangeable shares pursuant to the U.S. Holder’s exercise of the conversion right, see the discussion below under the heading “— Ownership and Disposition of Class A Exchangeable Shares Received Pursuant to the Exercise of the Conversion Right”.

(c)	Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences generally apply to a U.S. person that owns stock of a non-U.S. corporation that is treated as a PFIC for any taxable year during the U.S. person’s holding period for the stock. In general, a non-U.S. corporation will be a PFIC during a taxable year if (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, a non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation. Passive income generally includes interest, dividends, and other investment income. However, under an “active insurance” exception, income is not treated as passive if it is derived in the “active conduct” of an insurance business by a “qualifying insurance corporation”. The IRS has issued final and proposed regulations providing guidance on various aspects of the PFIC rules, including the active insurance exception. The proposed regulations will not be effective unless and until they are adopted in final form, although taxpayers generally may rely on the proposed regulations before adoption, provided the proposed regulations are applied consistently.

The exception for qualifying insurance corporations is limited to a non-U.S. insurance company that would be taxed under the provisions of the Code applicable to a U.S. insurance company if it were a U.S. corporation and that maintains applicable insurance liabilities of more than 25% of its assets for a taxable year (or, alternatively, maintains applicable insurance liabilities that at least equal or exceed 10% of its assets, is predominantly engaged in an insurance business, and satisfies a facts and circumstances test that requires a showing that the failure to exceed the 25% threshold is due to runoff-related or rating-related circumstances). Under the proposed regulations, a qualifying insurance corporation is engaged in the active conduct of an insurance business only if it satisfies either a “factual requirements test” or an “active conduct percentage test”. An additional exception for U.S. domestic insurance subsidiaries generally provides that the income of a U.S. domestic corporation to which the look-through rules apply is not treated as passive if the corporation is subject to tax as an insurance company under the applicable provisions of the Code, and the corporation is subject to U.S. federal income tax on its net income. The proposed regulations would limit the application of this rule in the case of certain over-capitalized corporations.

Based on the current and expected income, assets, and activities of our company, we do not expect our company to be classified as a PFIC for the current taxable year or in the foreseeable future. However, there is significant uncertainty regarding the application of the final and proposed regulations. The IRS has requested comments on several aspects of the proposed regulations governing the active conduct of an insurance business, and it is uncertain when the proposed regulations will be made final or whether the provisions of any final or temporary regulations will vary from the proposed regulations. Moreover, the PFIC determination is made annually at the end of each taxable year and depends on a number of factors, some of which are beyond our company’s control, including the value of our company’s assets and the amount and type of its income. Accordingly, there can be no assurance that our company or any of its non-U.S. subsidiaries will not be classified as PFICs for any taxable year or that the IRS will agree with our company’s belief regarding its PFIC status.

In general, if our company were a PFIC for any taxable year during a U.S. Holder’s holding period for class A-1 exchangeable shares, then gain recognized by the U.S. Holder upon the sale or other taxable disposition of the class A-1 exchangeable shares would be allocated ratably over the U.S. Holder’s holding period for the class A-1 exchangeable shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before our company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its class A-1 exchangeable shares were to exceed 125% of the average of the annual distributions on the class A-1 exchangeable shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If our company were classified as a PFIC for any taxable year during a U.S. Holder’s holding period for class A-1 exchangeable shares, our company generally would continue to be treated as a PFIC with respect to the holder in all succeeding years, even if our company ceased to satisfy the requirements for being a PFIC. In addition, if our company were classified as a PFIC with respect to a U.S. Holder, to the extent any of our subsidiaries were also PFICs, the holder might be deemed to own shares in any such lower-tier PFICs directly or indirectly owned by our company in that proportion which the value of the class A-1 exchangeable shares owned by the holder bears to the value of all of our shares, and the holder therefore might be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs deemed owned by the holder.

Certain elections may be available to mitigate the adverse tax consequences of PFIC status described above. If a U.S. Holder were to elect to treat its interest in our company as a “qualified electing fund” (“QEF Election”) for the first year the holder were treated as holding such interest, then in lieu of the tax consequences described above, the holder would be required to include in income each year a portion of the ordinary earnings and net capital gains of our company, even if not distributed to the holder. A QEF Election must be made by a U.S. Holder on an entity-by-entity basis. To make a QEF Election, a U.S. Holder must, among other things, obtain a PFIC annual information statement from our company and prepare and submit IRS Form 8621 with the holder’s annual income tax return. If, contrary to our expectations, we determine that our company is a PFIC for any taxable year, then to the extent reasonably practicable, we intend to timely provide U.S. Holders with information related to the PFIC status of our company and each non-U.S. subsidiary that we are able to identify as a PFIC, including information necessary to make a QEF Election with respect to each such entity.

In lieu of making a QEF Election, if our company is a PFIC for any taxable year and the class A-1 exchangeable shares are treated as “marketable stock” in such year, then a U.S. Holder may avoid the unfavorable rules described above by making a mark-to-market election with respect to the holder’s class A-1 exchangeable shares. The class A-1 exchangeable shares will be marketable if they are regularly traded on certain qualified exchanges, including the NYSE. For these purposes, the class A-1 exchangeable shares generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. There can be no assurance that trading in the class A-1 exchangeable shares will be sufficiently regular for the shares to qualify as marketable stock. Moreover, we generally do not expect the mark-to-market election to be available with respect to any non-U.S. subsidiary classified as a PFIC. In general, if a U.S. Holder were to make a timely and effective mark-to-market election, the holder would include as ordinary income each year the excess, if any, of the fair market value of the holder’s class A-1 exchangeable shares at the end of the taxable year over its adjusted basis in class A-1 exchangeable shares. Any gain recognized by the holder on the sale or other disposition of class A-1 exchangeable shares would be ordinary income, and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Subject to certain exceptions, a U.S. person who owns an interest in a PFIC generally is required to file an annual report on IRS Form 8621, and the failure to file such report could result in the imposition of penalties on such U.S. person and the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including the foregoing filing requirements and the final and proposed regulations, as well as the advisability of making any available election under the PFIC rules, with respect to their ownership and disposition of the class A-1 exchangeable shares.

(d)	Related Person Insurance Income

Certain adverse U.S. federal income and tax reporting rules may apply to a U.S. person who, directly or indirectly, owns stock of a non-U.S. corporation that earns RPII. Because our company is a holding company and is not itself licensed as an insurance company, our company does not expect to have income treated as RPII. However, the RPII rules of the Code generally will apply to U.S. Holders who, through their ownership of class A-1 exchangeable shares, are indirect shareholders of a non-U.S. insurance subsidiary if (i) the subsidiary is a RPII CFC, which generally will be the case if 25% or more of the value or voting power of such non-U.S. insurance subsidiary’s shares is owned (directly, indirectly through non-U.S. entities, or by the application of certain constructive ownership rules) by U.S. persons, and (ii) neither of the exceptions described below applies.

RPII generally includes “insurance income” (as defined herein) from the direct or indirect insurance or reinsurance of any U.S. person who holds shares of the applicable non-U.S. insurance subsidiary (directly or indirectly through non-U.S. entities) or of a person related to such a U.S. person. In general, and subject to certain limitations, “insurance income” is income, including investment income and premium income, attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a U.S. insurance company. A non-U.S. insurance subsidiary may be considered to indirectly reinsure the risk of a U.S. person that holds shares, directly or indirectly, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such non-U.S. insurance subsidiary.

The RPII rules do not apply to income derived from a non-U.S. insurance subsidiary if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of such non-U.S. insurance subsidiary or (ii) RPII, determined on a gross basis, is less than 20% of the gross insurance income of such non-U.S. insurance subsidiary for the taxable year. In general, our company believes that its non-U.S. insurance subsidiaries are likely to have operated in such a manner as to qualify for at least one of the foregoing exceptions. However, our company does not track the identity of shareholders or persons who are insured by its subsidiaries for this purpose, and therefore our company has made no formal determination as to whether either of the foregoing exceptions applies to any of its non-U.S. subsidiaries. Accordingly, there can be no assurance that the above RPII rules will not apply or that the IRS will agree with our company’s conclusions regarding the application of the RPII rules.

The IRS has issued proposed Treasury Regulations providing guidance on certain aspects of the determination of RPII, including RPII arising from insurance coverage of a person related to a U.S. shareholder of a RPII CFC, as well as certain “cross-insurance” arrangements. Although we continue to evaluate the implications of the proposed regulations, we do not expect the proposed regulations, if finalized as proposed, to cause U.S. Holders to be treated as earning RPII.

If none of the exceptions described above applies to a non-U.S. insurance subsidiary for a taxable year, then each U.S. Holder of class A-1 exchangeable shares on the last day of the taxable year will be taxable currently on its allocable share of the RPII of such subsidiary. RPII will be taxable to such U.S. Holder regardless of whether the holder is an insured or related to an insured. For this purpose, all of the RPII of such subsidiaries would be allocated solely to U.S. Holders, but not in excess of a U.S. Holder’s ratable share, based on the extent of the holder’s interest in our company, of the total income of such subsidiaries and limited by the relevant subsidiary’s current year earnings and profits. A U.S. Holder that is a tax-exempt organization would be required to treat RPII as unrelated business taxable income.

RPII that is taxed to a U.S. Holder would increase the U.S. Holder’s tax basis in the class A-1 exchangeable shares to which it is allocable. Dividends distributed by a non-U.S. insurance subsidiary to our company and by our company to U.S. Holders would, under regulations, be deemed to come first out of taxed RPII and to that extent would not constitute income to the holder. This would be the result whether the dividend is distributed by our company in the same year in which the RPII is taxed or a later year. The untaxed dividend would decrease a U.S. Holder’s tax basis in class A-1 exchangeable shares. Our company might seek information from its shareholders as to whether beneficial owners of class A-1 exchangeable shares at the end of the year were U.S. persons, so that RPII could be apportioned among such persons. To the extent our company were unable to determine whether a beneficial owner of shares is a U.S. person, our company might assume that the owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known U.S. Holders.

The RPII provisions are complex, and regulations interpreting the RPII provisions of the Code exist only in proposed form. Thus, the application of the RPII rules to a U.S. person who owns shares of a holding corporation, such as a U.S. Holder owning class A-1 exchangeable shares of our company, is uncertain. In addition, any U.S. Holder that owns or is deemed to own 10% or more of either the total voting power or total value of all classes of stock of our company generally will be subject to additional rules under the complex regime for taxing U.S. shareholders of controlled foreign corporations generally. These additional rules are not addressed in this summary. U.S. Holders are urged to consult their tax advisers regarding the application of the foregoing rules, including the proposed Treasury Regulations, to their ownership and disposition of class A-1 exchangeable shares, as well as any information reporting requirements on IRS Form 5471 (disclosing certain information regarding direct or constructive ownership of a non-U.S. insurance subsidiary) or other applicable IRS form.

(e) Application of Section 1248 of the Code

A U.S. Holder that recognizes taxable gain from the sale or other taxable disposition of class A-1 exchangeable shares may be subject to additional rules under Section 1248 of the Code. Under Section 953(c)(7) of the Code, the rules of Section 1248 of the Code apply to the sale or exchange of shares of a non-U.S. corporation that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and that is treated as an RPII CFC (regardless of whether any of the exceptions described above for income derived from a non-U.S. insurance subsidiary applies). If Section 1248 of the Code applies under such circumstances, gain on the disposition of shares of the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).

As discussed above, our company does not directly engage in an insurance or reinsurance business, but it has non-U.S. subsidiaries that do so. Existing proposed Treasury Regulations do not address whether Section 953(c)(7) of the Code may apply to the sale of stock of a non-U.S. corporation which has a non-U.S. subsidiary that is an RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority, there is a strong argument that this specific rule should not apply to a disposition of class A-1 exchangeable shares because our company is not directly engaged in the insurance business. However, there can be no assurance that the IRS will not successfully assert that Section 953(c)(7) of the Code applies in such circumstances and thus may apply to a U.S. Holder who recognizes taxable gain from the sale or other taxable disposition of class A-1 exchangeable shares. U.S. Holders are urged to consult their tax advisers regarding the potential for Section 1248 of the Code to apply to the sale or other taxable disposition of class A-1 exchangeable shares, including any information reporting requirements on IRS Form 5471 or other applicable IRS form.

Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Brookfield Corporation

If, contrary to our intended tax position, the class A-1 exchangeable shares are treated as stock of Brookfield Corporation, then the U.S. federal income tax consequences of the ownership and disposition of class A-1 exchangeable shares generally will be substantially similar to the U.S. federal income tax consequences of the ownership and disposition of Brookfield Class A Shares, as described below under the heading “— Ownership and Disposition of Brookfield Class A Shares Received Upon the Exchange or Redemption of Class A-1 Exchangeable Shares”, except that the considerations described in the following four paragraphs will apply.

If the class A-1 exchangeable shares are treated as stock of Brookfield Corporation, a U.S. Holder that receives Brookfield Class A Shares pursuant to the exercise of the exchange right (including pursuant to Brookfield Corporation’s exercise of its overriding call right) generally should not recognize gain or loss upon the receipt of such Brookfield Class A Shares. The aggregate tax basis of the Brookfield Class A Shares that a U.S. Holder of class A-1 exchangeable shares receives in exchange for such shares should be the same as the aggregate tax basis of the class A-1 exchangeable shares exchanged therefor. The holding period for the Brookfield Class A Shares received pursuant to the exercise of the exchange right should include the U.S. Holder’s holding period for the class A-1 exchangeable shares exchanged therefor. The tax consequences described in this paragraph reflect the assumption that the class A-1 exchangeable shares do not constitute “nonqualified preferred stock” of Brookfield Corporation within the meaning of Section 351(g) of the Code, as discussed above.

If the class A-1 exchangeable shares are treated as stock of Brookfield Corporation, a U.S. Holder that converts class A-1 exchangeable shares into class A exchangeable shares pursuant to the exercise of the conversion right generally will be required to recognize gain or loss equal to the difference between the fair market value of the class A exchangeable shares received and the holder’s adjusted tax basis in the class A-1 exchangeable shares so converted. Subject to the application of the PFIC rules with respect to Brookfield Corporation, any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the class A-1 exchangeable shares exceeds one year at the time of the conversion. Gain or loss, as well as the holding period for the class A exchangeable shares received, will be determined separately for each block of class A-1 exchangeable shares (that is, shares acquired at the same cost in a single transaction) converted. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates.

If the class A-1 exchangeable shares are treated as stock of Brookfield Corporation, and a U.S. Holder’s class A-1 exchangeable shares are redeemed by our company for Brookfield Class A Shares, then the alternative tests under Section 302(b) of the Code, as described above, will not apply. Instead, subject to the application of the PFIC rules with respect to Brookfield Corporation, a U.S. Holder generally will be required to recognize capital gain or loss equal to the difference between the fair market value of the Brookfield Class A Shares received upon the redemption and such holder’s adjusted tax basis in the class A-1 exchangeable shares so redeemed.

If the class A-1 exchangeable shares are treated as stock of Brookfield Corporation, and a U.S. Holder’s class A-1 exchangeable shares are redeemed by our company for cash, then, based on Brookfield Corporation’s “control” of our company within the meaning of Section 304 of the Code, the redemption of such class A-1 exchangeable shares would be treated as a distribution in redemption of the shares under Section 304 of the Code. Such redemption for cash generally would be treated as a dividend to the extent of the earnings and profits of our company, and then of Brookfield Corporation, under the rules applicable to distributions on Brookfield Class A Shares, unless such distribution in redemption of class A-1 exchangeable shares were treated as a sale under the alternative tests of Section 302(b) of the Code (applied with respect to Brookfield Corporation), as described above. If sale treatment did not apply, and the redemption for cash were treated as a dividend, then, subject to the rules for distributions on stock of a PFIC, the dividend might be “qualified dividend income” to non-corporate U.S. Holders, provided that certain requirements were met.

Consequences if Class A-1 Exchangeable Shares Are Treated as a Derivative Financial Instrument

If, contrary to our intended tax position, the class A-1 exchangeable shares and related rights are treated as a derivative financial instrument, then the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of class A-1 exchangeable shares are uncertain. Under complex U.S. federal income tax rules, distributions on the class A-1 exchangeable shares could be treated as ordinary income, and the exchange or redemption of class A-1 exchangeable shares for Brookfield Class A Shares, the receipt of such Brookfield Class A Shares pursuant to Brookfield Corporation’s exercise of its overriding call right, or the conversion of class A-1 exchangeable shares into class A exchangeable shares pursuant to the exercise of the conversion right could result in complex and uncertain tax consequences that could differ materially from the consequences described above.

The U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of class A-1 exchangeable shares are uncertain. U.S. Holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of owning and disposing of class A-1 exchangeable shares in light of their particular circumstances.

Ownership and Disposition of Brookfield Class A Shares Received Upon the Exchange or Redemption of Class A-1 Exchangeable Shares

The discussion under this heading describes certain U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of Brookfield Class A Shares received pursuant to the exercise of the exchange right (or pursuant to Brookfield Corporation’s exercise of its overriding call right) or upon the redemption of class A-1 exchangeable shares by our company in exchange for Brookfield Class A Shares.

(a)	Distributions on Brookfield Class A Shares

Subject to the PFIC considerations discussed below, a U.S. Holder that receives distributions on Brookfield Class A Shares generally will be subject to U.S. federal income tax consequences substantially similar to those described above under the heading “— Ownership and Disposition of Class A-1 Exchangeable Shares Received Pursuant to the Offer — Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Our Company — (a) Distributions on Class A-1 Exchangeable Shares”. However, our company understands that Brookfield Corporation currently does not, and does not intend to, calculate its earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect each distribution generally to be treated as a dividend for U.S. federal income tax purposes, even if that distribution would otherwise be treated as a recovery of basis or as capital gain under the rules described above.

(b)	Sale, Exchange, Redemption or Other Disposition of Brookfield Class A Shares

Subject to the PFIC considerations discussed below, upon the sale, exchange, redemption, or other taxable disposition of Brookfield Class A Shares, a U.S. Holder generally will be subject to U.S. federal income tax consequences substantially similar to those described above under the heading “— Ownership and Disposition of Class A-1 Exchangeable Shares Received Pursuant to the Offer — Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Our Company — (b) Sale, Exchange, Redemption, or Other Disposition of Class A-1 Exchangeable Shares”, except that (i) the discussion of the consequences of exercising the conversion right or exchange right is not relevant for U.S. Holders of Brookfield Class A Shares, because holders of these shares do not have a conversion right or exchange right, (ii) the discussion of Brookfield Corporation’s exercise of the overriding call right is not relevant, and (iii) in the event that the Brookfield Class A Shares are redeemed by Brookfield Corporation, the alternative tests of Section 302(b) will apply by taking into account a U.S. holder’s equity interests in Brookfield Corporation (instead of our company) actually and constructively owned by the U.S. Holder.

(c)	Passive Foreign Investment Company Considerations

If Brookfield Corporation were a PFIC for any taxable year during a U.S. Holder’s holding period for Brookfield Class A Shares, then the holder generally would be subject to U.S. federal income tax consequences substantially similar to those described above under the heading “— Ownership and Disposition of Class A-1 Exchangeable Shares Received Pursuant to the Offer — Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Our Company — (c) Passive Foreign Investment Company Considerations”. However, in determining whether Brookfield Corporation is a PFIC, the rules regarding the availability of the “active insurance” exception should not be relevant. In addition, the considerations relating to RPII and Section 1248 of the Code, as discussed above, should not be relevant for U.S. Holders of Brookfield Class A Shares.

Our company understands that, based on the current and anticipated composition of the income, assets and operations of Brookfield Corporation and its subsidiaries, Brookfield Corporation does not believe that it will be a PFIC for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, the application of the PFIC rules is subject to uncertainty in several respects, and a separate determination must be made after the close of each taxable year as to whether Brookfield Corporation is a PFIC for that year. Changes in the composition of Brookfield Corporation’s income or assets may cause Brookfield Corporation to become a PFIC. Accordingly, there can be no assurance that Brookfield Corporation will not be a PFIC for any taxable year.

As discussed above, certain elections may be available to mitigate the adverse tax consequences of PFIC status. However, a U.S. Holder may make a QEF Election with respect to Brookfield Class A Shares only if Brookfield Corporation furnishes certain tax information to U.S. Holders annually, and there can be no assurance that such information will be provided. In lieu of making a QEF Election, if Brookfield Corporation is a PFIC for any taxable year and the Brookfield Class A Shares are treated as “marketable stock” in such year, then a U.S. Holder may avoid the unfavorable rules described above by making a mark-to-market election with respect to the holder’s Brookfield Class A Shares. The Brookfield Class A Shares will be marketable if they are regularly traded on certain qualified exchanges, including the NYSE. However, there can be no assurance that trading in the Brookfield Class A Shares will be sufficiently regular for the shares to qualify as marketable stock. Moreover, the mark-to-market election generally is not expected to be available with respect to any non-U.S. subsidiary of Brookfield Corporation classified as a PFIC.

U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including any applicable filing requirements, as well as the advisability of making any available election under the PFIC rules, with respect to their ownership and disposition of Brookfield Class A Shares.

Ownership and Disposition of Class A Exchangeable Shares Received Pursuant to the Exercise of the Conversion Right

Characterization of the Class A Exchangeable Shares

The U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of class A exchangeable shares depend, in part, on whether the class A exchangeable shares are, for U.S. federal income tax purposes, treated as stock of our company. No authority directly addresses the U.S. federal income tax treatment of a security with terms and related rights similar to the class A exchangeable shares, and therefore the tax treatment of the class A exchangeable shares is uncertain. We treat the class A exchangeable shares as stock of our company for all U.S. federal income tax purposes, but alternative characterizations are possible.

For example, the IRS or a court might characterize the class A exchangeable shares as stock of Brookfield Corporation. In such case, the U.S. federal income tax consequences to U.S. Holders of owning class A exchangeable shares could differ materially from the consequences described below under the heading “— Ownership and Disposition of Class A Exchangeable Shares”. Among other things, the tax treatment of distributions on shares could be different. Distributions on the Brookfield Class A Shares generally are expected to be reported as dividends, based on our understanding that Brookfield Corporation currently does not, and does not intend to, calculate its earnings and profits under U.S. federal income tax principles. Our company, on the other hand, currently calculates its earnings and profits under U.S. federal income tax principles. Based on these calculations, we do not believe that our company has any accumulated earnings and profits as of the date hereof, nor do we expect it to have earnings and profits for the current taxable year or in the foreseeable future. Distributions on class A exchangeable shares are therefore generally expected to be treated as a recovery of tax basis or as capital gain, instead of dividend income, subject to certain conditions. In addition, if the class A exchangeable shares were treated as stock of Brookfield Corporation for U.S. federal income tax purposes, then the receipt of Brookfield Class A Shares pursuant to the exercise of the exchange right (with respect to the class A exchangeable shares) might qualify for tax-free treatment.

Alternatively, the IRS or a court might characterize the class A exchangeable shares and related rights as a derivative financial instrument, with complex and uncertain tax consequences that could be materially different from the consequences described below. No assurance can be provided that the IRS or a court will agree with our position that the class A exchangeable shares constitute stock of our company, and the U.S. federal income tax consequences of an alternative characterization of the class A exchangeable shares could be materially adverse to U.S. Holders. U.S. Holders are urged to consult their tax advisers regarding the proper treatment of the class A exchangeable shares for U.S. federal income tax purposes.

The discussion below under the heading “— Ownership and Disposition of Class A Exchangeable Shares” assumes that the class A exchangeable shares will be treated for U.S. federal income tax purposes as stock of our company.

Ownership and Disposition of Class A Exchangeable Shares

The U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of class A exchangeable shares received pursuant to the exercise of the conversion right generally will be substantially similar to the U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of class A-1 exchangeable shares treated as stock of our company, as described above under the heading “— Ownership and Disposition of Class A-1 Exchangeable Shares Received Pursuant to the Offer — Consequences if Class A-1 Exchangeable Shares Are Treated as Stock of Our Company”, except that the discussion of the consequences of exercising the conversion right is not relevant for U.S. Holders of class A exchangeable shares, because these shares do not feature a conversion right.

U.S. Holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of owning and disposing of class A exchangeable shares received pursuant to the exercise of the conversion right in light of their particular circumstances.

Medicare Tax

U.S. Holders that are individuals, estates, or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Holders’ “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Holders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). For these purposes, “net investment income” will include a U.S. Holder’s share of any dividends on exchangeable shares or Brookfield Class A Shares, as well as gain upon the sale or other taxable disposition of exchangeable shares or Brookfield Class A Shares. Unless a U.S. Holder elects otherwise or holds exchangeable shares or Brookfield Class A Shares in connection with certain trades or businesses, the RPII and PFIC provisions generally will not apply for purposes of determining a U.S. Holder’s net investment income. U.S. Holders are urged to consult their tax advisers regarding the implications of the 3.8% Medicare tax for their ownership and disposition of exchangeable shares and Brookfield Class A Shares.

Backup Withholding and Information Reporting

Payments of dividends to a U.S. Holder and proceeds from the sale or other disposition of exchangeable shares or Brookfield Class A Shares generally will be subject to information reporting and may, under certain circumstances, be subject to backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. persons are required to report information relating to interests in “specified foreign financial assets”, including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds certain thresholds, subject to certain exceptions (including an exception for shares held in a custodial account maintained with a U.S. financial institution). Penalties may be imposed for a failure to disclose such information. U.S. Holders are urged to consult their tax advisers regarding the effect, if any, of these additional reporting requirements on their ownership and disposition of exchangeable shares or Brookfield Class A Shares.

Accuracy-Related Penalties

Certain penalties may be imposed on U.S. taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax, substantial valuation misstatements, and the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. With respect to substantial understatements of U.S. federal income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on a U.S. taxpayer’s federal income tax return (i) for which there is, or was, “substantial authority” or (ii) as to which there is a “reasonable basis” and the relevant facts of the position are adequately disclosed on the return.

In light of the uncertain U.S. federal income tax treatment of the class A-1 exchangeable shares, U.S. Holders are urged to consult their tax advisers regarding the implications of the foregoing accuracy-related penalty rules with respect to the ownership and disposition of class A-1 exchangeable shares.

Changes in U.S. Tax Law

The tax treatment of non-U.S. companies, their U.S. and non-U.S. insurance subsidiaries, and investors in such non-U.S. companies has been significantly altered by the Tax Cuts and Jobs Act. There is significant uncertainty regarding how certain provisions of the Tax Cuts and Jobs Act are interpreted. Although some guidance has been provided, much of it is only in proposed form, and further guidance may not be forthcoming. In addition, it is possible that “technical corrections” or other legislation could be enacted that would alter or clarify the Tax Cuts and Jobs Act, and any such alterations or clarifications could have retroactive effect. The effect of any changes to, clarifications of, or guidance under the Tax Cuts and Jobs Act could add significant expense and have a material adverse effect on our business, financial condition, and operating results or a U.S. Holder’s ownership and disposition of exchangeable shares.

The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries may be the subject of future legislation. We cannot predict whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As a result, no assurance can be given that future legislative, administrative, or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by a holder of exchangeable shares or will not reduce the attractiveness of our platform and adversely affect our business. If any such developments occur, our business, financial condition, and operating results could be materially and adversely affected, and such developments could have a material and adverse effect on an investment in exchangeable shares.

The U.S. federal income tax laws and interpretation, including with respect to whether a company is engaged in a U.S. trade or business (or has a U.S. permanent establishment) or is a PFIC, or whether U.S. persons would be required to include RPII in their gross income, are subject to change, possibly on a retroactive basis. Furthermore, new regulations or pronouncements interpreting or clarifying these or other rules may be forthcoming. We cannot predict the effect of any new guidance on our company or U.S. Holders.

FATCA

FATCA imposes a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity”, unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. The IRS has issued regulations that provide for the phased implementation of the FATCA withholding requirements.

We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by our company or any of our non-U.S. subsidiaries. In compliance with FATCA, information regarding ownership of exchangeable shares may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country, such as the agreement in effect between the United States and Bermuda for cooperation to facilitate the implementation of FATCA, or by future Treasury Regulations or guidance. U.S. Holders are urged to consult their tax advisers regarding the consequences under FATCA of owning and disposing of exchangeable shares.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO OUR COMPANY, BROOKFIELD CORPORATION, AND HOLDERS OF EXCHANGEABLE SHARES AND BROOKFIELD CLASS A SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH ARE UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF EXCHANGEABLE SHARES OR BROOKFIELD CLASS A SHARES, AND IN REVIEWING THIS DOCUMENT THESE MATTERS SHOULD BE CONSIDERED. EACH HOLDER OF BROOKFIELD CLASS A SHARES SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF EXCHANGING BROOKFIELD CLASS A SHARES FOR CLASS A-1 EXCHANGEABLE SHARES PURSUANT TO THE OFFER AND OF THE OWNERSHIP AND DISPOSITION OF SUCH CLASS A-1 EXCHANGEABLE SHARES.

15.	Certain Material Canadian Federal Income Tax Considerations

The following discussion summarizes the principal Canadian federal income tax consequences under the Tax Act and the regulations thereunder with respect to (i) the exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer, and (ii) the holding and disposition of class A-1 exchangeable shares, Brookfield Class A Shares received on a redemption, exchange or other disposition of class A-1 exchangeable shares to our company or Brookfield Corporation, and class A exchangeable shares (including class A exchangeable shares received on a conversion of class A-1 exchangeable shares) to a Brookfield Shareholder who is a beneficial owner of such shares, and who, at all relevant times, for the purposes of the Tax Act, (i) deals at arm’s length with our company and Brookfield Corporation, (ii) is not affiliated with our company or Brookfield Corporation and (iii) holds, or will hold, Brookfield Class A Shares, class A-1 exchangeable shares and class A exchangeable shares as capital property (a “Holder”). Generally, the Brookfield Class A Shares, class A-1 exchangeable shares and class A exchangeable shares will be capital property to a Holder provided the Holder does not acquire or hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary assumes that our company is not and will not become, at any time, a resident of Canada for the purposes of the Tax Act. If our company is (or becomes) resident in Canada for the purposes of the Tax Act, the Canadian federal income tax consequences to a Holder will be different in some material respects from those described in this summary.

This summary is not applicable to a holder: (i) that is a “specified financial institution” (as defined in the Tax Act), (ii) that is a “financial institution” for purposes of the “mark-to-market property” rules in the Tax Act, (iii) an interest in which is a “tax shelter investment” (as defined in the Tax Act), (iv) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency, (v) in respect of whom our company is or will be, at any time, a “foreign affiliate” for the purposes of the Tax Act, (vi) that has or will enter into a “derivative forward agreement” or a “dividend rental arrangement” (each as defined in the Tax Act) in respect of the Brookfield Class A Shares, class A-1 exchangeable shares or class A exchangeable shares, (vii) who acquired their Brookfield Class A Shares tendered in the Offer on the exercise of an employee stock option or otherwise by virtue of their present or past employment with Brookfield Corporation or any of its affiliates, (viii) that is a partnership, or (ix) that is exempt from tax under the Tax Act. Such Holders should consult their own tax advisers. This summary does not address the deductibility of interest on money borrowed with respect to the Brookfield Class A Shares, class A-1 exchangeable shares or class A exchangeable shares.

This summary is based on the current provisions of the Tax Act and the regulations thereunder, and counsel’s understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder or prospective Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders and prospective Holders should consult their own tax advisers with respect to the tax consequences to them of exchanging Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer and of holding and disposing of Brookfield Class A Shares, class A-1 exchangeable shares and class A exchangeable shares, having regard to their own particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition or deemed disposition of Brookfield Class A Shares, class A-1 exchangeable shares or class A exchangeable shares must be expressed in Canadian currency. Amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Taxation of Holders Resident in Canada

The following portion of the summary is applicable to a Holder who, at all relevant times is resident or is deemed to be resident in Canada under the Tax Act (a “Resident Holder”).

Certain Holders whose Brookfield Class A Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which may be to deem any such Brookfield Class A Shares (and all other “Canadian securities”, as defined in the Tax Act) owned by such Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. Holders whose Brookfield Class A Shares might not otherwise be considered to be capital property should consult their own tax advisers concerning this election. The class A-1 exchangeable shares and class A exchangeable shares will not be “Canadian securities” for the purpose of the irrevocable election under subsection 39(4) of the Tax Act and therefore no such election will apply to the class A-1 exchangeable shares or class A exchangeable shares. Holders who do not hold the class A-1 exchangeable shares or class A exchangeable shares as capital property should consult their own tax advisers regarding their particular circumstances.

Exchange of Brookfield Class A Shares for Class A-1 Exchangeable Shares Pursuant to the Offer

A Resident Holder who exchanges a Brookfield Class A Share for a class A-1 exchangeable share pursuant to the Offer will realize a capital gain (or sustain a capital loss) equal to the amount by which the proceeds of disposition for the Brookfield Class A Share exceeds (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such share and any reasonable costs of disposition. The proceeds of disposition for a Brookfield Class A Share so exchanged and the cost to the Resident Holder of a class A-1 exchangeable share received on the exchange will generally be equal to the fair market value, at the time of the acquisition, of the class A-1 exchangeable share acquired by such Resident Holder on the exchange. The adjusted cost base averaging rules in the Tax Act will apply in determining the Resident Holder’s adjusted cost base of the class A-1 exchangeable shares.

The tax treatment of capital gains and capital losses is described below under “— Taxation of Capital Gains and Capital Losses”. However, the amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Brookfield Class A Share may be reduced by the amount of any deductible dividends received or deemed to be received by the Resident Holder on such Brookfield Class A Share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a Brookfield Class A Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own advisers.

Holding and Disposing of Class A-1 Exchangeable Shares and Class A Exchangeable Shares

Returns of Capital

Any return of capital distributions paid or payable to a Resident Holder in a taxation year on the class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, will not be included in computing the Resident Holder’s income but will reduce the Resident Holder’s adjusted cost base of such shares. To the extent that a Resident Holder’s adjusted cost base would otherwise be a negative amount, the negative amount will be deemed to be a capital gain realized by the Resident Holder and the adjusted cost base of the class A-1 exchangeable shares or class A exchangeable shares, as applicable, to the Resident Holder will be nil immediately thereafter. The income tax consequences discussed below for Resident Holders under “— Taxation of Capital Gains and Capital Losses” will generally apply to any such deemed capital gains realized by the Resident Holder.

Dividends

The full amount of dividends received (or deemed to be received) on the class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, by a Resident Holder who is an individual (other than certain trusts) will be included in computing the Resident Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act).

Dividends received on the class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, by a Resident Holder that is a corporation will be included in computing the corporate Resident Holder’s income and such Resident Holder will not be entitled to the inter-corporate dividend deduction in computing taxable income which generally applies to dividends received from taxable Canadian corporations.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include dividends or deemed dividends that are not deductible in computing taxable income. The additional tax and refund mechanism in respect of “aggregate investment income” would also apply to “substantive CCPCs”, as defined in the Proposed Amendments (including pursuant to anti-avoidance rules in such proposals). Resident Holders are advised to consult their own tax advisers in this regard.

Subject to the detailed rules in the Tax Act, a Resident Holder may be entitled to a foreign tax credit or deduction for any foreign withholding tax paid with respect to dividends received by the Resident Holder on the class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisers with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances.

Redemptions, Exchanges and Other Dispositions of Class A-1 Exchangeable Shares or Class A Exchangeable Shares

A Resident Holder who disposes of, or who is deemed to dispose of, a class A-1 exchangeable share or a class A exchangeable share (including any class A exchangeable share received on the conversion of a class A-1 exchangeable share), as applicable, including a disposition to our company (whether on a redemption by our company or otherwise, but not including a conversion of a class A-1 exchangeable share into a class A exchangeable share as discussed below) or a disposition to Brookfield Corporation (whether on an exchange at the request of the Resident Holder, pursuant to the exercise by Brookfield Corporation of its call rights or otherwise), will realize a capital gain (or sustain a capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such share and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below under “— Taxation of Capital Gains and Capital Losses”.

Where class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, are redeemed by our company or our company is liquidated, dissolved or wound-up and the redemption amount or liquidation entitlement, as applicable, is satisfied by our company in Brookfield Class A Shares or where Brookfield Corporation satisfies the exchange request of a Resident Holder or exercises its call rights in connection with a redemption or liquidation, dissolution or winding-up of our company, as applicable, and the consideration for the satisfaction of the exchange request, or the exercise of the call rights, as applicable, is satisfied by Brookfield Corporation in Brookfield Class A Shares, the proceeds of disposition will be equal to the fair market value, at the time of the acquisition, of the Brookfield Class A Shares acquired by such Resident Holder plus the amount of any cash received in lieu of fractional Brookfield Class A Shares. The cost of the Brookfield Class A Shares so acquired by the Resident Holder will be equal to the fair market value thereof at the time of the acquisition. The cost of the Brookfield Class A Shares so acquired will be averaged with the adjusted cost base of all other Brookfield Class A Shares, if any, held by the Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each Brookfield Class A Share held by the Resident Holder.

For a discussion of the Canadian federal income tax consequences to Resident Holders of holding and disposing of Brookfield Class A Shares received as consideration for the satisfaction of an exchange request, or the exercise of the call rights, as applicable, see below under “— Holding and Disposing of Brookfield Class A Shares”.

Conversion of Class A-1 Exchangeable Shares into Class A Exchangeable Shares

The conversion of a class A-1 exchangeable share into a class A exchangeable share will not be a disposition for the purposes of the Tax Act, with the result that no gain or loss will be realized by a Resident Holder upon such conversion. A Resident Holder’s cost of a class A exchangeable share acquired on the conversion of a class A-1 exchangeable share will generally be equal to the adjusted cost base to the Resident Holder immediately before the conversion of the class A-1 exchangeable share so converted. The cost of a class A exchangeable share so acquired by the Resident Holder will be averaged with the adjusted cost base of all other class A exchangeable shares, if any, held by the Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each class A exchangeable share held by the Resident Holder.

The Canadian federal income tax consequences to Resident Holders of holding and disposing of class A exchangeable shares received on a conversion of class A-1 exchangeable shares is discussed above.

Taxation of Capital Gains and Capital Losses

In general, one-half of a capital gain realized by a Resident Holder must be included in computing such Resident Holder’s income as a taxable capital gain. One-half of a capital loss must be deducted as an allowable capital loss against taxable capital gains realized in the year and any remainder may be deducted against net taxable capital gains in any of the three preceding taxation years or any subsequent taxation year, to the extent and under the circumstances described in the Tax Act.

Individuals or trusts (other than certain trusts) may be subject to an alternative minimum tax under the Tax Act in respect of net capital gains realized by them.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include an amount in respect of taxable capital gains. The additional tax and refund mechanism in respect of “aggregate investment income” would also apply to “substantive CCPCs”, as defined in the Proposed Amendments (including pursuant to anti-avoidance rules in such proposals). Resident Holders are advised to consult their own tax advisers in this regard.

Foreign Property Information Reporting

Generally, a Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act), including the class A-1 exchangeable shares and class A exchangeable shares, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the CRA for the year or fiscal period disclosing certain prescribed information in respect of such property. Subject to certain exceptions, a Resident Holder generally will be a specified Canadian entity. The class A-1 exchangeable shares and class A exchangeable shares will be specified foreign property of a Resident Holder for these purposes. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s specified foreign property on a timely basis in accordance with the Tax Act.

The reporting rules in the Tax Act relating to specified foreign property are complex and this summary does not purport to address all circumstances in which reporting may be required by a Resident Holder. Resident Holders should consult their own tax advisers regarding compliance with the reporting rules contained in the Tax Act.

Offshore Investment Fund Property

The “offshore investment fund property rules” in the Tax Act (the “OIFP Rules”) may require a Resident Holder to include in income in each taxation year an amount in respect of acquiring, holding or having a class A-1 exchangeable share or a class A exchangeable share, as applicable.

These rules may apply to a Resident Holder in respect of a class A-1 exchangeable share or a class A exchangeable share, as applicable, if two conditions are satisfied: (a) the value of the class A-1 exchangeable share or class A exchangeable share, as applicable, may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing (collectively, “Investment Assets”); and (b) it may reasonably be concluded, having regard to all the circumstances (including certain specified circumstances), that one of the main reasons for the Resident Holder acquiring, holding or having a class A-1 exchangeable share or class A exchangeable share, as applicable, was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act had the income, profits and gains been earned directly by the Resident Holder.

If applicable, these rules would generally require a Resident Holder to include in income for each taxation year in which the Resident Holder owns a class A-1 exchangeable share or a class A exchangeable share, as applicable, an imputed return for the taxation year for each class A-1 exchangeable share or class A exchangeable share, as applicable, owned that is determined by reference to a prescribed rate of interest plus two percent applied to the “designated cost” (as defined in section 94.1 of the Tax Act) of the class A-1 exchangeable share or class A exchangeable share, as applicable, less the Resident Holder’s income for the year (other than a capital gain) from the class A-1 exchangeable share or class A exchangeable share, as applicable, determined without reference to the OIFP Rules. Any amount required to be included in computing a Resident Holder’s income under these provisions will be added to the adjusted cost base and the designated cost to the Resident Holder of the class A-1 exchangeable share or class A exchangeable share, as applicable.

The OIFP Rules are complex, and their application will potentially depend, in part, on the reasons for a Resident Holder acquiring, holding or having the class A-1 exchangeable shares or the class A exchangeable shares, as applicable. Resident Holders are urged to consult their own tax advisers regarding the application and consequences of these rules in their own particular circumstances.

Holding and Disposing of Brookfield Class A Shares

The following portion of the summary is applicable to a Resident Holder who receives Brookfield Class A Shares on a redemption, exchange or other disposition of A-1 exchangeable shares or class A exchangeable shares, as applicable, to our company or Brookfield Corporation.

Dividends

The full amount of dividends received (or deemed to be received) on Brookfield Class A Shares by a Resident Holder who is an individual (other than certain trusts) will be included in computing the Resident Holder’s income subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Such dividends will be eligible for the enhanced gross-up and dividend tax credit if Brookfield Corporation designates such dividends as an eligible dividend. Dividends received by an individual (other than certain trusts) may give rise to alternative minimum tax under the Tax Act, depending on the individual’s circumstances.

Subject to the potential application of subsection 55(2) of the Tax Act, dividends received or deemed to be received on the Brookfield Class A Shares by a Resident Holder that is a corporation will be included in computing the Resident Holder’s income and generally will also be deductible in computing its taxable income. Private corporations or subject corporations may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Brookfield Class A Shares to the extent that such dividends are deductible in computing taxable income.

Subsection 55(2) of the Tax Act provides that where a corporate Resident Holder receives a dividend, and such dividend is deductible in computing the corporate Resident Holder’s income and is not subject to Part IV tax (or is subject to Part IV tax that is refundable as part of the series of transactions that includes the receipt of the dividend), all or part of the dividend may in certain circumstances be treated as a capital gain from the disposition of a capital property, the taxable portion of which must be included in computing the corporate Resident Holder’s income for the year in which the dividend was received. Accordingly, corporate Resident Holders should consult their own tax advisers for specific advice with respect to the potential application of this provision.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional tax on its “aggregate investment income” (refundable in certain circumstances), which is defined in the Tax Act to include dividends or deemed dividends that are not deductible in computing taxable income. The additional tax and refund mechanism in respect of “aggregate investment income” would also apply to “substantive CCPCs”, as defined in the Proposed Amendments (including pursuant to anti-avoidance rules in such proposals). Resident Holders are advised to consult their own tax advisers in this regard.

Disposition of Brookfield Class A Shares

A disposition or deemed disposition of Brookfield Class A Shares (other than to Brookfield Corporation, unless purchased by Brookfield Corporation in the open market in the manner in which shares are normally purchased by any member of the public in the open market) by a Resident Holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such share and any reasonable costs of disposition. For this purpose, the adjusted cost base to a Resident Holder of Brookfield Class A Shares will be determined at any time by averaging the cost of such Brookfield Class A Shares with the adjusted cost base of any other Brookfield Class A Shares owned by the Resident Holder as capital property at that time.

The tax treatment of such capital gains and capital losses is described above under “— Taxation of Capital Gains and Capital Losses”. However, the amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Brookfield Class A Share may be reduced by the amount of any deductible dividends received or deemed to be received by the Resident Holder on such Brookfield Class A Share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a Brookfield Class A Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own advisers.

Eligibility for Investment

Provided that the class A-1 exchangeable shares are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX and the NYSE), the class A-1 exchangeable shares would, at such time, be a qualified investment under the Tax Act for a trust governed by a registered retirement savings plan

(“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), first home savings account (“FHSA”), registered disability savings plan (“RDSP”), deferred profit sharing plan and a tax free savings account (“TFSA”) (collectively, “Registered Plans”). Provided that the class A exchangeable shares are listed on a designated stock exchange at the time the class A exchangeable shares are acquired on a conversion of class A-1 exchangeable shares for class A exchangeable shares, the class A exchangeable shares would, at such time, be a qualified investment for Registered Plans. Provided that the Brookfield Class A Shares are listed on a designated stock exchange, or that Brookfield Corporation is otherwise a “public corporation” (as defined in the Tax Act) at the time the Brookfield Class A Shares are acquired in connection with a redemption, exchange or other disposition to our company or to Brookfield Corporation, the Brookfield Class A Shares, would, at such time, be a qualified investment under the Tax Act for Registered Plans.

Notwithstanding that class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, may be a qualified investment for a TFSA, FHSA, RDSP, RRSP, RRIF or RESP, the holder of a TFSA, FHSA or RDSP, the annuitant of an RRSP or RRIF or the subscriber of an RESP, as the case may be, would be subject to a penalty tax in respect of the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, if such class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, are a “prohibited investment” for purposes of the Tax Act for such Registered Plans. Based on the current provisions of the Tax Act and the regulations thereunder, the class A-1 exchangeable shares, class A exchangeable shares and Brookfield Class A Shares, as applicable, would not be a prohibited investment for a TFSA, FHSA, RDSP, RRSP, RRIF or RESP, provided that the holder of the TFSA, FHSA or RDSP, the annuitant of the RRSP or RRIF or the subscriber of the RESP, as the case may be, (i) deals at arm’s length with our company or Brookfield Corporation, as applicable, for purposes of the Tax Act and (ii) does not have a “significant interest” (as defined in subsection 207.01(4) of the Tax Act) in our company or Brookfield Corporation, as applicable. In addition, the class A-1 exchangeable shares, class A exchangeable shares and Brookfield Class A Shares, as applicable, would not be a prohibited investment if the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, are “excluded property” (as defined in subsection 207.01(1) the Tax Act) for a TFSA, FHSA, RDSP, RRSP, RRIF or RESP.

Holders who hold or intend to hold the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares in a Registered Plan should consult their own tax advisers with respect to the application of these rules in their particular circumstances.

Taxation of Holders not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, for the purposes of the Tax Act, is not, and is not deemed to be, resident in Canada and does not use or hold (i) the Brookfield Class A Shares, (ii) the class A-1 exchangeable shares received on an exchange of Brookfield Class A Shares for class A-1 exchangeable shares pursuant to the Offer, (iii) Brookfield Class A Shares received on a redemption, exchange or other disposition of class A-1 exchangeable shares to our company or Brookfield Corporation, and (iv) class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, in a business carried on in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

Exchange of Brookfield Class A Shares for Class A-1 Exchangeable Shares Pursuant to the Offer

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on the exchange of a Brookfield Class A Share for a class A-1 exchangeable share pursuant to the Offer, unless the Brookfield Class A Share constitutes taxable Canadian property of the Non-Resident Holder for purposes of the Tax Act at the time of the exchange and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

The circumstances under which a Brookfield Class A Share will constitute taxable Canadian property of a Non-Resident Holder are discussed below under “— Taxable Canadian Property”. Brookfield Corporation has advised counsel that it does not believe the Brookfield Class A Shares will constitute taxable Canadian property.

In the event that a Brookfield Class A Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the exchange thereof for a class A-1 exchangeable share pursuant to the Offer is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under “Taxation of Holders Resident in Canada — Exchange of Brookfield Class A Shares for Class A-1 Exchangeable Shares Pursuant to the Offer” will generally apply to the Non-Resident Holder.

Holding and Disposing of the Class A-1 Exchangeable Shares and Class A Exchangeable Shares

Returns of Capital

Any return of capital distributions paid or payable to a Non-Resident Holder in a taxation year on the class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, will not be subject to Canadian withholding tax or other income tax under the Tax Act but will reduce the Non-Resident Holder’s adjusted cost base of such class A-1 exchangeable shares or class A exchangeable shares, as applicable. To the extent that a Non-Resident Holder’s adjusted cost base would otherwise be a negative amount, the negative amount will be deemed to be a capital gain realized by the Non-Resident Holder and the adjusted cost base of the class A-1 exchangeable shares or class A exchangeable shares, as applicable, to the Non-Resident Holder will be nil immediately thereafter.

A Non-Resident Holder will not be subject to tax under the Tax Act on such deemed capital gain realized by the Non-Resident Holder unless the class A-1 exchangeable shares or class A exchangeable shares, as applicable, constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at that time. The circumstances under which the class A-1 exchangeable shares or class A exchangeable shares, as applicable, will constitute taxable Canadian property of a Non-Resident Holder and the consequences of realizing a capital gain for a Non-Resident Holder are discussed below under “— Redemptions, Exchanges and Other Dispositions of Class A-1 Exchangeable Shares or Class A Exchangeable Shares”. Our company has advised counsel that it does not believe the class A-1 exchangeable shares or class A exchangeable shares, as applicable, will constitute taxable Canadian property as discussed further below under “— Taxable Canadian Property”.

Dividends

Dividends paid in respect of class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, to a Non-Resident Holder will not be subject to Canadian withholding tax or other income tax under the Tax Act.

Redemptions, Exchanges and Other Dispositions of Class A-1 Exchangeable Shares or Class A Exchangeable Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on a disposition or deemed disposition of a class A-1 exchangeable share or class A exchangeable share (including a class A exchangeable share received on a conversion of class A-1 exchangeable shares), as applicable, including a disposition to our company (whether on a redemption by our company or otherwise, but not including a conversion of class A-1 exchangeable shares for class A exchangeable shares as discussed below) or a disposition to Brookfield Corporation (whether on an exchange at the request of the Non-Resident Holder, pursuant to the exercise by Brookfield Corporation of its call rights or otherwise), unless the class A-1 exchangeable share or class A exchangeable share, as applicable, constitutes taxable Canadian property of the Non-Resident Holder at the time of the disposition or deemed disposition. The circumstances under which the class A-1 exchangeable shares or class A exchangeable shares, as applicable, will constitute taxable Canadian property of a Non-Resident Holder are discussed below. Our company has advised counsel that it does not believe the class A-1 exchangeable shares or class A exchangeable shares, as applicable, will constitute taxable Canadian property as discussed further below under “— Taxable Canadian Property”.

In the event that a class A-1 exchangeable share or class A exchangeable share, as applicable, constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition (or deemed disposition) thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under “Taxation of Holders Resident in Canada — Redemptions, Exchanges and Other Dispositions of Class A-1 Exchangeable Shares or Class A Exchangeable Shares” will generally apply to the Non-Resident Holder.

Where class A-1 exchangeable shares or class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), as applicable, are redeemed by our company or our company is liquidated, dissolved or wound-up and the redemption amount or liquidation amount, as applicable, is satisfied by our company in Brookfield Class A Shares or where Brookfield Corporation satisfies the exchange request of a Non-Resident Holder or exercises its call rights in connection with such redemption or liquidation, dissolution or winding-up of our company, as applicable, and the consideration for the satisfaction of the exchange request, or exercise of the call rights, as applicable, is satisfied by Brookfield Corporation in Brookfield Class A Shares, the proceeds of disposition will be equal to the fair market value, at the time of the acquisition, of the Brookfield Class A Shares acquired by such Non-Resident Holder plus the amount of any cash received in lieu of fractional Brookfield Class A Shares. The cost of the Brookfield Class A Shares so acquired by the Non-Resident Holder will be equal to the fair market value thereof at the time of the acquisition. The cost of the Brookfield Class A Shares so acquired will be averaged with the adjusted cost base of all other Brookfield Class A Shares, if any, held by the Non-Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each Brookfield Class A Share held by the Non-Resident Holder.

For a discussion of the Canadian federal income tax consequences to Non-Resident Holders of holding and disposing of Brookfield Class A Shares received as consideration for the satisfaction of an exchange request, or the exercise of the call rights, as applicable, see below under “— Holding and Disposing of Brookfield Class A Shares”.

Conversion of Class A-1 Exchangeable Shares into Class A Exchangeable Shares

The conversion of a class A-1 exchangeable share into a class A exchangeable share will not be a disposition for the purposes of the Tax Act, with the result that no gain or loss will be realized by a Non-Resident Holder upon such conversion. A Non-Resident Holder’s cost of a class A exchangeable share acquired on the conversion of a class A-1 exchangeable share will generally be equal to the adjusted cost base to the Non-Resident Holder immediately before the conversion of the class A-1 exchangeable share so converted. The cost of a class A exchangeable share so acquired by the Non-Resident Holder will be averaged with the adjusted cost base of all other class A exchangeable shares, if any, held by the Non-Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each class A exchangeable share held by the Non-Resident Holder.

The Canadian federal income tax consequences to Non-Resident Holders of holding and disposing of class A exchangeable shares (including any class A exchangeable shares received on a conversion of class A-1 exchangeable shares), are discussed above.

Holding and Disposing of Brookfield Class A Shares

The following portion of the summary applies to a Non-Resident Holder who receives Brookfield Class A Shares on a redemption, exchange or other disposition of class A-1 exchangeable shares or class A exchangeable shares, as applicable, to our company or Brookfield Corporation.

Dividends

Dividends paid or credited (or deemed to be paid or credited) on Brookfield Class A Shares by Brookfield Corporation to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25%, subject to a possible reduction under the terms of an applicable income tax treaty or convention. For example, the rate of withholding tax applicable to a dividend paid on a Brookfield Class A Share to a Non-Resident Holder who (i) is a resident of the United States for purposes of the Convention, and (ii) beneficially owns the dividend and is fully entitled to the benefits of the Convention, will generally be reduced to 15% (or 5% in certain cases where such Non-Resident Holder is a corporation that beneficially owns at least 10% of Brookfield Corporation’s voting shares). Non-Resident Holders should consult their own tax advisers in this regard.

Disposition of Brookfield Class A Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a Brookfield Class A Share, unless the Brookfield Class A Share constitutes taxable Canadian property of the Non-Resident Holder for purposes of the Tax Act at the time of the disposition or deemed disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

The circumstances under which a Brookfield Class A Share will constitute taxable Canadian property of a Non-Resident Holder are discussed below. Brookfield Corporation has advised counsel that it does not believe the Brookfield Class A Shares will constitute taxable Canadian property, as discussed further below under “— Taxable Canadian Property”.

In the event that the Brookfield Class A Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under “Taxation of Holders Resident in Canada — Holding and Disposing of Brookfield Class A Shares — Disposition of Brookfield Class A Shares” will generally apply to the Non-Resident Holder.

Taxable Canadian Property

Provided that the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX and the NYSE), the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, will generally not constitute taxable Canadian property of a Non-Resident Holder at a particular time unless, at any time during the sixty-month period immediately preceding that time, the following two conditions are met concurrently: (a) 25% or more of the issued shares of any class of our company or Brookfield Corporation, as applicable, were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length holds a membership interest, directly or indirectly through one or more other partnerships; and (b) more than 50% of the fair market value of the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax

Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests or rights in, property described in (i) to (iii), whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares may be deemed to be taxable Canadian property of a Non-Resident Holder.

Our company and Brookfield Corporation have advised counsel that they do not believe the class A-1 exchangeable shares, class A exchangeable shares or Brookfield Class A Shares, as applicable, will constitute taxable Canadian property at any relevant time because none of the conditions in (b) above are expected to be met at any relevant time.

16.	Legal and Regulatory Matters

The validity of the class A-1 exchangeable shares and the underlying class A exchangeable shares offered pursuant to this document and other matters of Bermuda law will be passed upon for Brookfield Reinsurance by Appleby (Bermuda) Limited. The validity of the underlying Brookfield Class A Shares offered by this document will be passed upon by Torys LLP. As at the date of this document, the partners and associates of each of Torys LLP and Appleby (Bermuda) Limited beneficially own, directly and indirectly, less than 1.0% of the outstanding securities or other property of Brookfield Reinsurance and Brookfield Corporation.

To the knowledge of Brookfield Reinsurance, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Brookfield Reinsurance for the consummation of the transactions contemplated by the Offer, except for such authorizations, consents, approvals and filings the failure to obtain or make which would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by the Offer. In the event that Brookfield Reinsurance becomes aware of other requirements, they will make reasonable commercial efforts to satisfy such requirements at or prior to the Expiration Time, as such time may be extended.

The Offer is subject to a number of conditions, including the Listing Condition. Brookfield Reinsurance, subject to applicable law, reserves the right to terminate the Offer and not take up and exchange any Brookfield Class A Shares tendered in the Offer if the conditions to the Offer are not satisfied or, where permitted, waived. See Section 8 of the Offer to Exchange, “Conditions to the Offer”.

If, at the Expiration Time, the Listing Condition has been satisfied and all other conditions described in Section 8 of the Offer to Exchange, “Conditions to the Offer” have been satisfied or waived by Brookfield Reinsurance, Brookfield Reinsurance will promptly take up the Brookfield Class A Shares validly tendered in the Offer and not withdrawn.

Related Party Transaction Considerations

As a reporting issuer under applicable securities legislation in each of the provinces and territories of Canada, our company is subject to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). MI 61-101 regulates certain types of related party and other transactions to ensure equality of treatment among security holders and may require enhanced disclosure, approval by a majority of security holders (excluding interested or related parties), independent valuations and, in certain instances, approval and oversight of certain transactions by a special committee of independent directors. The protections afforded by MI 61-101 apply to, among other transactions, “related party transactions” (as such term is defined in MI 61-101).

Certain insiders of our company who hold Brookfield Class A Shares may elect to participate in the Offer. Each of those insiders are considered a “related party” within the meaning of MI 61-101. As a result, the Offer, if consummated, may constitute a “related party transaction” for purposes of MI 61-101.

MI 61-101 requires, among other things, issuers to obtain formal valuations and minority shareholder approval of related party transactions, absent the availability of applicable exemptions set forth in MI 61-101.

Pursuant to section 6.3(2) of MI 61-101, the formal valuation requirements under MI 61-101 do not apply to the Offer, as, although the Offer may result in the issuance of a security by the company to “related parties”, the transaction involves non-cash consideration or assets (the class A-1 exchangeable shares and any class A exchangeable shares or Brookfield Class A Shares issuable on conversion or exchange thereof) that are securities of a reporting issuer and, this Circular contains statements to the effect that (i) our company has no knowledge of any material information concerning our company or its securities that has not been generally disclosed; and (ii) to the knowledge of our company after reasonable inquiry, the related parties (namely, the insiders of our company who may elect to participate in the Offer) do not have knowledge of any material information concerning our company or its securities that has not been generally disclosed. Further, neither the company nor any director or senior officer of the company, after reasonable inquiry, is aware of any “prior valuation” (as defined in MI 61-101) having been prepared in respect of the company in the 24 months before the date of the Circular.

In addition, Brookfield Corporation, being, as of the date hereof, the sole holder of affected securities (as defined in MI 61-101) of our company by virtue of holding all of the class C shares has provided its consent to the Offer, thereby satisfying the minority approval requirement contained in section 5.6 of MI 61-101.

As a result of the potential involvement of related parties in the Offer, and because the Offer, if consummated, may constitute a “related party transaction” for purposes of MI 61-101, the Offer has been approved by the Governance and Nominating Committee of the Brookfield Reinsurance Board of Directors, which consists solely of independent directors who hold, in aggregate, less than 0.01% of the Brookfield Class A Shares and none of whom intends to tender any Brookfield Class A Shares in the Offer.

17.	Fees and Expenses

Brookfield Reinsurance has retained TSX Trust to act as the Depositary in connection with the Offer. The Depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Offer, including certain liabilities under Canadian and United States securities laws.

Brookfield Reinsurance is expected to incur expenses of approximately $4,000,000 in connection with the Offer, which includes filing fees, legal, accounting, depositary, printing and mailing fees. Brookfield Reinsurance will not pay any fees to any broker or dealer or any other person for soliciting tenders of Brookfield Class A Shares pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other nominees will, upon request, be reimbursed by Brookfield Reinsurance for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

18.	Interests of Experts

The financial statements of Brookfield Reinsurance as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this document by reference to Brookfield Reinsurance’s Current Report on Form 6-K filed with the SEC on June 28, 2023, and the effectiveness of Brookfield Reinsurance’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The financial statements of Brookfield Corporation as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this document, and the effectiveness of Brookfield Corporation’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to Brookfield Corporation and Brookfield Reinsurance within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

The consolidated financial statements of American National Group, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this document, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated balance sheet of Argo Group International Holdings, Ltd. and subsidiaries as of December 31, 2022, the related consolidated statements of income (loss), comprehensive income (loss), shareholders’ equity, and cash flows for the year ended December 31, 2022, and the related notes and financial statement schedules II, III, V and VI, incorporated by reference in this document, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated statement of financial position of Argo Group International Holdings, Ltd. and subsidiaries as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes and schedules, incorporated by reference in this document, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated statement of financial position of AEL and subsidiaries as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes and schedules, incorporated by reference in this document, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows of AEL and subsidiaries for the year ended December 31, 2020, and the related notes (and financial statement schedules II to IV), incorporated by reference in this document, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The combined statement of revenues and certain operating expenses of the Acquired RE Portfolio for the year ended December 31, 2022, incorporated by reference in this document, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

19.	Additional Information / Documents Incorporated by Reference

The following documents, which have been filed with the securities commissions or similar authorities in Canada, are specifically incorporated by reference in the Offer to Exchange and the Circular:

(a)

Brookfield Reinsurance’s Annual Report on Form 20-F for the year ended December 31, 2022, filed on SEDAR+ and with the SEC on March 31, 2023, but excluding the disclosure in the following sections of Brookfield Reinsurance’s Annual Report that have been updated by Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A (as defined herein):

(i)	Item 5. “Operating and Financial Review and Prospects” at page 92 of Brookfield Reinsurance’s Annual Report;

(ii)	Item 18. “Financial Statements” at page 216 of Brookfield Reinsurance’s Annual Report; and

(iii)

Pages F-1 to F-92 of Brookfield Reinsurance’s Annual Report, containing the audited consolidated financial statements for Brookfield Reinsurance as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020, together with the accompanying notes thereto

(collectively, the “20-F Excluded Sections”);

(b)

Brookfield Reinsurance’s recast audited combined consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, together with the reports of the independent registered public accounting firm thereon and management’s discussion and analysis thereon, filed on SEDAR+ on June 28, 2023 and as Exhibit 99.1 to Brookfield Reinsurance’s Form 6-K filed with the SEC on June 28, 2023 (“Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A”);

(c)

Brookfield Reinsurance’s unaudited condensed consolidated financial statements as at June 30, 2023 and December 31, 2022 and for the three and six months ended June 30, 2023 and 2022 (the “Brookfield Reinsurance Interim Financial Statements”) and management’s discussion and analysis of Brookfield Reinsurance’s financial condition and results of operations for the three and six months ended June 30, 2023 and 2022 (the “Brookfield Reinsurance Interim MD&A”), in each case filed on SEDAR+ on August  14, 2023 and included as Exhibit 99.1 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 14, 2023;

(d)

Brookfield Reinsurance’s management information circular dated July 21, 2023, filed on SEDAR+ on July 27, 2023 and as Exhibit 99.2 to Brookfield Reinsurance’s Form 6-K filed with the SEC on July 27, 2023 (the “Brookfield Reinsurance Meeting Circular”);

(e)

Brookfield Reinsurance’s management information circular dated September 30, 2022, filed on SEDAR+ on October 6, 2022 and as Exhibit 99.2 to Brookfield Reinsurance’s Form 6-K filed with the SEC on October 6, 2022;

(f)

Brookfield Corporation’s Annual Report on Form 40-F for the year ended December 31, 2022, filed on SEDAR+ and with the SEC on March 24, 2023, which includes Brookfield Corporation’s (i) audited comparative consolidated financial statements and the notes thereto as of and for each of the two years in the period ended December 31, 2022 and 2021, together with the reports of the independent registered public accounting firm thereon, (ii) management’s discussion and analysis of Brookfield Corporation’s financial position as of December 31, 2022 and 2021 and results of operations for each of the years ended December 31, 2022 and 2021 and (iii) annual information form for the fiscal year ended December 31, 2022 dated March 24, 2023 (“Brookfield Corporation’s Annual Report”);

(g)

Brookfield Corporation’s unaudited condensed consolidated financial statements as at June 30, 2023 and December 31, 2022 and for the three and six months ended June 30, 2023 and 2022 (the “Brookfield Corporation Interim Financial Statements”) and management’s discussion and analysis of Brookfield Corporation’s financial condition and results of operations for the three and six months ended June 30, 2023 and 2022 (the “Brookfield Corporation Interim MD&A”), in each case filed on SEDAR+ on August 11, 2023 and included as Exhibit 99.1 to Brookfield Corporation’s Form 6-K filed with the SEC on August 14, 2023;

(h)	Brookfield Corporation’s annual information form for the fiscal year ended December 31, 2022 dated March 24, 2023 (“Brookfield Corporation’s AIF”);

(i)

Brookfield Corporation’s management information circular dated April 28, 2023, filed on SEDAR+ on May 9, 2023 and as Exhibit 99.2 to Brookfield Corporation’s Form 6-K filed with the SEC on May 9, 2023;

(j)

Brookfield Corporation’s management information circular dated September 30, 2022 (the “Brookfield Corporation Meeting Circular”), filed on SEDAR+ on October 6, 2022 and as Exhibit 99.2 to Brookfield Reinsurance’s Form 6-K filed with the SEC on October 6, 2022, but excluding the disclosure in the following sections or subsections of the Brookfield Corporation Meeting Circular:

(i)	“Information Concerning the Manager Post-Arrangement” starting on page 59 of the Brookfield Corporation Meeting Circular;

(ii)	“Other Matters to be Acted Upon” starting on page 66 of the Brookfield Corporation Meeting Circular;

(iii)	“Certain Canadian Federal Income Tax Considerations” starting on page 72 of the Brookfield Corporation Meeting Circular;

(iv)	“Certain United States Federal Income Tax Considerations” starting on page 80 of the Brookfield Corporation Meeting Circular;

(v)	“Legal Matters” at page 92 of the Brookfield Corporation Meeting Circular;

(vi)	“Consents” at page 93 of the Brookfield Corporation Meeting Circular;

(vii)	“Appendix E – Information Concerning the Manager Post-Arrangement”;

(viii)	“Appendix F – Consolidated Financial Statements of Brookfield Asset Management Ltd.”;

(ix)	“Appendix G – Combined Consolidated Carve-Out Financial Statements of Brookfield Asset Management ULC”; and

(x)	“Appendix H – Unaudited Condensed Combined Carve-Out Financial Statements of Brookfield Asset Management ULC”

(collectively, the “Brookfield Corporation Meeting Circular Excluded Sections”);

(k)

the unaudited consolidated financial statements of American National as of March 31, 2022 and December 31, 2021, and for the three months ended March 31, 2022 and 2021, together with the notes and schedules thereto, filed on SEDAR+ on August  18, 2023 and as Exhibit 99.2 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(l)

the audited consolidated financial statements of American National as of December 31, 2021 and December 31, 2020, and for each of the two years in the period ended December 31, 2021, together with the notes and schedules thereto, filed on SEDAR+ on August  18, 2023 and as Exhibit 99.1 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(m)

the unaudited consolidated financial statements of Argo Group as of June 30, 2023 and December 31, 2022, and for the six months ended June 30, 2023 and 2022, together with the notes and schedules thereto, filed on SEDAR+ on August  18, 2023 and as Exhibit 99.4 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(n)	the audited consolidated financial statements of Argo Group as of December 31, 2022 and December 31, 2021, and for each of the years in the three-year period ended December 31, 2022,

together with the notes and schedules thereto, filed on SEDAR+ on August 18, 2023 and as Exhibit 99.3 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(o)

the unaudited consolidated financial statements of AEL and subsidiaries as of June 30, 2023 and December 31, 2022, and for the six months ended June 30, 2023 and 2022, together with the notes and schedules thereto, filed on SEDAR+ on August  18, 2023 and as Exhibit 99.6 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(p)

the audited consolidated financial statements of AEL and subsidiaries as of December 31, 2022 and December 31, 2021, and for each of the years in the three-year period ended December 31, 2022, together with the notes and schedules thereto, filed on SEDAR+ on August  18, 2023 and as Exhibit 99.5 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(q)

the combined statements of revenues and certain operating expenses of the Acquired RE Portfolio for the six months ended June 30, 2023 (unaudited) and for the year ended December 31, 2022, together with the report of the independent auditor thereon, filed on SEDAR+ on August 18, 2023 and as Exhibit 99.7 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(r)

the unaudited condensed combined pro forma financial statements for Brookfield Reinsurance Ltd. as at June 30, 2023, and for the six months ended June 30, 2023 and the twelve months ended December 31, 2022, to give effect to the American National Acquisition, the Argo Group Acquisition, the AEL Acquisition and the acquisition of interests in the Acquired RE Portfolio, filed on SEDAR+ on August 18, 2023 and as Exhibit 99.8 to Brookfield Reinsurance’s Form 6-K filed with the SEC on August 18, 2023;

(s)

the description of the Brookfield Class A Shares contained in Appendix B to Brookfield Corporation’s AIF, which was filed as Exhibit 99.1 to Brookfield Corporation’s Annual Report on March 24, 2023, including any subsequent amendments or reports filed for the purpose of amending such description; and

(t)

the description of the class A exchangeable shares as set forth in Brookfield Reinsurance’s registration statement on Form 8-A, filed with the SEC on June 16, 2021, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

The 20-F Excluded Sections have not been incorporated by reference into, and do not form a part of, the Offer to Exchange and the Circular since such sections have been updated by Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A.

The Brookfield Corporation Meeting Circular Excluded Sections have not been incorporated by reference in, and do not form a part of, the Offer to Exchange and the Circular because they were prepared in respect of a specific transaction contemplated in the Brookfield Corporation Meeting Circular, unrelated to the distribution of securities under the Offer to Exchange and the Circular, and that transaction has been completed.

Any statement contained in or contents of a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded, for the purposes of the Offer to Exchange and the Circular, to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement or contents. The modifying or superseding statement need not state that it has modified or superseded a prior statement or contents, or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed to be an admission for any purposes that the modified or superseded statement or contents, when made, constituted a misrepresentation, an untrue statement of a material fact or an admission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement or contents so modified or superseded will not be deemed, in its unmodified or non-superseded form, to constitute a part of the Offer to Exchange and the Circular.

Copies of the documents incorporated by reference are available from Brookfield Reinsurance or Brookfield Corporation without charge by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

Brookfield Reinsurance

Ideation House, 1st Floor

94 Pitts Bay Road

Pembroke HM08

Bermuda

Attention: Investor Relations

Telephone: (416) 956-5141

Brookfield Corporation

181 Bay Street, Suite 100

Toronto, Ontario M5J 2T3

Attention: Investor Relations

Telephone: (416) 359-8647

Any document of the type required by Item 11.1 of Form 44-101F1 — Short Form Prospectus to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, audited annual financial statements, management’s discussion and analysis and information circulars filed by Brookfield Corporation or Brookfield Reinsurance with securities authorities in Canada on SEDAR+ at www.sedarplus.ca after the date of the Offer to Exchange and the Circular and before the Expiration Time, is deemed to be incorporated by reference into the Offer to Exchange and the Circular.

In connection with the Offer, Brookfield Reinsurance and Brookfield Corporation have filed a registration statement on Form F-4. The Offer to Exchange is a part of that registration statement and constitutes a prospectus of Brookfield Reinsurance and Brookfield Corporation in addition to being an offer to exchange. The registration statement, including the attached appendices and schedules, contains additional relevant information about Brookfield Reinsurance and Brookfield Corporation. The rules and regulations of the SEC allow Brookfield Corporation to omit certain information included in the registration statement from this document.

A free copy of this document, as well as other filings containing information about Brookfield Reinsurance and Brookfield Corporation, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Brookfield Reinsurance by directing a request to Brookfield Reinsurance Investor Relations, by calling (416) 956-5141 or by sending an e-mail to bnre.enquiries@brookfield.com or to Brookfield Corporation Investor Relations by calling (416) 359-8647 or by sending an e-mail to enquiries@brookfield.com.

The SEC allows Brookfield Reinsurance and Brookfield Corporation to “incorporate by reference” into this document information that each of Brookfield Reinsurance and Brookfield Corporation files with the SEC, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this document. The information incorporated by reference is an important part of this document. Certain information that is subsequently filed by Brookfield Reinsurance and Brookfield Corporation with the SEC will automatically update and supersede information in this consent solicitation statement/prospectus and in earlier filings with the SEC. Any statement so modified or superseded will not be deemed, except as so updated or superseded, to constitute a part of this consent solicitation statement/prospectus. Some documents or information furnished by Brookfield Corporation on Form 6-K, unless expressly stated otherwise therein, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this document. This document also contains summaries of certain provisions contained in some of the Brookfield Corporation documents described in this document, but reference is made to the actual documents for complete information. All of these summaries are qualified in their entirety by reference to the actual documents.

In addition, all documents filed by Brookfield Reinsurance or Brookfield Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement on Form F-4 of which this document forms a part will be deemed to be incorporated by reference into this document and made a part of this document from the date of filing except, in the case of a Form 6-K of Brookfield Reinsurance or Brookfield Corporation, where such Form 6-K is deemed to have been furnished and not filed in accordance with the SEC rules.

In order to receive timely delivery of these documents, Brookfield Shareholders must make such a request no later than five U.S. business days before the then-scheduled Expiration Time of the Offer. The Expiration Time of the Offer is 5:00 p.m. (Eastern time) on ●, 2023, but the actual deadline may change if the Offer is extended.

20.	Comparison of Shareholder Rights

The following comparison is a summary of certain material differences between the rights of holders of our exchangeable shares and holders of the Brookfield Class A Shares under the governing documents of our company and Brookfield Corporation, respectively, and the applicable laws noted in Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Comparison of the Rights of Holders of Exchangeable Shares and Brookfield Class A Shares”. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the Bermuda Act, (ii) the OBCA, (iii) our company’s memorandum of association and bye-laws, and (iv) the articles and by-laws of Brookfield Corporation.

This section does not include a complete description of all of the differences between the rights of holders of our exchangeable shares and holders of the Brookfield Class A Shares, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Bermuda law and Ontario law, as well as the governing documents of each of our company and Brookfield Corporation, each as amended, restated, supplemented or otherwise modified from time to time, copies of which are available, without charge, to any person and are available on the SEC website at www.sec.gov or on SEDAR+ at www.sedarplus.ca.

Charter Documents

Under the OBCA, a corporation’s charter documents consist of “articles of incorporation”, which set forth the name of the corporation and the amount and type of authorized capital, and the “by-laws”, which govern the management of the corporation.

Under the Bermuda Act, the charter documents consist of a “memorandum of association”, which sets forth, among other things, the name of the company and the amount and type of authorized share capital, and “bye-laws”, which govern the management of the company.

Shareholder Resolution Approvals

Under the OBCA, the vote of shareholders required to pass a resolution is typically a majority or two-thirds of the votes cast on the resolution, depending upon the action being voted upon. A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution, or that is signed by all the shareholders entitled to vote on that resolution. Matters requiring approval by special resolution include most amendments to the articles, approval of an amalgamation agreement, authorizing continuance in another jurisdiction, authorizing the sale, lease or exchange of all or substantially all of the corporation’s assets except in the ordinary course of business, authorizing the voluntary liquidation and dissolution of the corporation, authorizing a reduction of stated capital in certain cases, and authorizing approval of additions to the stated capital. Matters requiring approval by a majority of the votes cast include confirmation, rejection or amendment of by-laws, and removal of directors. Only a single vote in favor is required to vote for the election of directors or auditors in an uncontested situation (but subject to the terms of any majority voting policy in respect of director elections).

Under the Bermuda Act, in addition to the election of directors, the approval of the shareholders of a company is required for, among other things, the following matters: (i) discontinuance of a company out of Bermuda to another jurisdiction; (ii) appointment of the auditor; (iii) alteration of the memorandum of association and bye-laws; (iv) an increase or reduction of capital; (v) removal of directors; and (vi) voluntary winding up or dissolution. Generally, the vote of shareholders required to pass resolutions approving matters is a simple majority of votes cast at a meeting (or such other percentage vote as is specified in the bye-laws). However, a narrow set of other matters require higher majorities under the Bermuda Act including loans to directors and statutory schemes of arrangements. Further, there are circumstances under the Bermuda Act where shareholders are permitted to vote, whether or not their shares carry the right to vote, such as the alteration of the rights attached to their class of shares, amalgamations or mergers.

Our company’s bye-laws provide that any alteration of its memorandum of association and bye-laws, including any variation in the terms attached to any class of shares, or an amalgamation or merger (other than with a wholly-owned subsidiary) is subject to the approval by a majority of the votes cast on the resolution (instead of two-thirds as would generally be required under the OBCA). Our bye-laws further provide that, Brookfield Corporation, as the sole holder of our class C shares, is entitled to consent to resolutions relating to a number of fundamental matters and will have the right, subject to applicable law, to require us to commence a members’ voluntary liquidation of our company following the occurrence of certain events. For greater certainty, no consent or resolution of the class A exchangeable shares, class B shares, or any other class of shares will be required in connection with the commencement of such members’ voluntary liquidation by the holder of the class C shares.

Under our company’s bye-laws, in addition to the approval by the board of directors, and consistent with Brookfield Corporation, any matter requiring the approval of holders of shares (excluding those matters that only require approval of our company’s class C shareholder) must be approved by a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of the class A exchangeable shares who vote in respect of the resolution; and by a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of class B shares who vote in respect of the resolution.

Further, like Brookfield Corporation, with respect to the election of directors, our company’s bye-laws provide for cumulative voting and our company has adopted a majority voting policy consistent with TSX requirements. See “— Cumulative Voting” below.

Shareholder Rights to Requisition Meetings

The OBCA permits the holders of not less than 5% of the issued shares of a corporation that carry the right to vote to require the directors to call and hold a meeting of the shareholders of the corporation for the purposes stated in the requisition. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.

Under the Bermuda Act, holders of not less than one-tenth of the paid-up capital of the company that carry the right to vote can require the directors to convene a special general meeting of the company for the purposes stated in the requisition. If the directors do not within 21 days of the date of deposit of the requisition proceed duly to convene a meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after the expiration of three months.

Shareholder Proposals

Under the OBCA, a registered or beneficial shareholder entitled to vote at a meeting of shareholders may submit to a notice of any proposal to be raised at the meeting. If the corporation solicits proxies in connection with the meeting, the corporation shall set out the proposal in the management information circular for the meeting; provided that, among other things: (i) it is submitted at least 60 days before the anniversary of the date of the previous annual meeting, or, if the matter is proposed to be raised at a meeting other than the annual meeting, the date of a meeting other than the annual meeting; (ii) it has not been submitted in the last five years and did not obtain the required level of support; (iii) the person submitting the proposal is the registered or beneficial owner of shares that are entitled to be voted at a meeting of shareholders; and (iv) the right to submit a proposal is not being abused to enforce a personal claim or redress a personal grievance against the corporation or its directors, officers or securityholders. A proposal may include nominations for the election of directors if it is signed by holders of not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting.

As noted above, under the Bermuda Act, shareholders holding not less than one-tenth of the paid-up capital of the company carrying the right of voting at general meetings of the company may requisition a special meeting of shareholders. In addition, a company must give to its shareholders entitled to receive notice of the next annual general meeting notice of any resolutions which may be moved at that meeting (including the removal and appointment of directors), and must circulate to shareholders entitled to have notice of any general meeting any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting. The number of shareholders necessary for this latter requisition is either: (i) any number of registered shareholders representing not less than one-twentieth (or 5%) of the total voting rights of all the shareholders having at the date of the requisition a right to vote at the meeting to which the requisition relates, or (ii) not less than one hundred shareholders.

Shareholder Action by Written Consent

Under the OBCA, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

Under the Bermuda Act and our bye-laws, any action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing. Such a written resolution may be validly passed, if consented to in writing by shareholders holding shares to which are attached such majority of the votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Inspection Rights

Under the OBCA, a shareholder of a corporation and the shareholder’s agents and legal representatives have the right to inspect copies of the following during the usual business hours of the corporation, free of charge: (i) the articles and the by-laws and all amendments thereto, and a copy of any unanimous shareholder agreement known to the directors; (ii) minutes of meetings and resolutions of shareholders; (iii) a register of directors which sets out the names and residence addresses, while directors, including the street and number, if any, of all persons who are or have been directors of the corporation with the dates on which each became or ceased to be a director; (iv) a securities register; and (v) a register of ownership interests in land in Ontario. A shareholder has the right to obtain, free of charge, one copy of the articles, by-laws and unanimous shareholders’ agreement of a corporation, including amendments. Applicants who are shareholders of an OBCA corporation, their agents and legal representatives and, where the corporation is an offering corporation, any other person, may require the corporation to furnish a registered shareholder list to the applicant upon payment of a reasonable fee and delivery of a statutory declaration as to the name and address of the applicant and to the effect that such list will not be used except in connection with an effort to influence voting by shareholders of the corporation, an offer to acquire shares of the corporation or any other matter relating to the affairs of the corporation. In addition, under the OBCA, a security holder of a corporation may apply to the Superior Court of Justice of Ontario for an order directing that an investigation be made of a corporation or of any affiliated corporation.

Under the Bermuda Act, a shareholder of a company may request in writing to inspect during normal business hours the share register and the register of directors and officers of the company, minutes of general shareholder meetings of the company and to receive copies of the same. Upon refusal of the request, the shareholder may apply to the Supreme Court of Bermuda for an order allowing inspection. The share register and register of directors and officers are open for inspection by members of the public. As provided under the Bermuda Act, a company may keep one or more overseas or branch registers in any place which may also be open for inspection by members of the public. The Bermuda Act provides that any member of the public may request a copy of the company’s shareholder register, or of any part thereof, on payment of a prescribed nominal fee.

Dividends and Repurchases of Shares

Under the OBCA, the directors may declare, and the corporation may pay a dividend by issuing fully paid shares of the corporation and, subject to the solvency test described in the following sentence, a corporation may pay a dividend in money or property. The directors are prohibited from declaring and the corporation is prohibited from paying a dividend if there are reasonable grounds for believing that the corporation is or, after the payment would be, unable to pay its liabilities as they become due, or if the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes. The OBCA also permits a corporation, subject to its articles, to purchase or otherwise acquire any of its issued shares, provided that no payment to purchase or otherwise acquire shares issued by it may be made unless the solvency test described above is satisfied at the time of, and after, such payment. Shares repurchased by an OBCA corporation are generally cancelled.

Under the Bermuda Act, subject to any limitations or provisions to the contrary in the memorandum of association and bye-laws of a company, a company may, by resolution of directors, declare and pay dividends in money, shares or other property. A company must not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the company’s assets would thereby be less than its liabilities.

Under the OBCA, a corporation may, subject to its articles and to the solvency test mentioned below, purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles. However, a corporation may not make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that the corporation is or, after the payment, would be unable to pay its liabilities as they become due, or after the payment, the realizable value of the corporation’s assets would be less than the aggregate of its liabilities and the amount that would be required to pay the holders of shares who have a right to be paid, on a redemption or in a liquidation, ratably with or before the holders of the shares to be purchased or redeemed, to the extent that the amount has not been included in its liabilities.

Under the Bermuda Act, a company may only redeem its shares if permitted to do so by its memorandum of association and bye-laws, and if a solvency test similar to the test applicable under the OBCA is satisfied.

Authority to Issue Shares

The OBCA requires that any maximum number of shares which a corporation has the authority to issue be specified in its articles. Brookfield Corporation is currently authorized to issue an unlimited number of Brookfield Class A Shares and preference shares, and 85,120 Brookfield Class B Shares.

The Bermuda Act requires that the amount of shares that a company has authority to issue must be stated and specified in its memorandum of association. Under our bye-laws, we are authorized to issue (a) 1,000,000,000 class A exchangeable shares; (b) 500,000,000 class A-1 exchangeable shares; (c) 500,000 class B shares; (d) 1,000,000,000 class C shares; (e) (i) 1,000,000,000 class A junior preferred shares (issuable in series), and (ii) 1,000,000,000 class B junior preferred shares (issuable in series); and (f) (i) 100,000,000 class A senior preferred shares (issuable in series), (ii) and 100,000,000 class B senior preferred shares (issuable in series).

Our bye-laws provide that, for as long the class A exchangeable shares are listed on the TSX or the NYSE, our shares shall only be issued as non-assessable and shall not be issued until the consideration for each share is fully paid in money or in property (the issuance of promissory notes is not sufficient) or past services that are not less in value than the fair equivalent of the money that would have been received if the share had been issued for money.

Director Qualifications

The board of directors of an OBCA corporation that is an offering corporation whose shares are held by more than one person must consist of at least three individuals, at least one-third of whom are not officers or employees of the corporation or its affiliates.

Under Bermuda law, the affairs of a company must be managed by at least one director (or at least two directors in the case of a regulated entity). Subject to any provision in the bye-laws, there is no requirement for a company to have executive directors, and a director can be of any nationality and be resident in any jurisdiction. A Bermuda company must have at least one Bermuda resident statutory officer who may be a director, secretary or resident representative.

Brookfield Corporation’s articles provide that the number of directors must be 14.

Our company’s bye-laws provide that the board is set at a minimum of four (4) members and a maximum of sixteen (16) members or such number in excess thereof as the shareholders may determine, with (i) at least two directors being local residents of Bermuda, (ii) no more than three directors being resident in any one other country (aside from Bermuda), (iii) no more than two directors elected by holders of class A exchangeable shares being resident in any other one country (aside from Bermuda), and (iv) no more than two directors elected by holders of class B shares being resident in any one other country (aside from Bermuda), provided that the board may, at its discretion, increase or decrease the residency requirements. In addition, our company’s bye-laws provide that, with respect to the directors elected by holders of class A exchangeable shares, no director or employee of Brookfield Corporation will be eligible to serve. Our company’s bye-laws may be amended to change the number of directors with the approval of a majority of the votes cast by holders of class A exchangeable shares and a majority of the votes cast by the class B shares, in each case who vote in respect of the amendment.

Term of the Board of Directors

Where the articles or a unanimous shareholder agreement of a corporation so provide, the OBCA permits, but does not require, that directors may be elected at a meeting of shareholders for different terms of up to three years. The Bermuda Act does not require that the directors elected at a meeting of shareholders be elected for different terms; however, in the absence of such determination by the shareholders, directors shall serve until the termination of the next annual general meeting following their appointment. In addition, the bye-laws of the company can provide for different terms.

Under our company’s bye-laws, similar to Brookfield Corporation, no director term limits have been fixed. In addition, a majority voting policy consistent with TSX requirements has been adopted.

Removal of Directors

Under the OBCA, other than where cumulative voting applies for the election of directors and subject to a unanimous shareholder agreement, the shareholders of a corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office. An ordinary resolution under the OBCA requires the resolution to be passed, with or without amendment, at the meeting by at least a majority of the votes cast. The OBCA further provides that where the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

Under Bermuda law, subject to a company’s bye-laws, the shareholders of a company may, at a special general meeting called for that purpose, remove any director provided that the notice of the meeting is served on the director or directors concerned not less than 14 days before such meeting. Like the OBCA, if holders of a class or series of shares have the exclusive right to elect or appoint one or more directors, a director so elected or appointed may only be removed by an affirmative vote of the shareholders of that class or series. Any director given notice of removal will be entitled to be heard at the special general meeting. A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or in the absence of any such election by the other directors.

Our company’s bye-laws provide that any director may be removed as follows: (a) with respect to the directors elected by holders of the class A exchangeable shares, an affirmative vote of holders of class A exchangeable shares holding a majority of the issued and outstanding class A exchangeable shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; (b) with respect to the directors elected by the holders of class B shares, an affirmative vote of class B shareholders holding a majority of the issued and outstanding class B shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; provided, that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention to remove the director and be served on the director not less than 14 days before the meeting, and that the director shall be entitled to be heard at the meeting on the motion for his or her removal.

Cumulative Voting

Under the OBCA, cumulative voting is only permitted in the election of directors if the articles provide for it, and cumulative voting is provided for in Brookfield Corporation’s articles. As a result, each holder of Brookfield Class A Shares has the right to cast a number of votes equal to the number of votes attached to the Brookfield Class A Shares held by the holder, multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the shareholder in the election of directors.

Bermuda law does not expressly provide for cumulative voting on any matter. However, consistent with Brookfield Corporation, our company’s bye-laws provide for cumulative voting. Accordingly, our company’s bye-laws provide that each holder of shares of a class or series of shares of our company entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Vacancies on the Board of Directors

Under the OBCA, a quorum of directors may fill a vacancy among the directors, except for the following vacancies, which must be filled by the shareholders: (i) a vacancy resulting from an increase in the number or minimum number of directors; and (ii) a vacancy resulting from a failure to elect the number or minimum number of directors required by the articles of a corporation.

Under the Bermuda Act, subject to any limitations in a company’s bye-laws, a vacancy among the directors may be filled by a resolution of shareholders or, if authorized by the shareholders or the bye-laws, by the directors who remain in office. If no quorum of directors remains, the vacancy must be filled by a general meeting of the shareholders.

Our company’s bye-laws provide that if a director elected by holders of the class A exchangeable shares is removed from the board, holders of class A exchangeable shares may fill the vacancy at the meeting at which such director is removed and if a director elected by the holder of the class B shares is removed from the board, the holders of class B shares may fill the vacancy at the meeting at which such director is removed. In the absence of such election or appointment, the board may fill the vacancy.

Our company’s board, or the class of shareholders having the exclusive right to elect such director at any general meeting, shall have the power to appoint any person as a director to fill a vacancy on the board occurring as a result of the death, disability, disqualification or resignation of any director. In all other cases, only the shareholders shall have the power to fill a vacancy on the board and the board shall forthwith call a general meeting of shareholders to fill such vacancy or vacancies arising; provided that if the board fails to call a general meeting within fourteen (14) days of the vacancy arising, or if there are no directors then in office, then the secretary or any shareholder may summon the general meeting.

Fiduciary Duties of Directors

The OBCA provides that every director and officer of a corporation governed by the OBCA, in exercising his or her powers and discharging his or her duties, shall act honestly and in good faith with a view to the best interests of the corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of a corporation governed by the OBCA must comply with the provisions of the OBCA, the regulations thereunder, and the articles and by-laws and any unanimous shareholder agreement of such corporation. No provision in a contract, the articles, the by-laws or any resolution relieves a director or officer from the duty to act in accordance with the OBCA or the regulations thereunder, or relieves him or her of liability for a breach of either, except where an unanimous shareholder agreement restricts the powers of the directors to manage the business and affairs of a corporation, in which case the shareholders incur the liabilities of the directors to the extent to which said powers are restricted and the directors are thereby relieved of their duties and liabilities.

The Bermuda Act provides that every director and officer of a company in performing their functions shall act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Each director also has certain fiduciary duties at common law which he or she must exercise in good faith for the benefit of the company as a whole. In doing so, he or she must use his or her powers for the purposes for which they are intended and fulfil the duties of his or her office honestly.

Conflicts of Interest of Directors and Officers

Subject to certain specified exceptions, the OBCA restricts interested directors from voting on or participating in board deliberations in respect of any transactions in which such director has an interest. Interested directors and officers must disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of their interest.

Pursuant to the Bermuda Act, if a director is interested in a material contract or a proposed material contract with the company or any of its subsidiaries, or has a material interest in any party to such a contract or proposed contract with the company or any of its subsidiaries, they must declare the nature and extent of that interest to the other directors at the first opportunity. Such disclosure may take the form of a general notice given to our company’s board to the effect that the director has an interest in a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with that company or firm or its affiliates. A director may participate in any meeting called to discuss or any vote called to approve the transaction in which the director has an interest and any transaction approved by our company’s board will not be void or voidable solely because the director was present at or participates in the meeting in which the approval was given provided that our board or a board committee authorizes the transaction in good faith after the director’s interest has been disclosed or the transaction is fair to our company at the time it is approved.

Under Bermuda law, a director will be deemed not to be acting honestly and in good faith, in accordance with their statutory duty of good faith and common law duty to avoid a conflict of interest and not to make a secret profit, if the director fails to disclose at the first opportunity, at a meeting of the board or in writing, an interest in any material contract or his or her material interest in any person that is a party to a material contract.

Indemnification of Directors, Officers and Others

The OBCA permits indemnification of a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding to which he or she is involved by reason of being or having been a director or officer of the corporation or another entity, if: (i) he or she acted honestly and in good faith with a view to the best interests of the corporation or other entity, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Under the OBCA, a corporation may also, with court approval, indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or other entity, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses (i) and (ii) above.

In any event, an indemnifiable person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative investigative action or other proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation of the body corporate, if the indemnifiable person was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, fulfills the conditions set out in clauses (i) and (ii) above, and is fairly and reasonably entitled to indemnity.

The directors and officers of a Bermuda company may be indemnified and secured harmless out of the assets of such company from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of the company’s business, or their duty, or supposed duty, or in their respective offices or trusts. However, the indemnity described above shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the persons described above, in which case it would be rendered void and unenforceable. Our company’s bye-laws permit it to enter into agreements with certain persons, including a director or officer, a former director or officer or a person who acts or acted at our company’s request as a director or officer of another entity evidencing the terms of the indemnity provisions in our company’s bye-laws.

Director Liability

Under the OBCA, directors who vote for or consent to a resolution authorizing the issuance of a share of a corporation for consideration other than money are jointly and severally liable to the corporation to make good any amount by which the consideration received by the corporation is less than the fair equivalent of the money that the corporation would have received if the share had been issued for money on the date of the resolution, provided that a director is not liable pursuant to the foregoing if he or she proves he or she did not know and could not reasonably have known that the share was issued for consideration less than the fair equivalent of the money that the corporation would have received had the share been issued for money. In addition, directors who vote or consent to certain resolutions, including, resolutions approving payments or distributions by the corporation contrary to the OBCA are jointly and severally liable to restore to the corporation any amounts so paid and the value of any property so distributed and not otherwise recovered by the corporation. The OBCA does not otherwise permit the substantive limitation of a director’s liability for breach of fiduciary obligations to the corporation, whether through the articles or otherwise. Where an auditor, director or officer is found liable to any person for damages arising out of the performance of any function as such auditor, director or officer as contemplated by the Bermuda Act, an auditor, director or officer may be liable jointly and severally only if it is proved that he or she knowingly engaged in fraud or dishonesty. In all other cases, the court may determine the percentage of responsibility of an auditor, director or officer.

Shareholder Suits

Under the OBCA, a current or former registered or beneficial shareholder may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. The court must be satisfied that the complainant has given reasonable notice to the directors of the corporation or its subsidiary of his or her intention to apply to court, the directors of the corporation or its subsidiaries will not bring, diligently prosecute, defend or discontinue the action, that the complainant is acting in good faith and that it appears to be in the interests of the corporation or its subsidiaries that the action be brought, prosecuted, defended or discontinued.

The OBCA provides that the court in a derivative action may make any order it thinks fit including, without limitation: (i) an order authorizing the complainant or any other person to control the conduct of the action; (ii) an order giving directions for the conduct of the action; (iii) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to the former and present shareholders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and (iv) an order requiring the corporation or its subsidiary to pay reasonable legal fees incurred by the complainant in connection with the action. Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

Oppression Remedy

The OBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon the application by a complainant that: (i) any act or omission of a corporation or an affiliate effects or threatens to effect a result; (ii) the business or affairs of a corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of a corporation or an affiliate are, have been or are threatened to be exercised in a manner that is oppressive or unfairly prejudicial to, or unfairly disregards the interest of, any security holder, creditor, director or officer of the corporation. A complainant means (i) a registered holder or beneficial owner, or a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates; (ii) a director or an officer or a former director of officer of a corporation or of any of its affiliates; or (iii) any other person who, in the discretion of the court, is a proper person to make such application. Because of the breadth of conduct which can be complained of and the scope of the court’s remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation.

Under the OBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, a court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).

Under the Bermuda Act, an oppression remedy also exists. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, a shareholder appearing in the register of shareholders may apply to the Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Investigation/Appointment of Inspectors

Under the OBCA, a registered holder or a beneficial owner of a security of a corporation can apply to the court for the appointment of an inspector.

Similarly, under Bermuda law, the Minister of Finance, or on the application of a proportion of shareholders as in the Minister’s opinion warrants the application, may appoint one or more inspectors to investigate the affairs of a company. The Minister must consider whether there are reasonable grounds for believing there has been oppressive, unfairly prejudicial, fraudulent, unlawful or dishonest conduct.

Reorganizations, Amalgamations/Mergers and Extraordinary Transactions

The OBCA provides that certain extraordinary corporate actions, such as certain amalgamations, any continuance, and sales, leases or exchanges of all or substantially all of the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations and dissolutions, are to be approved by special resolution. A special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or a series of shares, only if that class or series of shares is affected by the extraordinary corporate action in a manner different from the shares of another class or series of shares.

Under Bermuda law, there are three key statutory methods for acquiring a Bermuda company which generally require shareholder approval and comprise a take-over offer, a merger/amalgamation or a scheme of arrangement. In order to effect a scheme of arrangement, a majority of shareholders in number representing 75% in value, present and voting in person or by proxy as well as the approval of the Bermuda Court is required. In the case of a merger/amalgamation, our company’s bye-laws require approval by a majority of the votes cast by holders of the class A exchangeable shares who vote in respect of the merger/amalgamation and a majority of the votes cast by holders of the class B shares who vote in respect of the merger/amalgamation. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote (including our class C shares). Any shareholder who does not vote in favor of the amalgamation or merger and who is not satisfied that they have been offered fair value for their shares may, within one month of receiving the notice of shareholder meeting to consider the amalgamation, apply to the Supreme Court of Bermuda to appraise the fair value of the shares.

Dissent and Appraisal Rights

The OBCA provides that the shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. Such matters include: (i) an amendment to its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation; (ii) an amendment to its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on; (iii) any amalgamation with another corporation (other than certain affiliated corporations); (iv) a continuance under the laws of another jurisdiction; (v) the sale, lease or exchange of all or substantially all of its property other than in the ordinary course of business; or (vi) going private or squeeze out transactions. Dissent rights may also be granted by the court in connection with a court approved arrangement of a corporation, as the court may make any order that it sees fit. A properly dissenting shareholder is also entitled to elect to receive the appraised value of his or her shares in connection with certain compulsory acquisitions, as described below under the heading “— Compulsory Acquisition”.

The Bermuda Act requires that an amalgamating or merging company determine the fair value for its shares and states that a dissenting shareholder is entitled to be paid fair value for their shares. It further provides shareholders who did not vote in favor of the merger/amalgamation and who do not believe that they have been offered fair value with the right to seek the appraisal of the fair value of their shares by the Supreme Court of Bermuda. Further, the shareholders of a Bermuda company are entitled, by application to the Bermuda court, to exercise dissent rights in the event of a compulsory acquisition of shares in the circumstances described below under the heading “— Compulsory Acquisition”.

Compulsory Acquisition

Under the OBCA, where over 90% of the shares of an offering corporation (other than shares held at the date of the bid by or on behalf of the bidder or an affiliate or associate of the bidder) are acquired pursuant to a take-over bid or issuer bid, by complying with the provisions of the OBCA, (i) the bidder can force the non-tendering shareholders to either sell their shares on the same terms as the tendering shareholders, or (ii) the non-tendering shareholders can demand payment from the corporation of the fair value of their securities in exchange for the surrender of their securities to the corporation.

Pursuant to the Bermuda Act, where a scheme or contract involving the transfer of shares of a Bermuda company has been approved by the holders of not less than 90% in value of the shares, the offeror can then give notice in the prescribed form to the holders of the remaining shares of the fact of the acquisition within one month of the transfer. The transferee company may, within one month from the date on which the notice was given, pay the price payable to the remaining shareholders. A dissenting shareholder (that is a shareholder who has not assented to the scheme or contract or who has failed or refused to transfer his or her shares to the transferee company) may, within one month from the date of the notice, require the transferee company to acquire the shares in question and may also apply to the Bermuda Court to order such other terms as it thinks fit to order.

Pursuant to the Bermuda Act, holder(s) of not less than 95% of the shares of a Bermuda company can, on giving notice to the minority shareholders, force them to sell their interest to the 95% holder(s) provided that the terms offered are the same for all of the holders of the shares whereupon the acquiring shareholder is bound to acquire the outstanding shares on the terms set out in the notice. The 5% shareholders can apply to the Bermuda court for an appraisal of the value of their shares, and the majority holder will be entitled to acquire the shares at the price so fixed by the Bermuda court.

Transferability of Shares

Unless the articles of a corporation contain a restriction on the transfer of shares, under the OBCA, shares are presumed to be freely transferable.

Brookfield Corporation’s articles do not contain any restriction on the transfer of shares. However, the sole holder of the Brookfield Class B Shares is a party to a trust agreement in which it has agreed not to sell any of its Brookfield Class B Shares, directly or indirectly, pursuant to a takeover bid, unless a concurrent bid is made to all holders of Brookfield Class A Shares. The concurrent offer must be: (i) for the same percentage of Brookfield Class A Shares as the percentage of Brookfield Class B Shares offered to be purchased from the holder; and (ii) the same in all material respects as the offer for the Brookfield Class B Shares. Among other things, the trust agreement permits: (i) a sale by the sole holder of Brookfield Class B Shares at a price per share less than 115% of the market price of Brookfield Class A Shares and as part of a transaction involving not more than five persons in the aggregate; and (ii) a direct or indirect sale of shares of the sole holder of Brookfield Class B Shares to a purchaser who is or will become a shareholder of that holder and will not hold more than 20% of that holder’s outstanding shares as a result of the transaction.

The exchangeable shares are not to be treated as securities that are convertible into Brookfield Class A Shares for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire Brookfield Class A Shares unless such offer has been extended to holders of exchangeable shares.

Subject to (i) Bermuda exchange control regulations and any consent of, or notification to, the Bermuda Monetary Authority as required thereunder, and (ii) any limitations or provisions to the contrary in its bye-laws, registered shares of a company incorporated under the Bermuda Act may be transferred by a written instrument of transfer. In the absence of a written instrument of transfer, the directors may accept such evidence of a transfer of shares as they consider appropriate.

21.	Depositary

Brookfield Reinsurance has engaged TSX Trust to act as the Depositary to receive deposits of Brookfield Class A Shares and accompanying Letters of Transmittal tendered under the Offer at its office in Toronto, Ontario specified in the Letter of Transmittal. In addition, the Depositary will receive deposits of Notices of Guaranteed Delivery at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery. The Depositary will also be responsible for giving certain notices, if required by applicable law, and for making payment for all Brookfield Class A Shares purchased by Brookfield Reinsurance under the Offer. The Depositary will also facilitate book-entry transfers of Brookfield Class A Shares.

TSX Trust will receive reasonable and customary compensation from Brookfield Reinsurance for their services in connection with the services they provide as the Depositary will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities.

22.	Promoter

Brookfield Corporation has taken the initiative in founding and organizing our company, and accordingly, may be considered to be a promoter within the meaning of Canadian provincial securities legislation.

Brookfield Corporation owns all of our class C shares and provides us with the services of our Chief Executive Officer and Chief Investment Officer and certain other administrative services pursuant to the amended and restated administration agreement dated August 5, 2022 between Brookfield Corporation and our company. Brookfield also provides us with investment management services at market rates pursuant to one or more Investment Management Agreements (as defined in Brookfield Reinsurance’s Annual Report) appointing Brookfield as the investment manager of certain of our assets and accounts. For a further description of these agreements, see Item 10.C of Brookfield Reinsurance’s Annual Report, “Material Contracts — The Administration Agreement” and “Material Contracts — Investment Management Agreements”.

23.	Statutory Rights of Withdrawal and Rescission

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. Brookfield Shareholders should refer to any applicable provisions of the securities legislation of their province or territory for the particulars of these rights or consult with a legal adviser.

24.	Service of Process and Enforceability of Civil Liabilities

Brookfield Reinsurance is incorporated under the laws of a foreign jurisdiction and certain directors of Brookfield Reinsurance and of Brookfield Corporation reside outside of Canada. Although Brookfield Reinsurance and each of our non-resident directors has appointed Torys LLP, 79 Wellington Street West, Suite 3000, Toronto, Ontario, M5K 1N2 as its agent for service of process in Ontario and each of the non-resident directors of Brookfield Corporation has appointed Brookfield Corporation, Brookfield Place, 181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3 as its agent for service of process in Ontario, it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada any judgment of a court of Canada against our company or the directors of Brookfield Reinsurance who reside outside of Canada since a substantial portion of our assets and the assets of such persons may be located outside of Canada.

Brookfield Reinsurance has been advised by counsel that there is no treaty in force between Canada and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian judgment would be capable of being the subject of enforcement proceedings in Bermuda against us, our directors or the experts named in this document depends on whether the Canadian court that entered the judgment is recognized by a Bermuda court as having jurisdiction over our company, our directors or the experts named in this document as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid judgment, a final and conclusive judgment in personam obtained in a Canadian court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda Law; (ii) the Canadian court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian judgment was not obtained by fraud; (iv) the enforcement of the Canadian judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian securities laws that is either penal in nature or contrary to public policy. It is the advice of our counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian jurisdictions, including specified remedies under Canadian securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against our company, our directors or the experts named in this document in the first instance for a violation of Canadian securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

GLOSSARY

“20-F Excluded Sections” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Acquired RE Portfolio” means certain office and mixed-use real estate operations acquired by Brookfield Reinsurance, through its subsidiaries;

“AEL” has the meaning ascribed thereto under “Summary — Recent Developments”;

“AEL Acquisition” has the meaning ascribed thereto under “Summary — Recent Developments”;

“AEL Merger Agreement” has the meaning ascribed thereto under “Summary — Recent Developments”;

“Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the company may enforce such Letter of Transmittal against such participant;

“American National” means American National Group, Inc.;

“American National Acquisition” means the acquisition of American National Group, Inc. by Brookfield Reinsurance on May 25, 2022, for total consideration of approximately $5.1 billion;

“Argo Group” means Argo Group International Holdings, Ltd.;

“Argo Group Acquisition” means the proposed acquisition of Argo Group by Brookfield Reinsurance, for total consideration of approximately $1.1 billion;

“Asset Management Company” means Brookfield Asset Management ULC, which is owned 75% by Brookfield Corporation and 25% by BAM;

“BAM” means Brookfield Asset Management Ltd.;

“BAM Shares” has the meaning ascribed thereto under “Summary — Recent Developments”;

“BAM Stock Consideration” has the meaning ascribed thereto under “Summary — Recent Developments”;

“BEAT” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks — The U.S. federal base erosion and anti-abuse tax may significantly increase our tax liability”;

“BEPS” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — General Tax Risks — Our aggregate tax liability and effective tax rate could be adversely affected in the future by changes in the tax laws of the countries in which we operate, including as a result of ongoing efforts by the member countries of the OECD”;

“Bermuda Act” means the Companies Act 1981 of Bermuda, as amended;

“Bermuda Forum Provision” has the meaning ascribed thereto under Section 1 of the Circular, “Information with respect to Brookfield Reinsurance”;

“Bermuda-U.S. Treaty” has the meaning ascribed thereto under Section 14 of the Circular “Certain Material United States Federal Income Tax Considerations — Taxation of Our Non-U.S. Subsidiaries — Bermuda-U.S. Treaty Benefits”;

“Blackout Period” has the meaning ascribed thereto under “Risk Factors — Risks Relating to the Offer and the Class A-1 Exchangeable Shares — As a result of certain regulatory limitations in our bye-laws, certain holders of class A-1 exchangeable shares may be unable to convert their class A-1 exchangeable shares into class A exchangeable shares”;

“BN Partners” has the meaning ascribed thereto under Section 3 of the Circular, “Information with respect to Brookfield Corporation”;

“BN Partnership” has the meaning ascribed thereto under Section 3 of the Circular, “Information with respect to Brookfield Corporation”;

“BNRE Partnership” means BAM Re Partnership Trust;

“Book-Entry Confirmation” means the confirmation of a book-entry transfer of a Brookfield Shareholder’s Brookfield Class A Shares into the Depositary’s account at CDS;

“Brookfield” means Brookfield Corporation (formerly Brookfield Asset Management Inc.), its subsidiaries and controlled companies, including, unless the context otherwise requires, BAM, and any investment fund sponsored, managed or controlled by Brookfield Corporation or its subsidiaries, and does not, for greater certainty, include Brookfield Reinsurance or Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC and their respective subsidiaries;

“Brookfield Class A Shares” means the Class A limited voting shares of Brookfield Corporation;

“Brookfield Class B Shares” means the Class B limited voting shares of Brookfield Corporation;

“Brookfield Corporation’s AIF” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Corporation’s Annual Report” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Corporation Board of Directors” means the board of directors of Brookfield Corporation;

“Brookfield Corporation Interim Financial Statements” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Corporation Interim MD&A” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Corporation Meeting Circular” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Corporation Meeting Circular Excluded Sections” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Reinsurance”, the “company”, “we”, “our” or “us” means Brookfield Reinsurance Ltd., together with all of its subsidiaries;

“Brookfield Reinsurance’s Annual Report” means Brookfield Reinsurance’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, as amended (filed on SEDAR+ with the Canadian securities regulatory authorities in lieu of an annual information form and with the SEC on March 31, 2023). The financial statements and audit report included in Item 18 and the MD&A included in Item 5 of such Annual Report have been superseded by Brookfield Reinsurance’s (i) audited comparative consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, together with the reports of the independent registered public accounting firm thereon prepared in accordance with U.S. GAAP and (ii) management’s discussion and analysis of Brookfield Reinsurance’s financial position as of December 31, 2022 and 2021 and results of operations for each of the years ended December 31, 2022, 2021 and 2020 included in the Current Report on 6-K filed with the SEC on June 28, 2023;

“Brookfield Reinsurance Board of Directors” or our “board” means the board of directors of Brookfield Reinsurance;

“Brookfield Reinsurance Interim Financial Statements” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Reinsurance Interim MD&A” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Reinsurance Meeting” means the annual general and special meeting of shareholders of Brookfield Reinsurance held virtually on August 17, 2023;

“Brookfield Reinsurance Meeting Circular” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Reinsurance’s U.S. GAAP Financial Statements and MD&A” has the meaning ascribed thereto under Section 19 of the Circular, “Additional Information / Documents Incorporated by Reference”;

“Brookfield Shareholder” means a registered or beneficial holder of outstanding Brookfield Class A Shares, as the context requires;

“bye-laws” means the bye-laws of Brookfield Reinsurance, as amended;

“CDS” means CDS Clearing and Depository Services Inc.;

“CDSX” means the book entry system administrated by CDS;

“Chair” means the chairperson of the board;

“Circular” means the circular accompanying the Offer and forming part of the Offer;

“class A exchangeable shares” means class A exchangeable limited voting shares of Brookfield Reinsurance;

“class A-1 exchangeable shares” means class A-1 exchangeable non-voting shares of Brookfield Reinsurance;

“class B shares” means the class B limited voting shares in the capital of Brookfield Reinsurance;

“class C shares” means the class C non-voting shares in the capital of Brookfield Reinsurance;

“Code” or “U.S. Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Convention” means the Canada-United States Income Tax Convention (1980), as amended;

“Conversion Blackout Period” has the meaning ascribed thereto under Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Conversion Right of Holders of Class A-1 Exchangeable Shares”;

“Conversion Notice” has the meaning ascribed thereto under Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Conversion Right of Holders of Class A-1 Exchangeable Shares”;

“Conversion Right” has the meaning ascribed thereto under Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Conversion Right of Holders of Class A-1 Exchangeable Shares”;

“CRA” means the Canada Revenue Agency;

“Depositary” means TSX Trust Company;

“Disclosable Persons” has the meaning ascribed thereto under Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation”;

“DRS” means the Direct Registration System maintained by the transfer agent of Brookfield Corporation or Brookfield Reinsurance, as applicable;

“DSU allocation price” has the meaning ascribed thereto under Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation — Deferred Share Unit Plan”;

“DSUP” means the deferred share unit plan of Brookfield Corporation;

“DSUs” means deferred share units;

“DTC” means the Depository Trust Company;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov;

“Eligible Institution” means any of a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP);

“Escrow Company” has the meaning ascribed thereto under Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation — Restricted Stock and Escrowed Stock Plans”;

“Escrowed Shares” has the meaning ascribed thereto under Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation — Restricted Stock and Escrowed Stock Plans”;

“Escrowed Stock Plan” has the meaning ascribed thereto under Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation— Restricted Stock and Escrowed Stock Plans”;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder;

“exchangeable shares” means, collectively, the class A exchangeable shares and the class A-1 exchangeable shares;

“Expiration Time” means 5:00 p.m. (Eastern time) on ●, 2023, unless the offer is extended or withdrawn by the offeror;

“FATCA” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks — We may become subject to U.S. withholding tax under FATCA”;

“FHSA” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”;

“Holder” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations”;

“HSR Act” means Hart-Scott Rodino Antitrust Improvements Act of 1976;

“IFRS” has the meaning ascribed thereto under “Financial Information”;

“Investment Assets” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Offshore Investment Fund Property”;

“IRS” means the U.S. Internal Revenue Service;

“Letter of Transmittal” means the letter of transmittal on blue paper in the form accompanying the Offer;

“Listing Condition” has the meaning ascribed thereto under Section 8 of the Offer to Exchange, “Conditions to the Offer”;

“Merger Sub” has the meaning ascribed thereto under “Summary — Recent Developments”;

“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions;

“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions;

“Non-Resident Holder” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders not Resident in Canada”;

“Notice of Guaranteed Delivery” means the notice of guaranteed delivery on green paper in the form accompanying the Offer;

“NYSE” means the New York Stock Exchange;

“OBCA” means the Business Corporations Act (Ontario);

“OECD” means the Organisation for Economic Co-operation and Development;

“Offer” has the meaning ascribed thereto on the cover page;

“Offer to Exchange” means this Offer to Exchange dated August 18, 2023 (together with any amendments, supplements or variations thereto);

“OIFP Rules” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Offshore Investment Fund Property”;

“Other Securities” means options or any other rights to acquire the Brookfield Class A Shares;

“PFIC” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks — If our company is classified as a passive foreign investment company, U.S. persons who own exchangeable shares could be subject to adverse U.S. federal income tax consequences”;

“Preferred Shares” means the class A junior preferred shares in the capital of Brookfield Reinsurance;

“Proposed Amendments” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations”;

“QEF Election” means the election by a U.S. Holder to treat its interest in our company as a “qualified electing fund”;

“RDSP” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”;

“Registered Plans” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”;

“Regulatory Condition” has the meaning ascribed thereto under “Risk Factors — Risks Relating to the Offer and the Class A-1 Exchangeable Shares — As a result of certain regulatory limitations in our bye-laws, certain holders of class A-1 exchangeable shares may be unable to convert their class A-1 exchangeable shares into class A exchangeable shares”;

“Resident Holder” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Taxation of Holders Resident in Canada”;

“RESP” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”;

“Restricted Shares” has the meaning ascribed thereto under Section 8 of the Circular, “Interest of Directors and Executive Officers; Transactions and Arrangements Concerning Ownership of Securities of Brookfield Corporation — Restricted Stock and Escrowed Stock Plans”;

“Rights Agreement” means the Amended and Restated Rights Agreement dated as of March 21, 2023 between Brookfield Corporation, Brookfield Reinsurance and Wilmington Trust, National Association;

“RPII” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks — If any of our non-U.S. subsidiaries are determined to have related person insurance income, U.S. persons who own exchangeable shares may be subject to U.S. federal income taxation on their pro rata share of such income”;

“RPII CFC” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks — If any of our non-U.S. subsidiaries are determined to have related person insurance income, U.S. persons who own exchangeable shares may be subject to U.S. federal income taxation on their pro rata share of such income”;

“RRIF” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”;

“RRSP” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”;

“Schedule TO” has the meaning ascribed thereto on the cover page;

“SEC” means the U.S. Securities and Exchange Commission;

“SEDAR+” means the System for Electronic Document Analysis and Retrieval at www.sedarplus.ca;

“Share Issuance” has the meaning ascribed thereto on the cover page;

“Support Agreement” means the Amended and Restated Support Agreement dated March 21, 2023 between Brookfield Corporation and Brookfield Reinsurance;

“Tax Act” means the Income Tax Act (Canada);

“Tax Cuts and Jobs Act” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks — Our company or our non-U.S. subsidiaries may be subject to U.S. federal income taxation in an amount greater than expected, which could have a material adverse effect on our financial condition and operating results”;

“TFSA” has the meaning ascribed thereto under Section 15 of the Circular, “Certain Material Canadian Federal Income Tax Considerations — Eligibility for Investment”;

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the U.S. Internal Revenue Code;

“TSX” means the Toronto Stock Exchange;

“TSX Trust” means TSX Trust Company;

“U.S.” means United States;

“U.S. Federal Forum Provision” has the meaning ascribed thereto under Section 1 of the Circular, “Information with respect to Brookfield Reinsurance — Description of Our Share Capital — Class A Exchangeable Shares and Class A-1 Exchangeable Shares — Choice of Forum for Bermuda Act and U.S. Securities Act Claims”;

“U.S. GAAP” has the meaning ascribed thereto under “Financial Information”;

“U.S. Holder” has the meaning ascribed thereto under Section 14 of the Circular, “Certain Material United States Federal Income Tax Considerations”; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Item 20 of Form F-4.

Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”)

The Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Brookfield Reinsurance’s bye-laws provide that the directors, resident representative (if any), secretary and other officers acting in relation to any of the affairs of Brookfield Reinsurance or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of Brookfield Reinsurance or any subsidiary thereof and every one of them shall be indemnified and secured harmless out of the assets of Brookfield Reinsurance from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable to the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Brookfield Reinsurance shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Brookfield Reinsurance shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to Brookfield Reinsurance which may attach to any of the indemnified parties.

A policy of directors’ and officers’ liability insurance is maintained by Brookfield Reinsurance which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of Brookfield Reinsurance in their capacity as directors and officers and also reimburses Brookfield Reinsurance for payments made pursuant to the indemnity provided by Brookfield Reinsurance pursuant to the resolution or as required or permitted by law.

Brookfield Corporation (“Brookfield Corporation”)

Under the Business Corporations Act (Ontario) (the “OBCA”), Brookfield Corporation may indemnify a present or former director or officer or a person who acts or acted at Brookfield Corporation’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of Brookfield Corporation or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of Brookfield Corporation or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of Brookfield Corporation or such other entity to procure a judgment in its favor only with court approval. A director or officer of Brookfield Corporation is entitled to indemnification from Brookfield Corporation as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

In accordance with the OBCA, the board of directors of Brookfield Corporation approved a resolution dated August 1, 1997 providing for the following:

(i) Brookfield Corporation shall indemnify a director or officer of Brookfield Corporation, a former director or officer of Brookfield Corporation or a person who acts or acted at Brookfield Corporation’s request as a director or officer of a body corporate of which Brookfield Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield Corporation or such body corporate (except in respect of an action by or on behalf of Brookfield Corporation or such body corporate to procure a judgment in its favor), if,

a)	he or she acted honestly and in good faith with a view to the best interests of Brookfield Corporation, and

b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

(ii) Brookfield Corporation shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of Brookfield Corporation or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of Brookfield Corporation or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

(iii) notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by Brookfield Corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield Corporation or body corporate, if the person seeking indemnity,

a)	was substantially successful on the merits in his or her defense of the action or proceeding, and

b)	fulfills the conditions set out in paragraphs (i)(a) and (b) above.

Nothing in the by-laws or resolutions of Brookfield Corporation limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the resolution described above.

A policy of directors’ and officers’ liability insurance is maintained by Brookfield Corporation which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of Brookfield Corporation in their capacity as directors and officers and also reimburses Brookfield Corporation for payments made pursuant to the indemnity provided by Brookfield Corporation pursuant to the resolution or as required or permitted by law.

***

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Item 21

(a) Exhibits

See the Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the required information is otherwise set forth in the consolidated financial statements or related notes thereto.

(c) Reports, Opinions and Appraisals

None.

Item 22 UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(e) The registrants undertake that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrants hereby undertake to (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Exhibit Index

Exhibit Number	Description of Document

3.1	Certificate of Incorporation and Memorandum of Association of Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 3.1 to Brookfield Corporation’s and Brookfield Reinsurance Ltd.’s Form F-1 filed with the SEC on April 1, 2021

3.2	Second Amended and Restated Bye-laws (as amended) of Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 3.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on August 18, 2023

3.3	Certificate of Name Change of Brookfield Reinsurance Ltd., dated December 9, 2022, incorporated by reference to Exhibit 99.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on December 15, 2022

3.4	Amended and Restated Certificate of Designation of Class A Junior Preferred Shares, Series 1, of Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 99.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on November 1, 2022

3.5	Certificate of Designation of Class A Junior Preferred Shares, Series 2, of Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 99.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on December 15, 2022

3.6	By-laws of Brookfield Corporation, incorporated by reference to Brookfield Corporation’s Form F-4 filed with the SEC on May 9, 2019

3.7	Certificate and Articles of Arrangement, dated December 9, 2022, Certificate of Amendment by Arrangement, dated December 9, 2022, incorporated by reference to Exhibit 99.2 to Brookfield Corporation’s Form 6-K filed with the SEC on December 12, 2022

5.1	Opinion of Appleby (Bermuda) Limited with respect to certain matters of Bermuda law

5.2	Opinion of Torys LLP with respect to certain matters of Canadian Law

10.1	Amended and Restated Administration Agreement, dated August 5, 2022, by and between Brookfield Corporation and Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 99.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on August 11, 2022

10.2	Amended and Restated Support Agreement, dated March 21, 2023, by and among Brookfield Corporation and Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 4.5 to Brookfield Reinsurance Ltd.’s Form 20-F for the year ended December 31, 2022 filed with the SEC on March 31, 2023

10.3	Amended and Restated Rights Agreement, dated March 21, 2023, by and among Brookfield Corporation, Brookfield Reinsurance Ltd. and Wilmington Trust, National Association, incorporated by reference to Exhibit 4.1 to Brookfield Reinsurance Ltd.’s Form 20-F for the year ended December 31, 2022 filed with the SEC on March 31, 2023

10.4	Trademark Sublicence Agreement, dated June 28, 2021, by and between Brookfield Corporation and Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 99.4 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on June 29, 2021

10.5	Credit Agreement, effective as of June 28, 2021, by and among BAM Re Holdings Ltd., North End Re (Cayman) SPC, North End Re Ltd. and Brookfield Annuity Company, as Borrowers; BAM Re Holdings Ltd., as Guarantor; and Brookfield US Holdings Inc. and Brookfield International Holdings Inc., as Lenders, incorporated by reference to Exhibit 99.6 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on June 29, 2021

Exhibit Number	Description of Document

10.6	Equity Commitment Agreement, dated June 28, 2021, by and between Brookfield Corporation and Brookfield Reinsurance Ltd., incorporated by reference to Exhibit 99.3 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on June 29, 2021

10.7	Investment Agreement, dated October 17, 2020, by and among American Equity Investment Life Holding Company, Brookfield Corporation and Burgundy Acquisitions I Ltd., incorporated by reference to Exhibit 10.7 to Brookfield Reinsurance Ltd.’s Form F-1 filed with the SEC on April 1, 2021

10.8	Amendment to Investment Agreement, dated June 10, 2021, by and among Brookfield Corporation, Brookfield Reinsurance Ltd., North End Re (Cayman) SPC and American Equity Investment Life Holding Company, incorporated by reference to Exhibit 99.7 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on June 29, 2021

10.9	Assignment Agreement, Consent and Waiver in Anticipation of Regulatory Form A Filing, dated February 28, 2021, by and among Brookfield Corporation, Burgundy Acquisitions I Ltd., Brookfield Reinsurance Ltd., North End Re (Cayman) SPC and American Equity Investment Life Holding Company, incorporated by reference to Exhibit 10.8 to Brookfield Reinsurance Ltd.’s Form F-1 filed with the SEC on April 1, 2021

10.10	Agreement and Plan of Merger, dated February 8, 2023, by and among Brookfield Reinsurance Ltd., BNRE Bermuda Merger Sub Ltd. and Argo Group International Holdings Ltd., incorporated by reference to Exhibit 2.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on February 9, 2023

10.11	Agreement and Plan of Merger, dated July 4, 2023, by and among American Equity Investment Life Holding Company, Brookfield Reinsurance Ltd., Arches Merger Sub, Inc. and Brookfield Asset Management Ltd., incorporated by reference to Exhibit 2.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on July 5, 2023

23.1	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Torys LLP (included in the opinion filed as Exhibit 5.2 hereto)

23.3	Consent of Deloitte LLP, independent registered public accounting firm for Brookfield Corporation

23.4	Consent of Deloitte LLP, independent registered public accounting firm for Brookfield Reinsurance Ltd.

23.5	Consent of Deloitte & Touche LLP, independent registered public accounting firm for American National Group, Inc.

23.6	Consent of KPMG LLP, independent registered public accounting firm for Argo Group International Holdings, Ltd.

23.7	Consent of Ernst & Young LLP, independent registered public accounting firm for Argo Group International Holdings, Ltd.

23.8	Consent of KPMG LLP, independent registered public accounting firm for American Equity Investment Life Holding Company

23.9	Consent of Ernst & Young LLP, independent registered public accounting firm for American Equity Investment Life Holding Company

23.10	Consent of Deloitte LLP, independent auditor for the Acquired RE Portfolio

24.1	Powers of Attorney (included in the signature pages hereto)

99.1	Letter of Transmittal*

99.2	Notice of Guaranteed Delivery*

107	Filing Fee Table

*	To be filed by amendment.

The registrants hereby agree to furnish to the SEC at its request copies of long-term debt instruments defining the rights of holders of outstanding long-term debt that are not required to be filed herewith.

SIGNATURES OF BROOKFIELD REINSURANCE LTD.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda on August 18, 2023.

BROOKFIELD REINSURANCE LTD.

By:	/s/ Anna Knapman-Scott
Name:	Anna Knapman-Scott
Title:	Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Sachin Shah and Thomas Corbett his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sachin Shah Sachin Shah	Director and Chief Executive Officer (Principal Executive Officer)	August 18, 2023

/s/ Thomas Corbett Thomas Corbett	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2023

/s/ Barry Blattman Barry Blattman	Director	August 18, 2023

/s/ Dr. Soonyoung Chang Dr. Soonyoung Chang	Director	August 18, 2023

/s/ William Cox William Cox	Director	August 18, 2023

/s/ Gregory Morrison Gregory Morrison	Director	August 18, 2023

/s/ Lars Rodert Lars Rodert	Director	August 18, 2023

/s/ Anne Schaumburg Anne Schaumburg	Director	August 18, 2023

/s/ Jay Wintrob Jay Wintrob	Director	August 18, 2023

/s/ Michele Coleman Mayes Michele Coleman Mayes	Director	August 18, 2023

/s/ Lori Pearson Lori Pearson	Director and Chair of the Board of Directors	August 18, 2023

SIGNATURES OF BROOKFIELD CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on August 18, 2023.

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
Name: Swati Mandava
Title: Managing Director, Legal & Regulatory

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Bruce Flatt and Nicholas Goodman his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Flatt Bruce Flatt	Director and Chief Executive Officer (Principal Executive Officer)	August 18, 2023

/s/ Nicholas Goodman Nicholas Goodman	President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2023

/s/ M. Elyse Allan M. Elyse Allan	Director	August 18, 2023

/s/ Jeffrey M. Blidner Jeffrey M. Blidner	Director and Vice Chair	August 18, 2023

/s/ Angela F. Braly Angela F. Braly	Director	August 18, 2023

/s/ Jack L. Cockwell Jack L. Cockwell	Director	August 18, 2023

/s/ Janice Fukakusa Janice Fukakusa	Director	August 18, 2023

/s/ Diana L. Taylor Diana L. Taylor	Director	August 18, 2023

/s/ Maureen V. Kempston Darkes Maureen V. Kempston Darkes	Director	August 18, 2023

/s/ Brian D. Lawson Brian D. Lawson	Director and Vice Chair	August 18, 2023

/s/ Rafael Miranda Rafael Miranda	Director	August 18, 2023

/s/ Frank J. McKenna Frank J. McKenna	Chair of the Board of Directors	August 18, 2023

/s/ Howard S. Marks Howard S. Marks	Director	August 18, 2023

/s/ Lord Augustine Thomas O’Donnell Lord Augustine Thomas O’Donnell	Director	August 18, 2023

/s/ Hutham S. Olayan Hutham S. Olayan	Director	August 18, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned, solely in its capacity as the registrants’ duly authorized representative in the United States, on August 18, 2023.

BROOKFIELD ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary